Schedule 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Wachovia Preferred Funding Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Wachovia Preferred Funding Corp.

90 South 7th Street, Minneapolis, Minnesota 55402

April 11, 2011

Dear Stockholder:

On behalf of the board of directors, we are pleased to invite you to the Annual Meeting of Stockholders in Minneapolis, Minnesota, on May 10, 2011, at 1:00 PM, local time. The notice of meeting and proxy statement on the following pages contain information about the meeting.

In order to ensure your shares are voted at the meeting, please return the enclosed proxy card at your earliest convenience. Voting procedures are described on the proxy card. Every stockholder’s vote is important.

Sincerely yours,

Mark C. Oman

Chief Executive Officer

Wachovia Preferred Funding Corp.

90 South 7th Street, Minneapolis, Minnesota 55402

NOTICE OF ANNUAL MEETING

TO BE HELD ON MAY 10, 2011

April 11, 2011

The Annual Meeting of Stockholders will be held at the Westin Hotel Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, on May 10, 2011, at 1:00 PM, local time, to consider the following:

—

A Wachovia Preferred Funding Corp. proposal to elect the four nominees named in the attached proxy statement as directors, with terms expiring at the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

—	Such other business as may properly come before the meeting or any adjournments.

Only holders of record of Wachovia Preferred Funding Corp. common stock and voting preferred stock on April 1, 2011, are entitled to notice of and to vote at the meeting.

By order of the board of directors,

Mark C. Oman

Chief Executive Officer

Whether or not you plan to attend, please return the enclosed proxy card to ensure your shares are voted at the meeting. Your vote is important, whether you own a few shares or many.

PROXY STATEMENT

General Information

The enclosed proxy is solicited on behalf of the board of directors of Wachovia Preferred Funding Corp. in connection with our Annual Meeting of Stockholders to be held at the Westin Hotel Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, on May 10, 2011, at 1:00 PM, local time, and at any adjournment or postponement, referred to as the “meeting”. The proxy may be used whether or not you attend the meeting. If your securities are held in the name of a bank, broker or other nominee, referred to as “street name”, you will receive separate voting instructions with your proxy materials.

This proxy statement, the enclosed proxy card and Wachovia Preferred Funding Corp.’s 2010 Annual Report on Form 10-K were first mailed to our stockholders on or about April 11, 2011.

Your vote is very important. For this reason, the board of directors is requesting that you permit your stock to be represented at the meeting by the individuals named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

“Wachovia Funding”, “we”, “our” and “us” refer to Wachovia Preferred Funding Corp. “Wachovia Preferred Holding” refers to Wachovia Preferred Funding Holding Corp., the “Bank” refers to Wells Fargo Bank, National Association, “Wachovia” refers to Wachovia Corporation, and “Wells Fargo” refers to Wells Fargo & Company.

On December 31, 2008, Wells Fargo acquired Wachovia by a merger of Wachovia with and into Wells Fargo. With this acquisition, Wachovia Funding became an indirect subsidiary of Wells Fargo.

ABOUT THE MEETING

Who Can Vote?

You may vote at the meeting if you owned Wachovia Funding common stock or Series A, B or C preferred securities as of the close of business on April 1, 2011. The holders of our Series A, B and C preferred securities vote as a single class with the holders of our common stock. However, the voting power of these holders differs, as set forth below.

Common Stock: Each share of our common stock is entitled to one vote. At the close of business on April 1, 2011, 99,999,900 shares of Wachovia Funding common stock were outstanding and eligible to vote.

Series A Preferred Securities: Each Wachovia Funding Series A preferred security is entitled to 1/10th of one vote. At the close of business on April 1, 2011, 30,000,000 Series A preferred securities of Wachovia Funding were outstanding and eligible to vote.

Series B Preferred Securities: Each Series B preferred security of Wachovia Funding is entitled to 1/10th of one vote. At the close of business on April 1, 2011, 40,000,000 Series B preferred securities of Wachovia Funding were outstanding and eligible to vote.

1

Series C Preferred Securities: Each Series C preferred security of Wachovia Funding is entitled to 1/10th of one vote. At the close of business on April 1, 2011, 4,233,754 Series C preferred securities of Wachovia Funding were outstanding and eligible to vote.

Wachovia Preferred Holding holds almost all of our 99,999,900 shares of common stock, each of which is entitled to one vote, and all of our outstanding shares of Series B and Series C preferred securities. Wachovia Preferred Holding owns stock representing approximately 97% of the total votes entitled to notice of and to vote at the meeting. As a result, Wachovia Preferred Holding has the power to approve the proposal presented for consideration regardless of whether or how you, as a holder of Series A preferred securities, vote your shares.

The enclosed proxy card shows the number of votes that you are entitled to vote at the meeting. Your individual vote is confidential and will not be disclosed to persons other than those recording the vote or as may be required by applicable law.

How Do I Vote?

You have two voting options:

—	By mail by completing, signing, dating and returning the enclosed proxy card; or

—	By attending the meeting and voting your securities in person.

Even if you plan to attend the meeting, we encourage you to vote your securities by proxy. If you choose to attend the meeting, please bring proof of identification for entrance to the meeting.

If you hold your Wachovia Funding securities in street name, your voting procedure depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote Wachovia Funding securities that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your securities and present that proxy and proof of identification for entrance to the meeting.

Every vote is important! Please vote your securities promptly.

What Am I Voting On?

You will be voting on one proposal at the meeting, which is to elect four directors. The proposal has been submitted on behalf of our board of directors.

Can I Change My Vote?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this either by giving our Secretary written notice of your revocation, submitting a new signed proxy card with a later date or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy. If your securities are held in street name, you should contact your bank, broker or other nominee regarding the revocation of proxies or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your securities, you may change your vote by attending the meeting and voting in person.

2

How Many Votes Must Be Present To Hold The Meeting?

In order to conduct the meeting, a majority of Wachovia Funding’s outstanding shares of stock entitled to vote must be present in person or by proxy. This is called a quorum. The shares of our stock owned by Wachovia Preferred Holding will be represented at the meeting. Therefore, we will have a quorum at the meeting. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. New York Stock Exchange (“NYSE”) rules allow banks, brokers or other nominees to vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or nominee has not received instructions from the customer. A broker “non-vote” occurs when a bank, broker or other nominee has not received voting instructions from the customer and the bank, broker or nominee cannot vote the shares because the matter is not considered routine under NYSE rules.

How Will My Vote Be Counted?

If you provide specific voting instructions, your securities will be voted as instructed. If you hold securities in your name and sign and return a proxy card without giving specific voting instructions, your securities will be voted as recommended by our board of directors. If you hold your securities in your name and do not return valid proxy instructions or vote in person at the meeting, your securities will not be voted. If you hold your Wachovia Funding securities in the name of a bank, broker or other nominee, and you do not give that nominee instructions on how you want your securities to be voted, the nominee generally has the authority to vote your securities on certain “routine” matters as described above. The NYSE no longer considers the election of directors to be routine. Therefore, brokers holding securities for their customers will not have the ability to cast votes with respect to the election of directors unless they have received instructions from their customers. It is important that you provide instructions to your broker if your securities are held by a broker so that your vote with respect to the election of directors is counted.

What Vote Is Needed?

Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the largest number of votes present in person or represented by proxy are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is four. Securities not voted, including broker non-votes, will have no impact on the election of directors. Unless you abstain from voting your securities or a properly executed proxy card is marked “WITHHOLD AUTHORITY” as to any or all nominees, the proxy given will be voted “FOR” each of the nominees for director.

Because Wachovia Preferred Holding intends to vote the shares of our common stock and Series B and Series C preferred securities that it owns, which together represents approximately 97% of the votes entitled to be cast at the meeting, in favor of the director nominees, the proposal to elect the director nominees is expected to pass.

3

How Does The Board Recommend I Vote?

Our board of directors recommends that you vote “FOR” each of our nominees to the board of directors.

Proxies that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our board of directors’ recommendations.

When Will The Voting Results Be Announced?

The preliminary voting results will be announced at the meeting. Pursuant to regulations of the Securities and Exchange Commission (“SEC”), we will publish the final voting results in a Current Report on Form 8-K within four business days of the date of the annual meeting.

Who Pays The Cost of This Proxy Solicitation?

We will pay the costs of the solicitation. We have hired Phoenix Advisory Partners, LLC as proxy solicitors to assist in the proxy solicitation and tabulation. Their base fee is $2,500, plus expenses and an additional fee per proxy tabulated. We may also, upon request, reimburse brokerage firms and other persons representing beneficial owners of securities for their expenses in forwarding voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to our soliciting proxies by mail, our board members, and officers may solicit proxies on our behalf, without additional compensation.

How Will Proxy Materials Be Delivered?

To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address unless we received contrary instructions from any stockholder at that address. If you share an address with another stockholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: Wachovia Preferred Funding Corp. c/o Wells Fargo & Company, MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Secretary, telephone number 1-866-697-9377.

How Can I Obtain Electronic Copies of Proxy Materials?

You can also access Wachovia Funding’s proxy statement and 2010 Annual Report on Form 10-K, which includes our annual report to stockholders, via the Internet at www.wellsfargo.com (About Us>Investor Relations>More>SEC and Other Regulatory Filings>Other Regulatory Filings>Wachovia Preferred Funding Corp. Filings).

A copy of our 2010 Annual Report on Form 10-K is attached to this proxy statement as Exhibit A. Please refer to our 2010 Form 10-K for important information about our financial performance in 2010. Copies of the exhibits filed with our Annual Report on Form 10-K will be provided upon written request to Wachovia Preferred Funding Corp. c/o Wells Fargo & Company, MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Secretary, telephone number 1-866-697-9377.

4

PROPOSAL 1. ELECTION OF DIRECTORS

General Information and Nominees

Our board of directors is not divided into classes. At each annual meeting of stockholders, you elect all the members of our board for a one-year term to expire at the next annual meeting and until their successors are duly elected and qualified. Our directors determine the number of directors but it cannot be less than one. The number of directors is currently fixed at four.

James E. Alward, Howard T. Hoover, Charles F. Jones, and Mark C. Oman are being nominated to serve as directors with terms expiring at the 2012 annual meeting of stockholders, or until their successors are duly elected and qualified.

Directors are elected by a plurality of votes present in person or represented by proxy at the meeting. Securities cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the board and the election of any substitute nominee. In addition, the board may reduce the number of directors to be elected at the meeting.

Proxies, unless indicated to the contrary, will be voted “FOR” the election of the four nominees named below as directors of Wachovia Funding with terms expiring at the 2012 annual meeting of stockholders, or until their successors are duly elected and qualified.

All of the nominees are currently directors. Listed below are the names of the four nominees to serve as directors, together with: their ages; their principal occupations during the past five years; the names, if any, of publicly-held companies (other than Wachovia Funding) where they currently serve as a director or served as a director during the past five years; the year during which they were first elected a director of Wachovia Funding; and additional information about the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of Wachovia Funding.

Nominees for Election at the 2011 Annual Meeting

JAMES E. ALWARD (67). Retired since June 1998. Previously, Vice President of Taxes, CVS Corporation, a national retail drug store chain. A director since 2002.

Mr. Alward has substantial experience as a certified public accountant and as the former head of the tax department of a significant U.S. corporation. His experience in tax matters provides the Wachovia Funding board with insight in U.S. federal and state taxation matters, which is of great importance to Wachovia Funding in its status as a Real Estate Investment Trust for federal income tax purposes.

HOWARD T. HOOVER (66). Retired since June 2007. Previously, senior partner with Deloitte & Touche LLP, an international public accounting firm. A director since 2009.

As a certified public accountant with over 30 years experience with Deloitte & Touche LLP, Mr. Hoover developed expertise working with financial institutions. His significant experience in public accounting provides the Wachovia Funding board with a broad

5

understanding of financial institutions, public accounting, internal controls, audit committee performance, and governance matters.

CHARLES F. JONES (56). Chief Executive Officer, Tricore Chemical, Inc., Atlanta, Georgia, a chemical reseller and distributor. A director since 2002.

Mr. Jones has substantial experience in a number of businesses and a broad understanding of financial matters. His business experience in the eastern and southeastern United States, where a significant proportion of Wachovia Funding’s assets are located, provides the Wachovia Funding board with a deeper understanding of the economies in which the Wachovia Funding loan performance is often dependent. As a business owner, Mr. Jones also has a broad understanding of financial and accounting matters.

MARK C. OMAN (56). Senior Executive Vice President and Head of the Home and Consumer Finance Group of Wells Fargo since August 2005. Previously, Group Executive Vice President (Home and Consumer Finance) from September 2002 to August 2005. Also, Chief Executive Officer and President of Wachovia Funding, since February 2009. A director since 2009.

As head of the Wells Fargo Home and Consumer Finance Group, Mr. Oman is responsible for, among other things, Wells Fargo’s mortgage activities, including being the largest originator of home mortgages and the second largest mortgage servicer in the United States. Mr. Oman brings significant financial institution, mortgage lending, accounting, and national real estate expertise to the Wachovia Funding board.

Attendance and Committees of the Board

Board Structure and Related Matters. Wachovia Funding became a company with publicly-traded securities in December 2002. The Wachovia Funding board held one meeting in person in 2010, and all other board action was taken by unanimous written consent as permitted by Delaware law and our bylaws.

Wachovia Funding does not have a chairman of the board of directors. As indicated above, most action taken by the Wachovia Funding board is by unanimous written consent and the position of chairman of the board is not necessary. Because Wachovia Funding is controlled by Wells Fargo affiliates and because substantially all of Wachovia Funding’s assets are passive investments in loan participations, the board’s leadership structure is not believed to be as important to the effective functioning of the board as the independence and authority of the Audit & Compliance Committee (the “Audit Committee”), which is comprised solely of directors independent of Wachovia Funding.

As required in Wachovia Funding’s certificate of incorporation, as long as Wachovia Funding Series A preferred securities are outstanding, certain actions are required to be approved by a majority of our independent directors. These actions include, but are not limited to, the following items that are important to the oversight of risk of Wachovia Funding:

—	Termination, amendment or modification of the participation and servicing agreements with WFBNA, or subcontracting duties under these agreements to third parties unaffiliated with WFBNA;

6

—	Changes in policies limiting authorized investments in a manner inconsistent with qualifying for an exemption under the Investment Company Act of 1940; and

—	Determination to revoke Wachovia Funding’s REIT status.

In addition, the Audit Committee’s charter provides that, with respect to the oversight of Wachovia Funding’s financial reporting principles, policies and process, the Audit Committee is responsible for discussing and receiving information about Wachovia Funding’s policies and guidelines for assessing and managing Wachovia Funding’s exposure to any significant risks, including steps taken by management to monitor, minimize or control Wachovia Funding’s exposure to risks, including major financial risk.

We do not have standing nominating and compensation committees of the board of directors. Because Wachovia Funding is controlled by Wells Fargo affiliates, the Wachovia Funding board of directors does not have a formal process addressing the nomination of directors. Further, there is currently not a set process, policy or list of specific criteria or minimum requirements, including regarding diversity, for identifying and evaluating director nominees, or for considering director candidates recommended by holders of voting securities. Generally, director nominees who are non-employees of Wells Fargo are considered by Wells Fargo senior management for their expertise and suitability for serving on the board and Audit Committee of Wachovia Funding and asked to supply information to confirm their independence from Wachovia Funding. If independent and deemed to add meaningful expertise and leadership to the Wachovia Funding board and Audit Committee, such candidates will be presented to the full Wachovia Funding board for consideration and election.

Communications with Directors. Any stockholder or other interested party who desires to contact one or more of Wachovia Funding’s non-management directors on any matters, including any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may send a letter to the following address:

Board of Directors

c/o Corporate Secretary

Wachovia Preferred Funding Corp.

301 South College Street

Charlotte, North Carolina 28288-0630

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable.

Annual Meeting Policy. Wachovia Funding does not have a policy with regard to the attendance of directors at its annual meeting of stockholders. In 2010, all members of the board of directors attended the annual meeting of stockholders.

Code of Ethics. Wachovia Funding does not have a separate policy with respect to a code of ethics and business conduct. However, Wells Fargo maintains a Code of Ethics and Business conduct for team members (including executive officers, which include Wachovia Funding’s executive officers), and a Director Code of Ethics (which includes affiliates of Wells Fargo such as Wachovia Funding). These codes of ethics are available at www.wellsfargo.com (select About Us>Corporate Governance). This information is also available in print to any stockholder upon

7

written request to the Office of the Secretary, Wells Fargo & Company, MAC N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479.

Audit Committee. The Audit Committee held four meetings in 2010. The Audit Committee’s principal responsibilities are to assist the board of directors in its oversight of internal controls, the financial statements and the audit process. To that end, the Audit Committee:

—	retains and terminates our independent certified public accountants;

—	reviews reports prepared by management and the independent certified public accountants on systems of internal control and the audit and compliance process; and

—	reviews the financial statements, which are prepared by management and audited by the independent certified public accountants.

Messrs. Alward, Hoover and Jones are the current members of the Audit Committee. The board, in its business judgment, has determined that all of the members of the Audit Committee are “independent”, in accordance with the NYSE’s listing standards applicable to Wachovia Funding and SEC regulations set forth in Rule 10A-3 of the Securities Exchange Act of 1934 (the “1934 Act”). See also “Director Independence”. The board, in its business judgment, has determined that Messrs. Alward and Hoover are each an “audit committee financial expert” as that term is defined by SEC regulations.

The Audit Committee and the board adopted the Audit Committee’s written charter. The charter, among other things, provides that the Audit Committee is responsible for the appointment, evaluation and, if appropriate, removal of the independent auditors and for pre-approving all audit and permitted non-audit services, including the fees for such services.

Audit Committee Report

As detailed in its charter, the role of the Audit Committee is to assist the board in fulfilling its oversight responsibilities regarding the following:

—	the integrity of Wachovia Funding’s financial statements, including matters relating to its internal controls;

—	the qualification and independence of Wachovia Funding’s independent auditors;

—	the performance of Wachovia Funding’s internal auditors and the independent auditors; and

—	Wachovia Funding’s compliance with legal and regulatory requirements.

Management has primary responsibility for Wachovia Funding’s financial statements and the overall reporting process and, with the assistance of internal auditors, for maintaining adequate internal control over financial reporting for Wachovia Funding and assessing the effectiveness of its internal control over financial reporting. The independent auditors are responsible for performing an independent audit of Wachovia Funding’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). This audit serves as a basis for the auditors’ opinion included in the

8

Annual Report on Form 10-K addressing whether the financial statements fairly present Wachovia Funding’s financial position, results of operations, and cash flows as of December 31, 2010 in conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed Wachovia Funding’s 2010 audited financial statements with management. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including matters relating to the conduct of the audit of the financial statements. KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG that firm’s independence from Wachovia Funding. Based on this review and these discussions, the Audit Committee recommended to the Wachovia Funding board of directors that the audited financial statements be included in Wachovia Funding’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Howard T. Hoover, Chairman

James E. Alward

Charles F. Jones

Independent Registered Public Accounting Firm

KPMG LLP were our auditors for the year ended December 31, 2010, and are our auditors for the current year. Representatives of KPMG are expected to be present at the meeting, respond to appropriate questions and, if the representative desires, make a statement.

Auditors Fees. Set forth below is information relating to the aggregate KPMG fees for professional services rendered to Wachovia Funding for the fiscal years ended December 31, 2010 and 2009.

	2010	2009

Audit Fees (1)	$313,000	$305,000
Audit-Related	—	—
Tax Fees (2)	—	—
All Other Fees	—	—

Total Fees	$313,000	$305,000

(1)	Aggregate fees for professional services rendered for the audit of Wachovia Funding’s annual financial statements and for services normally provided in connection with statutory or regulatory filings or engagements.
(2)	Includes fees for professional services for tax compliance.

9

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee pre-approves all audit, audit-related and non-audit services provided to us by our independent auditors, KPMG, prior to the engagement of KPMG with respect to those services. Generally, prior to or at the beginning of each year, Wachovia Funding management submits to the Audit Committee detailed information regarding the specific audit, audit-related and permissible non-audit services that it recommends the Audit Committee engage the independent auditors to provide Wachovia Funding for the fiscal year. Management discusses the services with the Audit Committee, including the rationale for using the independent auditors for non-audit services, including tax services, and whether the provision of those non-audit services by KPMG is compatible with maintaining the auditors’ independence. Thereafter, any additional audit, audit-related or non-audit services that arise and that were not submitted to the Audit Committee for pre-approval at the beginning of the year are also similarly submitted to the Audit Committee for pre-approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. All such pre-approvals are then reported to the entire Audit Committee at its next meeting.

Director Independence

As a “controlled company” (as defined by NYSE rules because Wells Fargo affiliates control over 50% of the voting power for the election of directors) and because only Wachovia Funding Series A preferred securities are listed on the NYSE, Wachovia Funding is not required to comply with certain NYSE corporate governance standards under SEC regulations and NYSE rules. Under the NYSE rules applicable to Wachovia Funding, Wachovia Funding is required to have an audit committee that satisfies the requirements of Rule 10A-3 under the 1934 Act. Rule 10A-3 of the 1934 Act requires that each member of the audit committee must be “independent”, which is defined to mean that the director may not (other than in their capacity as a member of the board or any committee) (A) accept any consulting, advisory or other compensatory fee from the issuer other than certain fixed compensation under a retirement or deferred compensation plan for prior service with the issuer, or (B) be an “affiliated person” of the issuer. An affiliated person of Wachovia Funding means a person that directly or indirectly controls, is controlled by or is under common control with Wachovia Funding, which generally means an executive officer or a beneficial owner of more than 10% of any class of voting securities of Wachovia Funding. Wachovia Funding’s board has determined that each of the members of the Audit Committee, Messrs. Alward, Hoover and Jones, satisfies the definition of being independent from Wachovia Funding in 1934 Act Rule 10A-3.

Wachovia Funding’s certificate of incorporation requires that, so long as any Series A preferred securities are outstanding, certain actions by us must be approved by a majority of our directors satisfying the definition of being “independent” as set forth in the corporate governance standards of the NYSE, as amended from time to time. As stated above, such NYSE corporate governance standards applicable to Wachovia Funding define independence using 1934 Act Rule 10A-3 instead of using the NYSE’s corporate governance standards applicable to other listed companies.

10

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares and percentage of ownership beneficially owned in our Series A preferred securities by our directors and executive officers as of April 1, 2011, the record date for the annual meeting. None of the directors or executive officers own any shares of any other class of our equity securities.

Name	Number of Shares of Class A Preferred Securities Owned	Percentage of Class

James E. Alward	20,000	0.067%
Howard T. Hoover	—	—
Charles F. Jones	—	—
Mark C. Oman	—	—
Timothy F. Sloan	—	—
Directors and executive officers as a group	20,000	0.067

We do not have any equity compensation plans.

We have 99,999,900 shares of common stock issued and outstanding. The following table sets forth the number of shares and percentage of ownership beneficially owned by all persons known by us to own more than 5% of the shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Wachovia Preferred Funding Holding Corp. 1620 East Roseville Parkway Roseville, California 95661	99,851,752	99.85%

In addition to the foregoing, Wachovia Preferred Holding owns:

—	40,000,000 (or 100%) of our outstanding Series B preferred securities;

—	4,233,754 (or 100%) of our outstanding Series C preferred securities; and

—	805 (or approximately 88%) of our outstanding Series D preferred securities.

Wells Fargo directly owns 148,148 shares (or 0.15%) of our common stock. As a result, Wells Fargo and its affiliated entities have the power to cast approximately 97% of the total votes which can be cast by the holders of our voting securities on matters on which holders of all our equity securities vote together as a single class.

Director Compensation

For services rendered as Wachovia Funding directors, directors who are not employees of Wachovia Funding or Wells Fargo are paid an annual cash retainer of $65,000. In addition, directors are reimbursed for travel and lodging costs to attend meetings of directors.

11

Wachovia Funding does not have a compensation committee of the board because Wachovia Funding does not compensate its officers. The Wachovia Funding board has the authority to set reasonable and appropriate compensation for the directors who are not employees of Wachovia Funding or Wells Fargo. Compensation for non-employee directors was last reviewed in 2005.

Director Compensation Table

The following table sets forth with respect to each person who served as a director of Wachovia Funding in 2010: (i) their name (column (a)); (ii) the aggregate dollar amount of all fees earned or paid in cash for services as a director (column (b)); and (iii) the dollar value of total compensation for the covered fiscal year (column (c)).

2010 DIRECTORS COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Total Compensation in 2010 ($)

(a)	(b)	(c)
James E. Alward	65,000	65,000
Howard T. Hoover	65,000	65,000
Charles F. Jones	65,000	65,000
Mark C. Oman	0	0

Compensation Committee Interlocks and Insider Participation

Wachovia Funding does not have a compensation committee. None of the executive officers or employees of Wachovia Funding is compensated by Wachovia Funding.

Board of Directors Report on Compensation Discussion and Analysis

As described herein, since none of our executive officers or employees is compensated by Wachovia Funding, we do not have a compensation committee of the board of directors. As such, the board of directors of Wachovia Funding has reviewed and discussed the Compensation Discussion and Analysis (as set forth below) with management. Based on such review and discussions, the board of directors recommended that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Wachovia Funding’s Annual Report on Form 10-K for the year ended December 31, 2010.

The Board of Directors

Wachovia Preferred Funding Corp.

James E. Alward

Howard T. Hoover

Charles F. Jones

Mark C. Oman

12

Executive Compensation

Compensation Discussion and Analysis

None of our executive officers receives any compensation from Wachovia Funding. We have no current plans to directly compensate our executive officers.

Executive Compensation

Wachovia Funding does not pay or award any compensation in any form to its executive officers. In 2010, Wachovia Funding’s executive officers, Howard I. Atkins and Mark C. Oman, were employed and compensated by Wells Fargo. Information about the 2010 compensation of Messrs. Atkins and Oman paid by Wells Fargo may be found in Wells Fargo’s 2011 proxy statement filed with the SEC on March 21, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the directors and executive officers covered by that Section and beneficial owners of more than 10% of our Series A preferred securities to file reports with the SEC and the NYSE relating to their Wachovia Funding equity securities ownership and any changes in that ownership. None of our directors or executive officers owns any of our common equity securities.

To our knowledge, based solely on a review of copies of the reports that we received and written representations from the individuals required to file the reports, during the year ended December 31, 2010, all Section 16(a) reports applicable to directors and executive officers were filed on a timely basis.

OTHER STOCKHOLDER MATTERS

Management is not aware of any other matters to be voted on at the meeting. If any other matters are presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as proxies to vote the securities represented by proxy, as to those matters.

Stockholder proposals intended to be included in our proxy statement and voted on at the 2012 Annual Meeting of Stockholders must be received at 301 South College Street, 30 th Floor, Charlotte, North Carolina 28288, Attention: Corporate Secretary, Wachovia Preferred Funding Corp., on or before December 11, 2011. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to Wachovia Funding’s bylaws, in order for any business not included in the proxy statement for the 2012 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to Wachovia Funding’s Secretary. We currently anticipate that the 2012 annual meeting will be held on May 8, 2012, and to be timely, the notice must not be received any earlier than February 10, 2012 (90 days prior to May 10, 2012, the first anniversary of this year’s annual meeting date), nor any later than March 11, 2012 (60 days prior to May 10, 2012). If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days from May 8, 2012, the notice must be received no earlier than the 90th day prior to the 2012

13

annual meeting and not later than either the 60th day prior to the 2012 annual meeting or the tenth day after public disclosure of the actual meeting date, whichever is later. The notice must contain the information required by our bylaws. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time-frames described above. The chairman of the meeting may exclude matters that are not properly presented in accordance with these requirements.

MISCELLANEOUS

The information referred to under the captions “Audit Committee Report” (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Wachovia Funding under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

April 11, 2011

14

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”)

For the Fiscal year ended December 31, 2010

Commission file number 1-31557

Wachovia Preferred Funding Corp.

(Exact name of registrant as specified in its charter)

Delaware	56-1986430
(State of incorporation)	(I.R.S. Employer Identification No.)

90 South 7th Street, 13th Floor

Minneapolis, Minnesota 55402

(Address of principal executive offices)

(Zip Code)

(855) 825-1437

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

TITLE OF EACH CLASS	NAME OF EXCHANGE ON WHICH REGISTERED
7.25% Non-cumulative Exchangeable Perpetual Series A Preferred Securities	New York Stock Exchange, Inc. (the “NYSE”)

Securities registered pursuant to Section 12(g) of the Exchange Act:

TITLE OF EACH CLASS

None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐  No    ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐  No    ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☑  No    ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐  No    ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company.)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (defined in Rule 12b-2 of the Exchange Act).  Yes  ☐  No  ☑

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold as of the last business day of the registrant’s completed second fiscal quarter: None (as of June 30, 2010, none of Wachovia Preferred Funding Corp.’s voting or nonvoting common equity was held by non-affiliates).

As of February 28, 2011, there were 99,999,900 shares of the registrant’s common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE IN FORM 10-K
Incorporated Documents	Where Incorporated in Form 10-K

Certain portions of Wachovia Preferred Funding Corp.’s Proxy Statement for the Annual Meeting of Stockholders to be held May 10, 2011.	Part III-Items 10, 11, 12, 13 and 14.

Item 15.1 of Wells Fargo & Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (excluding the list of exhibits incorporated therein by reference).

FORM 10-K

CROSS-REFERENCE INDEX

Part I

Item 1.	Business.

General

Wachovia Preferred Funding Corp. (Wachovia Funding) is a Delaware corporation, formed in July 2002, and the survivor of a merger with First Union Real Estate Asset Company of Connecticut, which was formed in 1996. As of December 31, 2010, Wachovia Funding is a direct subsidiary of Wachovia Preferred Funding Holding Corp. (Wachovia Preferred Holding) and an indirect subsidiary of both Wells Fargo & Company, a Delaware corporation (Wells Fargo) and Wells Fargo Bank, National Association (the Bank). Wachovia Preferred Holding owns 99.85% of our common stock and Wells Fargo owns the remaining 0.15%. The Bank owns 99.95% of the common stock of Wachovia Preferred Holding and Wells Fargo owns the remaining 0.05%. Wachovia Preferred Holding owns 88.17% of our Series D preferred securities, while the remaining 11.83% is owned by 108 employees of Wells Fargo or its affiliates.

On December 31, 2008, Wells Fargo acquired Wachovia Corporation, a North Carolina corporation (Wachovia) by a merger of Wachovia with and into Wells Fargo. As a result of this acquisition, each outstanding share of Wachovia common stock was converted into 0.1991 shares of Wells Fargo common stock and each share of Wachovia preferred stock outstanding or reserved for issuance was converted into a share of Wells Fargo preferred stock with substantially identical terms. The acquisition did not directly affect the outstanding shares of capital stock of Wachovia Funding. However, the Wachovia Funding Series A preferred securities are now conditionally exchangeable for shares of Wells Fargo preferred stock instead of Wachovia preferred stock. Following the acquisition, all subsidiaries of Wachovia became subsidiaries of Wells Fargo. On March 20, 2010, Wachovia Bank, National Association merged with and into the Bank, with the Bank as the surviving entity.

One of our subsidiaries, Wachovia Real Estate Investment Corp. (WREIC), was formed as a Delaware corporation in 1996 and has operated as a real estate investment trust (a REIT) since its formation. Of the 645 shares of WREIC common stock outstanding, we own 644 shares or 99.84% and the remaining one share is owned by Wells Fargo. Of the 667 shares of WREIC preferred stock outstanding, we own 533.3 shares or 79.96%, 127 shares or 19.04% are owned by employees of Wells Fargo or its affiliates and 6.7 shares or 1.00% are owned by Wells Fargo.

Our other subsidiary, Wachovia Preferred Realty, LLC (WPR), was formed as a Delaware limited liability company in October 2002. Under the REIT Modernization Act, which became effective on January 1, 2001, a REIT is permitted to own “taxable REIT subsidiaries” which are subject to taxation similar to corporations that do not qualify as REITs or for other special tax rules. We own 98.20% of the outstanding membership interests in WPR and the remaining 1.80% is owned by the Bank. Our majority ownership of WPR provides us with additional flexibility by allowing us to hold assets that earn non-qualifying REIT income while maintaining our REIT status.

Our legal and organizational structure as of December 31, 2010 is:

Our principal business objective is to acquire, hold and manage domestic mortgage assets, and other authorized investments that will generate net income for distribution to our shareholders.

Although we have the authority to acquire interests in an unlimited number of mortgage and other assets from unaffiliated third parties, as of December 31, 2010, substantially all of our interests in mortgage and other assets that we have acquired have been acquired from the Bank or an affiliate pursuant to loan participation agreements between the Bank or its affiliate and us. The Bank either originated the mortgage assets, purchased them from other financial institutions or acquired them as part of the acquisition of other financial institutions. We may also acquire from time to time mortgage-backed securities and a limited amount of additional non-mortgage related securities from the Bank and its affiliates. We may also acquire from time to time mortgage assets or other assets from unaffiliated third parties.

The loans in our portfolio are serviced by the Bank pursuant to the terms of participation and servicing agreements between the Bank and us. The Bank has delegated servicing responsibility for certain of the residential mortgage loans to third parties, which are not affiliated with the Bank or us.

General Description of Mortgage Assets and Other Authorized Investments; Investment Policy

The Internal Revenue Code of 1986, as amended, (the Code) requires us to invest at least 75% of the total value of our assets in real estate assets, which includes residential mortgage loans and commercial mortgage loans, including participation interests in residential or commercial mortgage loans, mortgage-backed securities eligible to be held by REITs, cash, cash equivalents, including receivables and government securities, and other real estate assets. We refer to these types of assets as “REIT Qualified Assets.” The Code permits us to invest up to 25% of the value of a REIT’s total assets in non-real-estate-related securities as defined in the Investment Company Act of 1940, as amended (the Investment Company Act). However, we have established a policy of limiting authorized investments that are not Qualifying Interests (as defined herein) to no more than 20% of the value of our total assets to comply with the Investment Company Act. Under the Investment Company Act, the term “security” is defined broadly to include, among other things, any note, stock, treasury stock, debenture, evidence of indebtedness, or certificate of interest or participation in any profit sharing agreement or a group or index of securities. The Code also requires that not more than 20% of the value of a REIT’s assets constitute securities issued by taxable REIT subsidiaries and that the value of any one issuer’s securities, other than those securities included in the 75% test, may not exceed 5% of the value of the total assets of the REIT. In addition, under the Code, the REIT may not own more than 10% of the voting securities or more than 10% of the value of the outstanding securities of any one issuer, other than those securities included in the 75% test, the securities of wholly-owned qualified REIT subsidiaries or taxable REIT subsidiaries. Generally, the Code designation for REIT Qualified Assets is less stringent than the Investment Company Act designation for Qualifying Interests, due to the ability under the Code to treat cash and cash equivalents as REIT Qualified Assets and a lower required ratio of REIT Qualified

Assets to total assets. For the tax year ended December 31, 2010, we expect to be taxed as a REIT, and we intend to comply with the relevant provisions of the Code to be taxed as a REIT.

REITs generally are subject to tax at the maximum corporate rate on income from foreclosure property less deductible expenses directly connected with the production of that income. Income from foreclosure property includes gain from the sale of foreclosure property and income from operating foreclosure property, but income that would be qualifying income for purposes of the 75% gross income test is not treated as income from foreclosure property. Qualifying income for purposes of the 75% gross income test includes, generally, rental income and gain from the sale of property not held as inventory or for sale in the ordinary course of a trade or business. In accordance with the terms of the commercial and industrial, commercial real estate and residential mortgage participation and servicing agreements, we maintain the authority to decide whether to foreclose on collateral that secures a loan. In the event we determine a foreclosure proceeding is appropriate, we may direct the Bank to prosecute the foreclosure on our behalf. Upon sale or other disposition of foreclosure property, the Bank will remit to us the proceeds less the cost of holding and selling the foreclosure property.

Commercial and Industrial and Commercial Real Estate Loans

We own participation interests in commercial and industrial loans secured by non-real property such as industrial equipment, furniture and fixtures, and inventory. Participation interests acquired in commercial real estate loans are secured by real property such as office buildings, multi-family properties of five units or more, industrial, warehouse and self-storage properties, office and industrial condominiums, retail space, strip shopping centers, mixed use commercial properties, mobile home parks, nursing homes, hotels and motels, churches and farms. In addition, some of our commercial and industrial loans are unsecured. Such unsecured loans are more likely than loans secured by real estate or personal property collateral to result in a loss upon default. Commercial and industrial and commercial real estate loans also may not be fully amortizing. This means that the loans may have a significant principal balance or “balloon” payment due on maturity. Additionally, there is no requirement regarding the percentage of any commercial and industrial or commercial real estate property that must be leased at the time we acquire a participation interest in a commercial and industrial or commercial real estate loan secured by such property nor are commercial and industrial loans required to have third party guarantees.

Commercial properties, particularly industrial and warehouse properties, generally are subject to relatively greater environmental risks than non-commercial properties. This gives rise to increased costs of compliance with environmental laws and regulations. We may be affected by environmental liabilities related to the underlying real property, which could exceed the value of the real property. Although the Bank has exercised and will continue to exercise due diligence to discover potential environmental liabilities prior to our acquisition of any participation in loans secured by such property, hazardous substances or wastes, contaminants, pollutants, or their sources may be discovered on properties during our ownership of the participation interests. To the extent that we acquire any participation in loans secured by such real property directly from unaffiliated third parties, we intend to exercise due diligence to discover any such potential environmental liabilities prior to our acquisition of such participation. Nevertheless there can be no assurance that we would not incur full recourse liability for the entire cost of any removal and clean up on a property, that the cost of removal and cleanup would not exceed the value of the property or that we could recoup any of the costs from any third party.

In general, our commercial and commercial real estate loans are subjected to individual grading assessment of borrower and collateral quality. We evaluate credit quality using these ratings and have provided a breakdown of pass and criticized credit quality metrics in the Notes to the Financial Statements in this Report, which we believe reflects the underlying risk of both the borrower and collateral quality. Foreclosures of defaulted commercial and industrial or commercial real estate loans generally are subject to a number of complicating factors, including environmental considerations, which are not generally present in foreclosures of residential mortgage loans.

Home Equity Loans

We own participation interests in home equity loans secured by a first or junior lien mortgage which primarily is on the borrower’s residence. These loans typically are made for reasons such as home improvements, acquisition of furniture and fixtures, purchases of automobiles and debt consolidation. Generally, junior liens are repaid on an installment basis and income is accrued based on the outstanding balance of the loan. First liens are repaid on an amortizing basis. Loans currently underlying the home equity loan participations bear interest at fixed and variable rates.

Residential Mortgage Loans

We have acquired both conforming and non-conforming residential mortgage loans from the Bank. Conforming residential mortgage loans comply with the requirements for inclusion in a loan guarantee or purchase program sponsored by either the Federal Home Loan Mortgage Corporation (FHLMC) or the Federal National Mortgage Association (FNMA). Non-conforming residential mortgage loans are residential mortgage loans that do not qualify in one or more respects for purchase by FHLMC or FNMA under their standard programs. A majority of the non-conforming residential mortgage loans acquired by us to date are non-conforming because they have original principal balances which exceeded the requirements for FHLMC or FNMA programs, the original terms are shorter than the minimum requirements for FHLMC or FNMA programs at the time of origination, the original balances are less than the minimum requirements for FHLMC or FNMA programs, or generally because they vary in certain other respects from the requirements of such programs other than the requirements relating to creditworthiness of the mortgagors.

Each residential mortgage loan is evidenced by a promissory note secured by a mortgage or deed of trust or other similar security instrument creating a first lien on one-to-four family residential property. Residential real estate properties underlying residential mortgage loans consist of single-family detached units, individual condominium units, two-to-four-family dwelling units and townhouses.

Our portfolio of residential mortgage loans currently consists of both adjustable and fixed rate mortgage loans and we may purchase additional interests in both types of residential mortgage loans in the future.

Dividend Policy

We currently expect to distribute annually an aggregate amount of dividends with respect to our outstanding capital stock equal to approximately 100% of our REIT taxable income for federal income tax purposes, which excludes capital gains. Such dividend distributions may in some periods exceed net income determined under U.S. generally accepted accounting principles (GAAP) due to differences in the timing of income and expense recognition for REIT taxable income determination purposes. In order to remain qualified as a REIT, we are required to distribute annually at least 90% of our REIT taxable income to our shareholders.

Dividends are authorized and declared at the discretion of our board of directors. Factors that would generally be considered by our board of directors in making this determination are our distributable funds, financial condition and capital needs, the impact of current and pending legislation and regulations, Delaware corporation law, economic conditions, tax considerations and our continued qualification as a REIT. We currently expect that both our cash available for distribution and our REIT taxable income will be in excess of the amounts needed to pay dividends on all outstanding series of preferred securities, even in the event of a significant drop in interest rate levels or increase in loan loss reserves because:

—	substantially all of our mortgage assets and other authorized investments are interest-bearing;

—	while from time-to-time we may incur indebtedness, we will not incur an aggregate amount that exceeds 20% of our stockholders’ equity;

—	we expect that our interest-earning assets will continue to exceed the liquidation preference of our preferred stock; and

—	we anticipate that, in addition to cash flows from operations, additional cash will be available from principal payments on our loan portfolio.

Accordingly, we expect that we will, after paying the dividends on all classes of preferred securities, pay dividends to holders of shares of our common stock in an amount sufficient to comply with applicable requirements regarding qualification as a REIT.

In January 2011, our board of directors declared a dividend in the amount of $2.5 billion payable to holders of our common stock on January 21, 2011. This dividend reduced relatively high levels of cash on Wachovia Funding’s balance sheet resulting from loan pay-downs in order to maintain Qualifying Assets greater than 80% of total assets. Based on our current expectations of loan pay-downs and anticipated reinvestment in REIT Qualified Assets during 2011, management expects to request our board of directors to consider a return of up to an additional $3.0 billion of capital to our holders of common stock in 2011. In January 2011, our board of directors also declared dividends payable to holders of our preferred securities payable on March 31, 2011, in accordance with our certificate of incorporation.

Under certain circumstances, including any determination that the Bank’s relationship to us results in an unsafe and unsound banking practice, the Office of the Comptroller of the Currency (the OCC) has the authority to issue an order that restricts our ability to make dividend payments to our shareholders, including holders of the Series A preferred securities. Banking capital adequacy rules limit the total dividend payments made by a consolidated banking entity to be the sum of earnings for the current year and prior two years less dividends paid during the same periods. Any dividends paid in excess of this amount can only be made with the approval of the Bank’s regulator.

Conflicts of Interest and Related Management Policies and Programs

General.    In administering our loan portfolio and other authorized investments pursuant to the participation and servicing agreements, the Bank has a high degree of autonomy. The Bank has, however, adopted certain policies to guide the administration with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management, and certain other activities. These agreements with the Bank may be amended from time to time at the discretion of our board of directors and, in certain circumstances, subject to the approval of a majority of our Independent Directors, but without a vote of our shareholders, including holders of the Series A preferred securities.

Asset Acquisition and Disposition Policies.    It is our policy to purchase, or accept as capital contributions, loans or participation interests in loans from the Bank or its affiliates that generally are:

—	performing, meaning they are current;
—	unencumbered; and
—	secured by real property such that they are REIT Qualified Assets.

We may, however, from time to time acquire loans or participation interests in loans directly from unaffiliated third parties. It is our intention that any loans or participation interests acquired directly from unaffiliated third parties will meet the same general criteria as the loans or participation interests we acquire from the Bank or its affiliates.

Our policy also allows for investment in loans or assets that are not REIT Qualified Assets up to but not exceeding the statutory limitations imposed on organizations that qualify as a REIT under the Code. In the past, we have purchased or accepted as capital contributions loans and participation interests in loans both secured and not secured by real property along with other assets. We anticipate that we will acquire, or receive as capital contributions, interests in additional real estate-secured loans from the Bank or its affiliates. We may from time to time acquire loans or loan participation interests from unaffiliated third parties. We may use any proceeds received in connection with the repayment or disposition of loan participation interests in our portfolio to acquire additional loans. Although we are not precluded from purchasing additional types of loans, loan participation interests or other assets, we anticipate that participation interests in additional loans acquired by us will be of the types described above under the heading “—General Description of Mortgage Assets and Other Authorized Investments; Investment Policy.” In addition, we will not invest in assets that are not REIT Qualified Assets if such investments would cause us to violate the requirements for taxation as a REIT under the Code.

We may from time to time acquire a limited amount of other authorized investments. Although we currently do not intend to acquire any mortgage-backed securities representing interests in or obligations backed by pools of mortgage loans that are secured by single-family residential, multi-family or commercial real estate properties located throughout the United States, we are not restricted from doing so. We do not intend to acquire any interest-only or principal-only mortgage-backed securities. At December 31, 2010, we did not hold any mortgage-backed securities.

We currently anticipate that the Bank or its affiliates will continue to act as servicer of any additional commercial loans that we acquire through purchase or participation interests from the Bank or its affiliates. We anticipate that any such servicing arrangement that we enter into in the future with the Bank or its affiliates will contain fees and other terms that most likely will be substantially equivalent to but may be more favorable to us than those that would be contained in servicing arrangements entered into with unaffiliated third parties. To the extent we acquire additional loans or participation interests from unaffiliated third parties, we anticipate that such loans or participation interests may be serviced by entities other than the Bank or its affiliates. It is our policy that any servicing arrangements with unaffiliated third parties will be consistent with standard industry practices.

Credit Risk Management Policies.    For a description of our credit risk management policies, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management.”

Conflict of Interest Policies.    Because of the nature of our relationship with the Bank or its affiliates, it is likely that conflicts of interest will arise with respect to certain transactions, including, without limitation, our acquisition of participation interests in loans from, or disposition of participation interests in loans to the Bank, foreclosure on defaulted loans, management of the cash collateral related to the interest rate swaps and the modification of either the participation or servicing agreements. It is our policy that the terms of any financial dealings with the Bank will be consistent with those available from third parties in the lending industry.

Conflicts of interest among us and the Bank or its affiliates may also arise in connection with making decisions that bear upon the credit arrangements that the Bank or its affiliates may have with a borrower under a loan. Conflicts also could arise in connection with actions taken by us or the Bank or its affiliates. It is our intention that any agreements and transactions between us on the one hand, and the Bank or its affiliates on the other hand, including, without limitation, any loan participation agreements, be fair to all parties and consistent with market terms for such types of transactions. The requirement in our certificate of incorporation that certain of our actions be approved by a majority of our Independent Directors also is intended to ensure fair dealings among us and the Bank or its affiliates. There can be no assurance, however, that any such agreement or transaction will be on terms as favorable to us as could have been obtained from unaffiliated third parties.

Other Policies.    We intend to operate in a manner that will not subject us to regulation under the Investment Company Act. Therefore, we do not intend to:

—	invest in the securities of other issuers for the purpose of exercising control over such issuers;

—	underwrite securities of other issuers;

—	actively trade in loans or other investments;

—	offer securities in exchange for property; or

—	make loans to third parties, including our officers, directors or other affiliates.

The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” We refer to these interests as “Qualifying Interests.” Under current interpretations by the staff of the Securities and Exchange Commission (SEC), in order to qualify for this exemption, we, among other things, must maintain at least 55% of our assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The provisions of the Investment Company Act therefore may limit the assets that we may acquire. We have established a policy of limiting authorized investments that are not Qualifying Interests to no more than 20% of the value of our total assets to comply with these provisions.

We currently make investments and operate our business in such a manner consistent with the requirements of the Code to qualify as a REIT. However, future economic, market, legal, tax or other considerations may cause our board of directors, subject to approval by a majority of our Independent Directors, to determine that it is in our best interest and the best interest of our shareholders to revoke our REIT status. The Code prohibits us from electing REIT status for the four taxable years following the year of such revocation. See also “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Servicing

The loans currently in our portfolio are serviced by the Bank or their affiliates pursuant to the terms of participation and servicing agreements between the Bank or its affiliates and us. The Bank has delegated servicing responsibility for certain of the residential mortgage loans to third parties that are not affiliated with us or the Bank or its affiliates.

We pay the Bank a monthly loan servicing fee for their services under the terms of the loan participation and servicing agreements. The amount and terms of the fee are determined by mutual agreement of the Bank and us from time to time during the terms of the participation and servicing agreements.

Included in loan servicing costs were fees paid to the Bank for the years ended December 31, 2010 and 2009, of $58.5 million and $63.0 million, respectively. The monthly servicing fee with respect to the commercial loans is based on the total committed amount of each loan multiplied by a percentage per annum. For home equity loan products, the monthly fee was equal to the outstanding principal balance of each loan multiplied by a percentage per annum. Home equity loan products have a higher servicing fee compared with other loan products. For servicing fees related to residential mortgage products the monthly fee was equal to the outstanding principal of each loan multiplied by a percentage per annum or a flat fee per month.

The participation and servicing agreements currently in place require the Bank to service the loans in our portfolio in a manner substantially the same as for similar work performed by the Bank for transactions on their own behalf. The Bank or its affiliates collect and remit principal and interest payments, maintain perfected collateral positions, and submit and pursue insurance claims. The Bank and its affiliates also provide accounting and reporting services required by us for our participation interests and loans. We also may direct the Bank to dispose of any loans that are classified as nonperforming, are placed in a nonperforming status or are renegotiated due to the financial deterioration of the borrower. The Bank is required to pay all expenses related to the performance of its duties under the participation and servicing agreements, including any payment to its affiliates or third parties for servicing the loans.

In accordance with the terms of the commercial and industrial, commercial real estate and residential loan participation and servicing agreements currently in place, we maintain the authority to decide whether to foreclose on collateral that secures a loan. In the event we determine a foreclosure proceeding is appropriate, we may direct the Bank to prosecute the foreclosure on our behalf. Upon sale or other disposition of foreclosure property, the Bank will remit to us the proceeds less the cost of holding and selling the foreclosure property.

To the extent we acquire additional loans or participation interests directly from unaffiliated third parties in the future, we may also enter into servicing agreements with such unaffiliated third parties.

Competition

In order to qualify as a REIT under the Code, we can only be a passive investor in real estate loans and certain other assets. Thus, we do not originate loans. We anticipate that we will continue to hold interests in mortgage and other loans in addition to those in the current portfolio and that a majority of all of these loans will be obtained from the Bank, although we may also purchase loans from unaffiliated third parties. The Bank competes with mortgage conduit programs, investment banking firms, savings and loan associations, banks, savings banks, finance companies, mortgage bankers or insurance companies in acquiring and originating loans.

To the extent we acquire additional loans or participation interests directly from unaffiliated third parties in the future, we will face competition similar to that which the Bank faces in acquiring such loans or participation interests.

Regulatory Considerations

Various legislative and regulatory proposals concerning the financial services industry are pending in Congress, the legislatures in states in which we conduct operations and before various regulatory agencies that supervise our operations. Given the uncertainty of the legislative and regulatory process, we cannot assess the impact of any such legislation or regulations on our financial condition or results of operations.

As a REIT, we are subject to regulation under the Code. The Code requires us to invest at least 75% of the total value of our assets in REIT Qualified Assets. See “—General Description of Mortgage Assets and Other Authorized Investments; Investment Policy” for more detailed descriptions of the requirements of the Code applicable to us. In addition, we intend to operate in a manner that will not subject us to regulation under the Investment Company Act. See “—Conflicts of Interest and Related Management Policies and Programs—Other Policies” for a more detailed description of the requirements we have to follow in order not to be subject to regulation under the Investment Company Act.

Under certain circumstances, including any determination that the Bank’s relationship to us results in unsafe and unsound banking practices, the OCC has the authority to restrict our ability to make dividend payments to our shareholders. See “—Dividend Policy” for a more detailed description of such restrictions.

Moreover, our Series A preferred securities are automatically exchangeable for depositary shares representing Series G, Class A preferred stock of Wells Fargo at the direction of the OCC if any of the following events occurs:

—	the Bank becomes undercapitalized under the OCC’s “prompt corrective action” regulations;

—	the Bank is placed into conservatorship or receivership; or

—

the OCC, in its sole discretion, anticipates that the Bank may become “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by us and in connection therewith directs an exchange.

In an exchange, holders of our Series A preferred securities would receive one depositary share representing a one-sixth interest in one share of Wells Fargo Series G, Class A preferred stock for each of our Series A preferred securities. The Wells Fargo Series G, Class A preferred stock will be non-cumulative, perpetual, non-voting preferred stock of Wells Fargo ranking equally upon issuance with the most senior preferred stock of Wells Fargo then outstanding. If such an exchange occurs, holders of our Series A preferred securities would own an investment in Wells Fargo and not in us at a time when the Bank’s and, ultimately, Wells Fargo’s financial condition is deteriorating or the Bank may have been placed into conservatorship or receivership. At December 31, 2010, the Bank was considered “well-capitalized” under risk-based capital guidelines issued by banking regulators.

In the event that Wachovia Funding is liquidated or dissolved, the holders of the preferred securities will be entitled to a liquidation preference for each security plus any authorized, declared and unpaid dividends that will be paid prior to any payments to common stockholders or general unsecured creditors. With respect to the payment of dividends and liquidation preference, the Series A preferred securities rank on parity with Series B and Series D preferred securities and senior to the common stock and Series C preferred securities. In the event that a supervisory event occurs in which the Bank is placed into conservatorship or receivership, the Series A and Series B preferred securities are convertible into certain preferred stock of Wells Fargo.

Except upon the occurrence of a Special Event (as defined below), the Series A preferred securities are not redeemable prior to December 31, 2022. On or after such date, we may redeem these securities for cash, in whole or in part, with the prior approval of the OCC, at the redemption price of $25 per security, plus authorized, declared, but unpaid dividends to the date of redemption. The Series B and Series C preferred securities may be redeemed for cash, in whole or in part, with the prior approval of the OCC, at redemption prices of $25 and $1,000 per security, respectively, plus authorized, declared, but unpaid dividends to the date of redemption, including any accumulation of any unpaid dividends for the Series C preferred securities. We can redeem the Series D preferred securities in whole or in part at any time at $1,000 per security plus authorized, declared and unpaid dividends.

A Special Event means: a Tax Event; an Investment Company Act Event; or a Regulatory Capital Event.

Tax Event means our determination, based on the receipt by us of a legal opinion, that there is a significant risk that dividends paid or to be paid by us with respect to our capital stock are not or will not be fully deductible by us for United States Federal income tax purposes or that we are or will be subject to additional taxes, duties, or other governmental charges, in an amount we reasonably determine to be significant as a result of:

—

any amendment to, clarification of, or change in, the laws, treaties, or related regulations of the United States or any of its political subdivisions or their taxing authorities affecting taxation; or

—

any judicial decision, official administrative pronouncement, published or private ruling, technical advice memorandum, Chief Counsel Advice, as such term is defined in the Code, regulatory procedure, notice, or official announcement.

Investment Company Act Event means our determination, based on the receipt by us of a legal opinion, that there is a significant risk that we are or will be considered an “investment company” that is required to be registered under the Investment Company Act, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority.

Regulatory Capital Event means our determination, based on the receipt by us of a legal opinion, that there is a significant risk that the Series A preferred securities will no longer constitute Tier 1 capital of the Bank or Wells Fargo for purposes of the capital adequacy guidelines or policies of the OCC or the Federal Reserve Board, or their respective successor as the Bank’s and Wells Fargo’s, respectively, primary Federal banking regulator, as a result of any amendments to, clarification of, or change in applicable laws or related regulations or official interpretations or policies; or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations.

We continue to evaluate the potential impact on liquidity management of regulatory proposals, including Basel III and those required under the Dodd-Frank Act, as they move closer to the final rule-making process.

For more information concerning Wells Fargo and the Bank, please see Part IV, Item 15.1 of Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein (excluding the list of exhibits incorporated therein by reference), and the audited supplementary consolidating financial information filed herewith as Exhibit (99).

Employees

We have two executive officers and eight additional non-executive officers. Our current executive officers are also executive officers of Wells Fargo. We do not anticipate that we will require any additional employees because employees of the Bank and its affiliates are servicing the loans under the participation and servicing agreements. All of our officers are also officers or employees of Wells Fargo and/or certain of its affiliates, including the Bank. We maintain corporate records and audited financial statements that are separate from those of the Bank. Except as borrowers under home equity or residential mortgage loans, none of our officers, employees or directors will have any direct or indirect pecuniary interest in any mortgage asset to be acquired or disposed of by us or in any transaction in which we have an interest or will engage in acquiring, holding and managing mortgage assets. However, 108 employees of Wells Fargo or its affiliates, including certain of the non-executive officers discussed above, own one Series D preferred security each.

Executive Offices

Our principal executive offices are located at 90 South 7th Street, 13th Floor, Minneapolis, Minnesota 55402 (telephone number (855) 825-1437).

Available Information

Wachovia Funding does not maintain its own website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are accessible on the SEC’s website, www.sec.gov and on Wells Fargo’s website, www.wellsfargo.com at “About Us> Investor Relations More>Wachovia Information>SEC Filings and Regulatory Reports.”

Item 1A.	Risk Factors.

Information in response to this item can be found under the “Risk Factors” section in this Report which information is incorporated by reference into this item.

Item 1B.	Unresolved Staff Comments.

None.

Item 2.	Properties.

Wachovia Funding does not own any properties and our primary executive offices are used primarily by affiliates of Wells Fargo. Because we do not have any of our own employees who are not also employees of Wells Fargo or the Bank, we do not need office space for such employees. All officers of Wachovia Funding are also officers of Wells Fargo or the Bank or affiliates and perform their services from office space owned or leased by Wells Fargo or the Bank, as applicable.

Item 3.	Legal Proceedings.

Information in response to this item can be found under Note 3 Commitments, Guarantees and Other Matters in this Report which information is incorporated by reference into this item.

Item 4.	[Removed and Reserved.]

PART II

Item 5.	Market For Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

General

Our common stock is 99.85% owned by Wachovia Preferred Holding and 0.15% owned by Wells Fargo and is not listed on any securities exchange. Wachovia Funding’s Series A preferred securities have been listed on the NYSE since January 10, 2003.

Prior to the December 2002 public offering of Wachovia Funding’s Series A preferred securities, Wachovia Preferred Holding acquired (i) 30,000,000 of Wachovia Funding’s Series A preferred securities, liquidation preference $25.00 per security, (ii) 40,000,000 of Wachovia Funding’s Series B preferred securities, liquidation preference $25.00 per security, and (iii) 4,233,754 of Wachovia Funding’s Series C preferred securities, liquidation preference $1,000 per security. The Series A, Series B and Series C preferred securities were acquired by Wachovia Preferred Holding in exchange for participations in commercial and industrial and commercial real estate loans with an aggregate fair value of $6.0 billion. The issuance of Wachovia Funding’s Series A, Series B and Series C preferred securities to Wachovia Preferred Holding was made in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. The Series A and Series B preferred securities are conditionally exchangeable, upon certain regulatory events, into preferred stock (or depositary shares representing such stock) of Wells Fargo.

In December 2002 and June 2003, Wachovia Preferred Holding sold 18,000,000 shares and 12,000,000 shares, respectively, of our Series A preferred securities in registered public offerings. Wachovia Funding did not receive any of the proceeds from these offerings.

Dividends

For the year ended December 31, 2010, Wachovia Funding declared and paid (i) cash dividends of $1.81 per share on its Series A preferred securities, (ii) cash dividends of $0.54 per share on its Series B preferred securities, (iii) cash dividends of $25.91 per share on its Series C preferred securities, and (iv) cash dividends of $85.00 per share on its Series D preferred securities. Wachovia Funding also paid dividends of $7.97 per share on its common stock in 2010. Please see “—Item 1. Business–Dividend Policy” for a description of our policies regarding dividends and for information regarding actions taken by our board of directors in January 2011.

Equity Compensation Plans

Wachovia Funding does not have any equity compensation plans. Our two executive officers are executive officers of Wells Fargo and receive certain equity-based compensation from Wells Fargo. See “Executive Compensation” in our definitive proxy statement to be filed no later than April 30, 2011, for more information.

Recent Sales of Unregistered Securities

Not applicable.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

Not applicable.

Item 6.	Selected Consolidated Financial Data.

On December 31, 2008, Wells Fargo acquired Wachovia and accordingly, under purchase accounting, the assets and liabilities of Wachovia and its subsidiaries, including Wachovia Funding, were recorded at their respective fair values at December 31, 2008. The more significant fair value adjustments were recorded to the loan portfolio.

Because the acquisition occurred on the last day of the 2008 reporting period, the income statement for 2008 was not affected by purchase accounting. Where disclosures include 2008 and prior years’ data, information for periods not affected by purchase accounting are labeled herein as “predecessor” and those reflecting purchase accounting are labeled “successor.”

As reflected on the following page, selected consolidated financial data for the six years ended December 31, 2010, is derived from our audited consolidated financial statements. This data should be read in conjunction with the consolidated financial statements, related notes and other financial information presented elsewhere in this Annual Report on Form 10-K, and the audited supplementary consolidating financial information filed herewith as Exhibit (99).

	Years ended December 31,
(in thousands, except per share amounts)	2010	2009	2008	2007	2006	2005
	(Successor)	(Successor)	(Successor)	(Predecessor)	(Predecessor)	(Predecessor)
Income statement data (1)
Net interest income	$1,172,132	1,161,542	1,166,033	1,199,298	1,157,209	801,809
Noninterest income	20,862	5,250	22,502	8,682	(2,846)	(7,309)
Revenue	1,192,994	1,166,792	1,188,535	1,207,980	1,154,363	794,500
Provision for credit losses	354,025	217,573	321,605	21,162	(9,251)	1,211
Noninterest expense	68,635	79,974	86,493	102,947	104,039	67,641
Net income	769,416	867,650	767,276	1,067,033	1,046,154	721,522
Diluted earnings per common share	5.84	7.07	4.74	6.80	6.71	4.40
Dividends declared per common share	7.97	9.00	6.95	6.67	6.35	3.69
Balance sheet data
Cash and cash equivalents	$2,774,299	2,092,523	1,358,129	1,394,729	1,382,021	1,484,535
Loans, net of unearned income	15,506,564	16,401,604	17,481,505	16,606,273	16,795,417	16,196,661
Allowance for loan losses	(402,960)	(337,431)	(269,343)	(93,095)	(81,350)	(96,115)
Total assets	18,178,117	18,410,128	18,836,915	18,233,647	18,427,969	17,896,219
Total liabilities	56,244	74,805	250,887	389,905	596,777	100,569
Total stockholders’ equity	18,121,873	18,335,323	18,586,028	17,843,742	17,831,192	17,795,650

(1)	2008 income statement data based on predecessor.

This Annual Report, including the Financial Review and the Financial Statements and related Notes, contains forward-looking statements, which may include forecasts of our financial results and condition, expectations for our operations and business, and our assumptions for those forecasts and expectations. Do not unduly rely on forward-looking statements. Actual results might differ materially from our forward-looking statements due to several factors. Some of these factors are described in the Financial Review and in the Financial Statements and related Notes. For a discussion of other factors, refer to the “Risk Factors” section in this Report.

“Wachovia Funding”, “we”, “our” and “us” refer to Wachovia Preferred Funding Corp. “Wachovia Preferred Holding” refers to Wachovia Preferred Funding Holding Corp., the “Bank” refers to Wells Fargo Bank, National Association including predecessor entities, “Wachovia” refers to Wachovia Corporation, a North Carolina corporation, and “Wells Fargo” refers to Wells Fargo & Company.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

FINANCIAL REVIEW

Summary Financial Data

(in thousands, except per share data)	2010	2009	2008 (3)
	(Successor)	(Successor)	(Successor)
For the year
Net income	$769,416	867,650	767,276
Net income available to common stockholders	583,550	706,972	474,047
Dilluted earnings per common share	5.84	7.07	4.74
Profitability ratios
Return on average assets	4.18%	4.60	4.20
Return on average stockholders’ equity	4.19	4.67	4.29
Average stockholders’ equity to assets	99.70	98.40	98.07
Dividend payout ratio	127.74	122.25	128.80
Total revenue	$1,192,994	1,166,792	1,188,535
Average loans	15,830,856	17,110,538	16,346,575
Average assets	18,401,911	18,879,972	18,258,032
Net interest margin	6.39%	6.20	6.53
Net loan charge-offs	$284,904	149,780	89,176
As a percentage of average total loans	1.80%	0.88	0.55

At year end
Loans, net of unearned	$15,506,564	16,401,604	17,481,505
Allowance for loan losses	402,960	337,431	269,343
As a percentage of total loans	2.60%	2.06	1.54
Assets	$18,178,117	18,410,128	18,836,915
Total stockholders’ equity	18,121,873	18,335,323	18,586,028
Total nonaccrual loans and other nonperforming assets (1)	372,717	209,822	3,779
As a percentage of total loans	2.40%	1.28	0.02
Loans 90 days or more past due and still accruing (2)	$40,384	50,532	3,146

(1)	Excludes loans that are accounted for as purchased credit-impaired (PCI) loans. As a result of Wells Fargo’s acquisition of Wachovia, subtainially all nonaccrual loans were eliminated in purchase accounting.

(2)	The carrying value of PCI loans contractually 90 days or more past due is excluded. These PCI loans are considered to be accruing due to the existence of the accretable yield and not based on consideration given to contractual interest payments.

(3)	2008 income statement data based on predecessor.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with selected consolidated financial data set forth in Item 6 and our audited consolidated financial statements and related notes included in this Form 10-K.

OVERVIEW

Wachovia Funding is engaged in acquiring, holding and managing domestic real estate-related assets, and other authorized investments that generate net income for distribution to our shareholders. We are classified as a real estate investment trust (REIT) for income tax purposes. As of December 31, 2010, we had $18.2 billion in assets, which included $15.5 billion in loans. One of our subsidiaries, Wachovia Real Estate Investment Corp. (WREIC), has operated as a REIT since its formation in 1996. Our other subsidiary, Wachovia Preferred Realty, LLC (WPR), provides us with additional flexibility to hold assets that earn non-qualifying REIT income while we maintain our REIT status. Under the REIT Modernization Act, which became effective on January 1, 2001, a

REIT is permitted to own “taxable REIT subsidiaries” which are subject to taxation similar to corporations that do not qualify as REITs or for other special tax rules.

We are a direct subsidiary of Wachovia Preferred Holding and an indirect subsidiary of Wells Fargo and the Bank. On March 20, 2010, Wachovia Bank, National Association, a wholly-owned subsidiary of Wells Fargo, merged with and into the Bank, with the Bank as the surviving entity. As a result of this merger, the Bank acquired all of the assets and assumed all of the liabilities of Wachovia Bank, National Association, including without limitation, the liabilities as a servicer of our loan participation interest portfolio. At December 31, 2010, the Bank was considered “well-capitalized” under risk-based capital guidelines issued by banking regulators.

Although we have the authority to acquire interests in an unlimited number of mortgage and other assets from unaffiliated third parties, as of December 31, 2010, substantially all of our interests in mortgage and other assets that we have acquired have been from the Bank or an affiliate pursuant to loan participation agreements between the Bank or its affiliate and us. The Bank originated the mortgage assets, purchased them from other financial institutions or acquired them as part of the acquisition of other financial institutions. We may also acquire from time to time mortgage-backed securities and a limited amount of additional non-mortgage related securities from the Bank and its affiliates, as well as mortgage assets or other assets from unaffiliated third parties. The loans in our portfolio are serviced by the Bank pursuant to the terms of participation and servicing agreements between the Bank and us. The Bank has delegated servicing responsibility for certain of the residential mortgage loans to third parties, which are not affiliated with the Bank or us.

For the tax year ended December 31, 2010, we expect to be taxed as a REIT, and we intend to comply with the relevant provisions of the Internal Revenue Code (the Code) to be taxed as a REIT. These provisions for qualifying as a REIT for federal income tax purposes are complex, involving many requirements, including among others, distributing the majority of our earnings to shareholders and satisfying certain asset, income and stock ownership tests. To the extent we meet those provisions, with the exception of the income of our taxable REIT subsidiary, we will not be subject to federal income tax on net income. We currently believe that we continue to satisfy each of these requirements and therefore continue to qualify as a REIT. We continue to monitor each of these complex tests.

In the event we do not continue to qualify as a REIT, we believe there should be minimal adverse effect of that characterization to us or to our shareholders:

—

From a shareholder’s perspective, the dividends we pay as a REIT are ordinary income not eligible for the dividends received deduction for corporate shareholders or for the favorable maximum 15% rate applicable to qualified dividends received by non-corporate taxpayers. If we were not a REIT, dividends we pay generally would qualify for the dividends received deduction and the favorable tax rate applicable to non-corporate taxpayers.

—

In addition, we would no longer be eligible for the dividends paid deduction, thereby creating a tax liability for us. Wells Fargo agreed to make, or cause its subsidiaries to make, a capital contribution to us equal in amount to any income taxes payable by us. Therefore, we believe a failure to qualify as a REIT would not result in any net capital impact to us.

For 2010, our net income was $769.4 million, or $5.84 per common share, compared with $867.7 million, or $7.07 a year ago. The decrease in net income was largely due to a higher provision for credit losses recorded in 2010. The provision for credit losses was $354.0 million in 2010, compared with $217.6 million for 2009. Net charge-offs were $284.9 million (1.80% of average total loans outstanding) for 2010 compared with $149.8 million (0.88%) in 2009.

Distributions made to holders of our preferred securities totaled $185.9 million in 2010, which included $54.4 million in dividends paid on our Series A preferred securities held by non-affiliated investors. Dividends on preferred stock were $160.7 million in 2009, which included $54.4 million in dividends on our Series A preferred securities.

Loans, which include loans and loan participation interests, totaled $15.5 billion at December 31, 2010, down from $16.4 billion at December 31, 2009. Loans represented approximately 85% and 89% of assets at December 31, 2010 and 2009, respectively. Our consumer loans include real estate 1-4 family first mortgages and real estate 1-4 family junior lien mortgages, and our commercial loans include commercial and industrial and commercial real estate (CRE) loans. The change in loans from the end of 2009 primarily reflected pay-downs, charge-offs and loan sales, partially offset by additional loan purchases from the Bank.

Certain loans acquired by Wells Fargo in the Wachovia acquisition completed on December 31, 2008, including loans held by Wachovia Funding, had evidence of credit deterioration since origination and it was probable that we would not collect all contractual principal and interest. Such purchased credit-impaired (PCI) loans were recorded at fair value with no carryover of the related allowance for loan losses. PCI loans were less than 1 percent of total loans at December 31, 2010 and 2009.

In third quarter 2010, the Bank restructured a commercial lending relationship, which affected a participation interest from the Bank to Wachovia Funding. As a result, the Bank was required to purchase the participation interest, a commercial PCI loan, from Wachovia Funding at the unpaid principal balance. That participation interest had been recorded on our balance sheet at a value that was less than the unpaid principal balance. As a result of this transaction, we recorded a gain on sale to affiliate of $18.0 million.

Nonaccrual loans at December 31, 2010 were $366.8 million, up from $207.5 million at December 31, 2009. The increase in nonaccrual loans largely reflected increases in CRE and real estate 1-4 family loans, due to slow disposition.

We believe it is important to maintain a well controlled operating environment and manage risks inherent in our business. We manage our credit risk by setting what we believe are sound credit policies for acquired loans, while monitoring and reviewing the performance of our loan portfolio. We manage interest rate and market risks inherent in our asset and liability balances within established ranges, while ensuring adequate liquidity and funding. We maintain strong capital levels to support our business.

In each of the years in the three-year period ended December 31, 2010, we purchased loans from the Bank at estimated fair value. In 2010, 2009 and 2008, Wachovia Funding paid $3.2 billion, $2.7 billion and $3.6 billion, respectively, for consumer loans.

On December 31, 2008, Wells Fargo acquired Wachovia and accordingly, under purchase accounting, the assets and liabilities of Wachovia and its subsidiaries were recorded at their respective fair values at December 31, 2008. The more significant fair value adjustments were recorded to the loan portfolio. Because the acquisition occurred on the last day of the 2008 reporting period, the Statement of Income for 2008 was not affected by purchase accounting. Where disclosures include 2008 and prior years’ data, information for periods not affected by purchase accounting are labeled herein as “predecessor” and those reflecting purchase accounting are labeled “successor.” Refer to Note 1 to Notes to Consolidated Financial Statements in this Report for further information. As a result of the acquisition, the consolidated financial information of Wachovia Funding for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition, and therefore, is not comparable.

Earnings Performance

Net income available to common stockholders.    We earned net income available to common stockholders of $583.6 million and $707.0 million in 2010 and 2009, respectively. This decrease was primarily attributable to higher provision for credit losses and higher dividends on preferred stock (due to an increase in an index rate in 2010), partially offset by gain on loan sales to affiliate, lower noninterest expense and higher net interest income.

Interest Income.    Interest income of $1.2 billion in 2010 increased $10.2 million, or 1%, compared with 2009, due to a higher average yield on total interest-earning assets, partially offset by lower average interest-earning assets. The average yield on total interest-earning assets was 6.39% in 2010 compared with 6.20% in 2009. The overall increase in the average yield on the combined consumer and commercial loan portfolio was primarily attributable to an increase in the accretion of discounts on purchased consumer loans. In 2010 and 2009, interest income included $234.2 million and $124.0 million, respectively of discount accretion. The increase in discount accretion was primarily driven by (i) an acceleration of accretion due to loan pay-downs or loan pay-offs attributable to loan refinancing activity and (ii) an increase in amount of accretable discount in 2010 resulting from consumer loan purchases.

Average consumer and commercial loans decreased $862.9 million and $416.8 million to $14.0 billion and $1.8 billion, respectively, in 2010 and 2009 due to pay-downs, charge-offs and loan sales, partially offset by an increase in consumer loan reinvestments. When business conditions are suitable, we anticipate that we will reinvest loan pay-downs primarily in consumer real-estate secured loans and other REIT-eligible assets. See the interest rate risk management section under “Risk Management” for more information on interest rates and interest income.

The average balances, interest income and yields related to interest-earning assets for the years ended December 31, 2010 and 2009, are presented in the following table.

	Year ended December 31,
	2010			2009

(in thousands)	Average balance	Interest income	Yields	Average balance	Interest income	Yields

Commercial loans (1)	$1,787,851	44,582	2.49%	$2,204,638	56,113	2.55%
Real estate 1-4 family	14,043,005	1,126,280	8.02	14,905,900	1,104,451	7.41
Interest-bearing deposits in banks and other interest-earning assets	2,522,215	1,279	0.05	1,641,713	1,358	0.08

Total interest-earning assets	$18,353,071	1,172,141	6.39%	$18,752,251	1,161,922	6.20%

(1)	2010 includes taxable-equivalent adjustments.

We allocate the changes in net interest income to changes in either average balances or average interest rates. Because of the numerous simultaneous volume and rate changes during any period, it is not possible to precisely allocate such changes between volume and rate. For this table, changes that are not solely due to either volume or rate are allocated to these categories in proportion of the percentage changes in average volume and average interest rate. The dollar amount of change in interest income related to our interest-earning assets for the year ended December 31, 2010, is presented in the following table.

	2010 Compared to 2009
	Interest	Variance
	income	attributable to
(in thousands)	variance	Rate	Volume

Interest-earning assets
Commercial loans	$(11,531)	(1,030)	(10,501)
Real estate 1-4 family	21,829	88,400	(66,571)
Interest-bearing bank balances and other interest earning assets	(79)	(666)	587

Total interest-earning assets	$10,219	86,704	(76,485)

Interest Expense.    We did not have any borrowings on our line of credit in 2010; therefore, no interest expense was incurred, compared with $380 thousand in 2009. The line of credit with the Bank averaged $210.8 million for 2009.

Provision for Credit Losses.    The provision for credit losses was $354.0 million in 2010 compared with $217.6 million in 2009. The 2010 increase in the provision for credit losses resulted from higher net charge-offs as well as a provision build to increase the allowance for loan losses. The increase in charge-offs compared with a year ago was in part attributable to minimal early-2009 charge-offs on non-PCI loans, which were all in performing status at the time of the Wachovia merger, as well as the challenging economic and housing conditions impacting the consumer real estate portfolio. The allowance increase was primarily due to credit deterioration as well as growth in troubled debt restructurings (TDRs) Please refer to the “—Balance Sheet Analysis and Risk Management-Allowance for Credit Losses” sections in this Report for further information on the allowance for loan losses.

Noninterest Income.    Noninterest income totaled $20.9 million in 2010 compared with $5.3 million in 2009. The 2010 results include gain on loan sales to affiliate of $17.7 million. Refer to Note 8 to Notes to Consolidated Financial Statements in this Report for further information. Noninterest income also includes gains on interest rate swaps. Our interest rate swaps lose value in an increasing rate environment and gain value in a declining rate environment. The gain on interest rate swaps was $2.5 million in 2010 compared with a gain of $4.1 million in 2009. The lower gain in 2010 primarily reflects a lower magnitude of interest rate decreases compared with 2009. Included in gain on interest rate swaps was expense associated with derivative cash collateral received of $275 thousand and $360 thousand in 2010 and 2009, respectively.

Noninterest Expense.    Noninterest expense totaled $68.6 million in 2010 compared with $80.0 million in the same period a year ago. Noninterest expense primarily consists of loan servicing costs, and to a lesser extent, management fees and other expenses.

Loan servicing costs decreased $6.9 million to $59.1 million in 2010, which reflected a decrease in the commercial and consumer loan portfolios. These costs are driven by the size and mix of our loan portfolio. Home equity loan products generally cost more to service than other loan products. All loans are serviced by the Bank pursuant to our participation and servicing agreements which include market-based fees. For home equity loan products, the monthly servicing fee charge is equal to the outstanding principal balance of each loan multiplied by a percentage per annum. For servicing fees related to residential mortgage products the monthly fee is equal to the outstanding principal of each loan multiplied by a percentage per annum or a flat fee per month. For commercial loans, the monthly fee is based on the total committed amount of each loan multiplied by a percentage per annum.

Management fees were $4.6 million in 2010 compared with $10.2 million in 2009, primarily reflecting a change in allocation methodology. Management fees represent reimbursements for general overhead expenses paid on our behalf. For 2010, management fees are calculated based on Wells Fargo’s total monthly allocated costs multiplied by a formula. The formula is based on Wachovia Funding’s proportion of Wells Fargo’s consolidated: 1) full-time equivalent employees (FTEs), 2) total average assets and 3) total revenue. In 2009, Wachovia Funding was assessed monthly management fees based on its relative percentage of the Bank’s total consolidated assets and noninterest expense.

Other expense primarily consists of costs associated with foreclosures on residential properties.

Income Tax Expense.    Income tax expense, which is based on the pre-tax income of WPR, our taxable REIT subsidiary, was $918 thousand in 2010 compared with $1.6 million in 2009. WPR holds our interest rate swaps as well as certain cash investments. The decrease in income tax expense for 2010 was primarily related to the reduction in pre-tax income.

Earnings Performance – Comparison of 2009 with 2008

Net income available to common stockholders.    We earned net income available to common stockholders of $707.0 million and $474.0 million in 2009 and 2008, respectively. This increase was attributable to lower dividends on preferred stock (due to a decrease in the applicable index rate in 2009), lower provision for credit losses, lower management fees and lower income tax expense, partially offset by lower gains on interest rate swaps and lower net interest income.

Interest Income.    Interest income of $1.2 billion in 2009 decreased $10.3 million, or 1%, compared with 2008. Higher average interest-earning assets were more than offset by decreases in interest rates compared with 2008. The average interest rate on total interest-earning assets was 6.20% in 2009 compared with 6.53% in 2008 which reflects the impact of a lower interest rate environment in 2009.

During 2009 average consumer loans increased $1.4 billion to $14.9 billion and average commercial loans decreased $643.6 million to $2.2 billion. These changes resulted from reinvesting commercial loan pay-downs in consumer loans combined with additional consumer loan purchases and 2008 purchase accounting adjustments. In 2009, interest income included $124.0 million from the accretion of discounts on purchased consumer loans primarily driven by an acceleration of accretion from repayment of loans during the period. Interest income on cash invested in overnight eurodollar deposits decreased $29.5 million to $1.4 million in 2009 compared with 2008, driven by significantly lower short-term interest rates from the same period one year ago.

The average balances, interest income and yields related to interest-earning assets for the years ended December 31, 2009 and 2008, are presented below.

	Year ended December 31,
			2009			2008

			(Successor)			(Predecessor)
(in thousands)	Average balance	Interest income	Yields	Average balance	Interest income	Yields

Commercial loans	$2,204,638	56,113	2.55%	$2,848,256	130,127	4.57%
Real estate 1-4 family	14,905,900	1,104,451	7.41	13,498,319	1,011,162	7.49
Interest-bearing deposits in banks and other interest-earning assets	1,641,713	1,358	0.08	1,592,639	30,892	1.94

Total interest-earning assets	$18,752,251	1,161,922	6.20%	$17,939,214	1,172,181	6.53%

The dollar amount of change in interest income related to our interest-earning assets for the year ended December 31, 2009, is presented below.

	2009 Compared to 2008
	Interest	Variance
	income	attributable to
(in thousands)	variance	Rate	Volume

Interest-earning assets
Commercial loans	$(74,014)	(51,121)	(22,893)
Real estate 1-4 family	93,289	(11,579)	104,868
Interest-bearing bank balances and other interest earning assets	(29,534)	(30,030)	496

Total interest-earning assets	$(10,259)	(92,730)	82,471

Interest Expense.    Interest expense decreased to $380 thousand in 2009 compared with $6.1 million in 2008, primarily reflecting a significantly lower rate environment in 2009 compared with the same period one year ago. The line of credit with the Bank averaged $210.8 million in 2009 compared with $246.8 million in 2008. At December 31, 2009, there was no outstanding balance under the line of credit with the Bank.

Provision for Credit Losses.    The provision for credit losses was $217.6 million in 2009 compared with $321.6 million in 2008. The decrease in the provision for credit losses resulted from the accounting for PCI loans, which offset credit deterioration in the non-impaired portfolio. Refer to Note 1 to Notes to Consolidated Financial Statements in this Report for more information on PCI loans.

Noninterest Income.    Noninterest income totaled $5.3 million in 2009 compared with $22.5 million in 2008. Noninterest income included gains on interest rate swaps and other income. Our interest rate swaps lose value in an increasing rate environment and gain value in a declining rate environment. The gain on interest rate swaps was $4.1 million in 2009 compared with a gain of $16.1 million in 2008. The lower gain in 2009 primarily reflected a lower magnitude of interest rate decreases in 2009 compared with 2008.

Included in gain on interest rate swaps was expense associated with derivative cash collateral received of $360 thousand and $5.6 million in 2009 and 2008, respectively.

Noninterest Expense.    Noninterest expense totaled $80.0 million in 2009 compared with $86.5 million in 2008. Noninterest expense primarily consists of loan servicing costs, and to a lesser extent, management fees and other expenses.

Loan servicing costs increased $683 thousand to $66.0 million in 2009, which reflected the impact of reinvesting pay-downs in additional purchases of consumer loans.

Management fees were $10.2 million in 2009 compared with $18.7 million in 2008, primarily reflecting a decrease in the allocable expense base. In 2009, an affiliate was assessed monthly management fees based on its relative percentage of the Bank’s total consolidated assets and noninterest expense. For 2008, monthly management fees were assessed to affiliates with over $10 million in qualifying assets. If an affiliate qualified for an allocation, the affiliate was assessed monthly management fees based on its relative percentage of the Bank’s total consolidated assets and noninterest expense.

Other expense primarily consisted of costs associated with foreclosures on residential properties.

Income Tax Expense.    Income tax expense, which is based on the pre-tax income of WPR, our taxable REIT subsidiary, was $1.6 million in 2009 compared with $13.2 million in 2008. WPR holds our interest rate swaps as well as certain cash investments. The decrease in income tax expense for 2009 was primarily related to the reduction in pre-tax income and lower state income tax expense.

Balance Sheet Analysis

Total Assets.    Our assets primarily consist of commercial and consumer loans, although we have the authority to hold assets other than loans. Total assets were $18.2 billion at December 31, 2010, compared with $18.4 billion at December 31, 2009. Loans, net of unearned income were 85% of total assets at December 31, 2010, compared to 89% at December 31, 2009.

Cash and cash equivalents.    Cash and cash equivalents increased $681.8 million to $2.8 billion at December 31, 2010, compared to $2.1 billion at December 31, 2009. The increase in 2010 is attributable to loan pay-downs and pay-offs exceeding loan reinvestment opportunities.

Loans.    Loans, net of unearned income decreased $895.0 million to $15.5 billion at December 31, 2010, compared with December 31, 2009, primarily reflecting pay-downs, charge-offs and loan sales across the entire portfolio, partially offset by an increase in consumer loan reinvestments. In 2010 and 2009, we purchased consumer loans from the Bank at estimated fair value of $3.2 billion and $2.7 billion, respectively. At December 31, 2010 and 2009, consumer loans represented 90% and 88% of loans, respectively, and commercial loans represented the balance of our loan portfolio.

Commercial loan maturities for the years ended December 31, 2010 and 2009, are presented below.

	December 31,
(in thousands)	2010	2009

Fixed rate
1 year or less	$18,442	16,389
1-5 years	62,201	73,668
After 5 years	60,375	55,638

Total fixed rate	141,018	145,695

Adjustable rate
1 year or less	404,700	513,245
1-5 years	623,139	838,721
After 5 years	384,344	494,072

Total adjustable rate	1,412,183	1,846,038

Total commercial	$1,553,201	1,991,733

Allowance for Loan Losses.    The allowance for loan losses increased $65.5 million from December 31, 2009, to $403.0 million at December 31, 2010. The allowance increase in 2010 was due to credit deterioration, primarily driven by a continuation of challenging housing related economic conditions and increased loan modifications accounted for as TDRs.

At December 31, 2010, the allowance for loan losses included $377.2 million for consumer loans and $25.8 million for commercial loans. The total allowance reflects management’s estimate of credit losses inherent in the loan portfolio at the balance sheet date. The “—Risk Management—Allowance for Credit Losses” section describes how management estimates the allowance for loan losses and the allowance for unfunded credit commitments.

Interest Rate Swaps.    Interest rate swaps, net were $1.0 million at December 31, 2010, and $976 thousand at December 31, 2009, which represents the fair value of our net position in interest rate swaps.

Accounts Receivable—Affiliates, Net.    Accounts receivable from affiliates, net was $218.4 million at December 31, 2010, compared with $166.4 million at December 31, 2009, as a result of intercompany transactions related to net loan pay-downs, interest receipts and funding with the Bank.

Risk Management

We use Wells Fargo’s risk management framework to manage our credit, interest rate, market and liquidity risks. The following discussion highlights this framework as it relates to how we manage each of these risks.

Credit Risk Management

Our credit risk management process is governed centrally, but provides for decentralized management and accountability by our lines of business. Our overall credit process includes comprehensive credit policies, judgmental or statistical credit underwriting, frequent and detailed risk measurement and modeling, extensive credit training programs, and a continual loan review and audit process. In addition, banking regulatory examiners review and perform detailed tests of our credit underwriting, loan administration and allowance processes.

A key to our credit risk management is adhering to a well controlled underwriting process, which we believe is appropriate for the needs of our customers as well as investors who purchase the loans or securities collateralized by the loans. We approve applications and make loans only if we believe the customer has the ability to repay the loan or line of credit according to all its terms. Our underwriting of loans collateralized by residential real property includes appraisals or automated valuation models (AVMs) to support property values. AVMs are computer-based tools used to estimate the market value of homes. AVMs are a lower-cost alternative to appraisals and support valuations of large numbers of properties in a short period of time. AVMs estimate property values based on processing large volumes of market data including market comparables and price trends for local market areas. The primary risk associated with the use of AVMs is that the value of an individual property may vary significantly from the average for the market area. We have processes to periodically validate AVMs and specific risk management guidelines addressing the circumstances when AVMs may be used. Generally AVMs are used in underwriting to support property values on loan originations only where the loan amount is under $250,000. For underwriting residential property loans of $250,000 or more, we require property visitation appraisals by qualified independent appraisers.

We continually evaluate and modify our credit policies to address appropriate levels of risk. Accordingly, from time to time, we designate certain portfolios and loan products as non-strategic or high risk to limit or cease their continued origination as we actively work to limit losses and reduce our exposures.

Measuring and monitoring our credit risk is an ongoing process that tracks delinquencies, collateral values, FICO scores, economic trends by geographic areas, loan-level risk grading for certain portfolios (typically commercial) and other indications of credit risk. Our credit risk monitoring process is designed to enable early identification of developing risk and to support our determination of an adequate allowance for credit losses. The following analysis reviews the relevant concentrations and certain credit metrics of our significant portfolios. See Note 2 (Loans and Allowance for Credit Losses) to Financial Statements in this Report for more analysis and credit metric information.

By the nature of our status as a REIT, the composition of the loans underlying the participation interests are highly concentrated in real estate. The following table is a summary of the geographical distribution of our loan portfolio for the top five states with loans outstanding.

(in thousands)	Commercial	Real estate 1-4 family first mortgage	Real estate 1-4 family junior lien mortgage	Total	% of total loans

December 31, 2010
Florida	$391,856	1,185,654	570,048	2,147,558	14%
New Jersey	264,307	896,035	838,485	1,998,827	13
Pennsylvania	144,856	1,093,041	684,832	1,922,729	12
North Carolina	296,138	874,113	331,358	1,501,609	10
California	7,462	1,358,768	43,853	1,410,083	9
All other states	448,582	4,479,222	1,597,954	6,525,758	42

Total loans	$1,553,201	9,886,833	4,066,530	15,506,564	100%

The following table is a summary of our commercial and industrial loans by industry.

	December 31, 2010

(in thousands)	Total	% of total loans

Finance	$50,984	24%
Real estate-other (1)	32,626	16
Public administration	28,669	14
Food and beverage	28,373	14
Investors	25,049	12
Industrial equipment	11,593	6
Healthcare	6,730	3
Crops	6,631	3
Other	19,163	8

Total commercial and industrial loans	$209,818	100%

(1)	Includes lessors, building operators and real estate agents.

The following table is a summary of CRE loans by state and property type.

	December 31, 2010
(in thousands)	Real estate mortgage	Real estate construction	Total	% of total loans

By state:
Florida	$311,194	36,395	347,589	26%
North Carolina	281,313	12,912	294,225	22
New Jersey	209,054	2,287	211,341	16
Pennsylvania	100,776	3,427	104,203	8
South Carolina	82,080	3,279	85,359	6
All other states	282,933	17,733	300,666	22

Total loans	$1,267,350	76,033	1,343,383	100%

By property:
Office buildings	$333,954	817	334,771	25%
Industrial/warehouse	251,503	2,597	254,100	19
Retail (excluding shopping center)	201,969	8,782	210,751	16
Shopping center	139,918	-	139,918	10
Real estate - other	104,358	21,035	125,393	9
Hotel/motel	87,241	553	87,794	7
Apartments	67,783	10,095	77,878	6
Institutional	58,953	-	58,953	4
Land (excluding 1-4 family)	10,832	30,929	41,761	3
1-4 family structure	6,321	1,225	7,546	1
Other	4,518	-	4,518	-

Total loans	$1,267,350	76,033	1,343,383	100%

The following table is a summary of real estate 1-4 family mortgage loans by state and combined loan-to-value (CLTV) ratio.

	December 31, 2010
(in thousands)	Real estate 1-4 family mortgage	Current CLTV ratio (1)

Pennsylvania	$1,777,873	65%
Florida	1,755,702	88
New Jersey	1,734,520	69
California	1,402,621	60
North Carolina	1,205,471	70
All other states	6,077,176	73%

Total loans	$13,953,363

(1)	Collateral values are generally determined using automated valuation models (AVMs) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

The following table includes recent quarterly data, by geographical area, for our home equity portfolio, which reflected the largest portion of our credit losses in 2010.

HOME EQUITY PORTFOLIO (1)

				% of loans			Loss rate
				two payments			(annualized)
	Outstanding balances			or more past due			Quarter ended
(in thousands)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010

New Jersey	$833,984	905,689	965,837	4.73%	4.51	4.28	3.15	3.91	2.63
Pennsylvania	681,232	736,292	782,754	3.52	3.16	2.81	1.62	1.54	1.42
Florida	568,037	611,776	639,796	6.72	6.93	6.75	9.83	9.29	10.50
Virginia	410,781	444,102	473,064	3.72	3.44	3.52	2.77	4.43	4.71
North Carolina	328,089	360,421	378,562	3.66	3.52	3.00	2.45	2.75	2.92
Other	1,220,888	1,313,885	1,391,806	4.55	4.74	4.60	3.49	4.32	3.41

Total	$4,043,011	4,372,165	4,631,819	4.56	4.50	4.29	3.84	4.35	3.98

(1)	Consists of real estate 1-4 family junior lien mortgages, excluding PCI loans.

Nonaccrual Loans and Other Nonperforming Assets

The following table shows the comparative data for nonaccrual loans and other nonperforming assets. We generally place loans on nonaccrual status when:

—	the full and timely collection of interest or principal becomes uncertain;
—	they are 90 days (120 days with respect to real estate 1-4 family first and junior lien mortgages) past due for interest or principal (unless both well-secured and in the process of collection); or
—	part of the principal balance has been charged off and no restructuring has occurred.

Note 1 (Summary of Significant Accounting Policies – Loans) to Financial Statements in this Report describes our accounting policy for nonaccrual and impaired loans.

NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	December 31,
(in thousands)	2010	2009
Nonaccrual loans
Commercial:
Commercial and industrial	$2,454	3,510
Real estate mortgage	21,491	4,869
Real estate construction	366	-
Total commercial	24,311	8,379
Consumer:
Real estate 1-4 family first mortgage	225,297	119,666
Real estate 1-4 family junior lien mortgage	117,218	79,495
Total consumer	342,515	199,161
Total nonaccrual loans	366,826	207,540
Other nonperforming assets
Foreclosed assets	5,891	2,282
Total nonaccrual loans and other nonperforming assets	$372,717	209,822
As a percentage of total loans	2.40%	1.28

Nonaccrual loans increased to $366.8 million at December 31, 2010, from $207.5 million at December 31, 2009. The increase was primarily related to commercial real estate and consumer real estate 1-4 family mortgage loans, due to continued slow dispositions.

Typically, changes to nonaccrual loans period-over-period represent inflows for loans that reach a specified past due status or where we believe that the full collection of principal is in doubt, offset by reductions for loans that are charged off, sold, transferred to foreclosed properties, or are no longer classified as nonaccrual because they return to accrual status. Dispositions have been slower in this economic cycle for a few reasons. Modification programs, including government and proprietary, require customers to provide updated documentation and complete trial repayment periods, to evidence sustained performance, before the loan can be removed from nonaccrual status. In addition, for loans in foreclosure, many states, including Florida where Wachovia Funding has significant exposures, have enacted legislation that significantly increases the time frames to complete the foreclosure process, meaning that loans will remain in nonaccrual status for longer periods. In addition, recent foreclosure moratoriums are causing an even greater slow down in dispositions in some states. At the conclusion of the foreclosure process, we continue to sell real estate owned in a timely fashion.

Troubled Debt Restructurings (TDRs)

The following table provides information regarding loans modified in TDRs.

(in thousands)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Mar. 31 2010	Dec. 31, 2009 (1)
Consumer TDRs:
Real estate 1-4 family first mortgage	$131,159	117,916	87,853	69,113	54,129
Real estate 1-4 family junior lien mortgage	78,187	74,258	68,371	63,676	61,882
Total consumer TDRs	209,346	192,174	156,224	132,789	116,011
Commercial TDRs	2,454	-	-	-	-
Total TDRs	$211,800	192,174	156,224	132,789	116,011

TDRs on nonaccrual status	$69,134	74,882	29,784	14,461	9,801
TDRs on accrual status	142,666	117,292	126,440	118,328	106,210
Total TDRs	$211,800	192,174	156,224	132,789	116,011

(1) Revised to correct previously reported amounts.

We establish an allowance for loan losses when a loan is modified in a TDR, which for consumer loans was $51.9 million at December 31, 2010, and $30.3 million at December 31, 2009. Total charge-offs related to loans modified in a TDR were $6.1 million and $3.8 million in 2010 and 2009, respectively.

Our nonaccrual policies are generally the same for all loan types when a restructuring is involved. We underwrite loans at the time of restructuring to determine whether there is sufficient evidence of sustained repayment capacity based on the borrower’s documented income, debt to income ratios, and other factors. Any loans lacking sufficient evidence of sustained repayment capacity at the time of modification are charged down to the fair value of the collateral, if applicable. If the borrower has demonstrated performance under the previous terms and the underwriting process shows the capacity to continue to perform under the restructured terms, the loan will remain in accruing status. Otherwise, the loan will be placed in nonaccrual status generally until the borrower demonstrates a sustained period of performance, generally six consecutive months of payments, or equivalent, inclusive of consecutive payments made prior to modification. Loans will also be placed on nonaccrual, and a corresponding charge-off is recorded to the loan balance, if we believe that principal and interest contractually due under the modified agreement will not be collectible.

We do not forgive principal for a majority of our TDRs, but in those situations where principal is forgiven, the entire amount of such principal forgiveness is immediately charged off. When a TDR performs in accordance with its modified terms, the loan either continues to accrue interest (for performing loans), or will return to accrual status after the borrower demonstrates a sustained period of performance.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING (1)

	December 31,
(in thousands)	2010	2009
Commercial:
Commercial and industrial	$1	-
Real estate mortgage	3,419	9,445
Real estate construction	-	-
Total commercial	3,420	9,445
Consumer:
Real estate 1-4 family first mortgage	22,319	20,681
Real estate 1-4 family junior lien mortgage	14,645	20,406
Total consumer	36,964	41,087
Total	$40,384	50,532

(1)	The carrying value of PCI loans contractually 90 days or more past due was $10.9 million and $47.6 million at December 31, 2010 and 2009, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

Net Charge-offs

Net charge-offs in 2010 were $284.9 million (1.80% of average total loans outstanding) compared with $149.8 million (0.88%) a year ago. The increase in charge-offs was in part attributable to challenging economic and housing conditions impacting the consumer real estate portfolio, as well as a lower level of charge-offs on our non-PCI loans in early 2009, because such loans were all in performing status at the time of the Wachovia merger. The majority of the increase was in consumer real estate, which has a higher concentration of home equity loans geographically located in the eastern United States. Collateral value stabilization and delinquency improvements have lagged in this portfolio which continued to experience elevated losses. These conditions also contributed to increases in the allowance for credit losses.

Net charge-offs in the 1-4 family first mortgage portfolio totaled $90.7 million in 2010 compared with $45.8 million a year ago. Net charge-offs in the real estate 1-4 family junior lien portfolio were $191.2 million in 2010 compared with $103.8 million a year ago. Our relatively high-quality real estate 1-4 family mortgage portfolio continued to reflect relatively low loss rates compared to industry trends. Until housing prices fully stabilize, these credit losses are expected to remain elevated, but may decline as economic recovery continues.

Commercial and industrial and CRE net charge-offs in 2010 were $2.9 million while 2009 charge-offs were $227 thousand. Although economic stress and decreased commercial real estate values have resulted in the deterioration of our commercial and industrial and CRE credit portfolios, there have been relatively small losses. Due to the larger dollar amounts associated with individual commercial and industrial and CRE loans, loss recognition tends to be irregular and exhibits more variation than consumer loan portfolios.

Allowance for Credit Losses

The allowance for credit losses, which consists of the allowance for loan losses and the allowance for unfunded credit commitments, is management’s estimate of credit losses inherent in the loan portfolio and unfunded credit commitments at the balance sheet date, excluding loans carried at fair value. The detail of the changes in the allowance for credit losses by portfolio segment (including charge-offs and recoveries by loan class) is in Note 2 (Loans and Allowance for Credit Losses) to Financial Statements in this Report.

We employ a disciplined process and methodology to establish our allowance for loan losses each quarter. This process takes into consideration many factors, including historical and forecasted loss trends, loan-level credit quality ratings and loan grade specific loss factors. In addition, we review several credit ratio trends, such as the ratio of the allowance for loan losses to nonaccrual loans and the ratio of the allowance for loan losses to net charge-offs. These trends are not determinative of the adequacy of the allowance as we use several analytical tools in determining the adequacy of the allowance.

At December 31, 2010, the allowance for loan losses totaled $403.0 million (2.60% of total loans), compared with $337.4 million (2.06%), at December 31, 2009.

The ratio of the allowance for credit losses to total nonaccrual loans was 110% and 163% at December 31, 2010 and 2009, respectively. In general, this ratio may fluctuate significantly from period to period due to such factors as the mix of loan types in the portfolio, borrower credit strength and the value and marketability of collateral.

We believe the allowance for credit losses of $403.6 million was adequate to cover credit losses inherent in the loan portfolio, including unfunded credit commitments, at December 31, 2010. The allowance for credit losses is evaluated on a quarterly basis and considers existing factors at the time, including economic or market conditions and ongoing internal and external examination processes. Due to the sensitivity of the allowance for credit losses to changes in the economic environment, it is possible that unanticipated economic deterioration would create incremental credit losses not anticipated as of the balance sheet date. Our process for determining the adequacy of the allowance for credit losses is discussed in the “Critical Accounting Policies” section.

ASSET/LIABILITY MANAGEMENT

Asset/liability management involves the evaluation, monitoring and management of interest rate risk, market risk and liquidity and funding.

Interest Rate Risk

Interest rate risk is the sensitivity of earnings to changes in interest rates. Approximately 17% of our loan portfolio consisted of variable rate loans at December 31, 2010. In a declining rate environment, we may experience a reduction in interest income on our loan portfolio and a corresponding decrease in funds available to be distributed to our shareholders. The reduction in interest income may result from downward adjustment of the indices upon which the interest rates on loans are based and from prepayments of loans with fixed interest rates, resulting in reinvestment of the proceeds in lower yielding assets.

At December 31, 2010, approximately 83% of the balance of our loans had fixed interest rates. Such loans tend to increase our interest rate risk. We monitor the rate sensitivity of assets acquired. Our methods for evaluating interest rate risk include an analysis of interest-rate sensitivity “gap,” which is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds interest rate-sensitive assets.

During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. Because different types of assets and liabilities with the same or similar maturities may react differently to changes in overall market rates or conditions, changes in interest rates may affect net interest income positively or negatively even if an institution is perfectly matched in each maturity category.

At December 31, 2010, $5.5 billion, or 30% of our assets, had variable interest rates and could be expected to reprice with changes in interest rates. At December 31, 2010, our liabilities were $56.2 million, or less than 1% of our assets, while stockholders’ equity was $18.1 billion, or greater than 99% of our assets. This positive gap between our assets and liabilities indicates that an increase in interest rates would result in an increase in net interest income and a decrease in interest rates would result in a decrease in net interest income.

Our rate-sensitive assets and liabilities at December 31, 2010, are presented below. Assets that immediately reprice are placed in the overnight column. The allowance for loan losses is not included in loans. At December 31, 2010 the fair value of the loan portfolio was $16.4 billion with fixed rate loans and loan participations of approximately $13.6 billion and variable rate loans and loan participations of approximately $2.8 billion.

	December 31, 2010
(in thousands)	Overnight	Within one year	One to three years	Three to five years	Over five years	Total
Rate-sensitive assets
Interest-bearing deposits in banks	$2,774,299	-	-	-	-	2,774,299
Loans and loan participations
Fixed rate	-	73,572	174,495	512,933	12,053,032	12,814,032
Variable rate	-	405,275	401,925	243,896	1,641,436	2,692,532
Total rate-sensitive assets	$2,774,299	478,847	576,420	756,829	13,694,468	18,280,863
Total rate-sensitive liabilities	$-	-	-	-	-	-

All of our derivatives are economic hedges and none are treated as accounting hedges. In addition, all our derivatives (currently consisting of interest rate swaps) are recorded at fair value in the balance sheet. When we have more than one transaction with a counterparty and there is a legally enforceable master netting agreement between the parties, the net of the gain and loss positions are recorded as an asset or a liability in our consolidated balance sheet. Realized and unrealized gains and losses are recorded as a net gain or loss on interest rate swaps in our consolidated statement of income.

In 2001, the Bank contributed receive-fixed interest rate swaps with a notional amount of $4.25 billion and a fair value of $673.0 million to us in exchange for common stock. The unaffiliated counterparty to the receive-fixed interest rate swaps provided cash collateral to us. We pay interest to the counterparty on the collateral at a short-term interest rate. Shortly after the contribution of the receive-fixed interest rate swaps, we entered into pay-fixed interest rate swaps with a notional amount of $4.25 billion that serve as an economic hedge of the contributed swaps. All interest rate swaps are transacted with the same unaffiliated third party.

At December 31, 2010, our position in interest rate swaps was an asset of $422.6 million, a liability of $316.3 million, and a cash collateral payable of $105.3 million. The position in the interest rate swap is recorded as a net amount on our consolidated balance sheet at fair value, as positions with the same counterparty are netted as part of a legally enforceable master netting agreement between Wachovia Funding and the derivative counterparty, and is reported net of the cash collateral received and paid.

At December 31, 2010, our receive-fixed interest rate swaps with a notional amount of $4.1 billion had a weighted average maturity of 1.46 years, weighted average receive rate of 7.45% and weighted average pay rate of 0.30%. Our pay-fixed interest rate swaps with a notional amount of $4.1 billion had a weighted average maturity of 1.46 years, weighted average receive rate of 0.30% and weighted average pay rate of 5.72% at December 31, 2010. All the interest rate swaps have variable pay or receive rates based on three- or six-month LIBOR, and they are the pay or receive rates in effect at December 31, 2010.

Market Risk

Market risk is the risk of loss from adverse changes in market prices and interest rates. Market risk arises primarily from interest rate risk inherent in lending, investment in derivative financial instruments and borrowing activities.

Due to the difference in fixed rates in our interest rate swaps, volatility is expected given certain interest rate fluctuations. If market rates were to decrease 100 basis points or 200 basis points, we would recognize short-term net gains on our interest rate swaps of $1.0 million or $2.1 million, respectively. If interest rates were to increase 100 basis points or 200 basis points, we would recognize short-term net losses on our interest rate swaps of $1.0 million or $2.0 million, respectively. These short-term fluctuations will eventually offset over the life of the interest rate swaps when held to maturity, with no change in cash flow occurring for the net positions. The changes in value of the net swap positions were calculated under the assumption there was a parallel shift in the LIBOR curve using 100 basis point and 200 basis point shifts, respectively.

Liquidity and Funding

The objective of effective liquidity management is to ensure that we can meet customer loan requests and other cash commitments efficiently under both normal operating conditions and under unpredictable circumstances of industry or market stress. To achieve this objective, Wells Fargo’s Corporate Asset/Liability Management Committee establishes and monitors liquidity guidelines that require sufficient asset-based liquidity to cover potential funding requirements and to avoid over-dependence on volatile, less reliable funding markets.

Proceeds received from pay-downs of loans are typically sufficient to fund existing lending commitments and loan purchases. Depending upon the timing of the loan purchases, we may draw on the line of credit we have with the Bank as a short-term liquidity source. Wachovia Funding has a $1.0 billion line of credit with the Bank, and our subsidiaries WREIC and WPR have lines of credit with the Bank of $1.0 billion and $200.0 million, respectively. Each of these lines is under a revolving demand note at a rate equal to the federal funds rate. Generally, we repay these borrowings within several months as we receive cash on loan pay-downs from our loan portfolio. At December 31, 2010, there were no borrowings outstanding on our line of credit with the Bank. Should a longer-term liquidity need arise, we could issue additional common or preferred stock, subject to any pre-approval rights of our shareholders. We do not have and do not anticipate having any material capital expenditures in the foreseeable future. We believe our existing sources of liquidity are sufficient to meet our funding needs.

Wachovia Funding’s primary liquidity needs are to pay operating expenses, fund our lending commitments, purchase loans as the underlying loans mature or repay, and pay dividends. Operating expenses and dividends are expected to be funded through cash generated by operations, while funding commitments and the acquisition of additional participation interests in loans are intended to be funded with the proceeds obtained from repayment of principal balances by individual borrowers. We expect to distribute annually an aggregate amount of dividends with respect to outstanding capital stock equal to approximately 100 percent of our REIT taxable income for federal tax purposes. Such distributions may in some periods exceed net income determined under U.S. generally accepted accounting principles (GAAP). Refer to Note 7 (Income Taxes) to Financial Statements in this Report for further information.

To the extent that Wachovia Funding’s board of directors determines that additional funding is required, we may raise funds through additional equity offerings, debt financings, retention of cash flow or a combination of these methods. However, any cash flow retention must be consistent with the provisions of the Investment Company Act and the Code which requires the distribution by a REIT of at least 90% of its REIT taxable income, excluding capital gains, and must take into account taxes that would be imposed on undistributed income. In addition, any necessary liquidity could be obtained by drawing on lines of credit with the Bank.

At December 31, 2010, our liabilities principally consist of deferred income tax liabilities. Our certificate of incorporation does not contain any limitation on the amount or percentage of debt, funded or otherwise, we may incur, except the incurrence of debt for borrowed money or our guarantee of debt for borrowed money in excess of amounts borrowed or guaranteed. However, as part of issuing our Series A preferred securities, we have a covenant in which we agree not to incur indebtedness over 20% of our stockholders’ equity unless approved by two-thirds of the Series A preferred securities, voting as a separate class.

In January 2011, our board of directors declared a dividend in the amount of $2.5 billion payable to holders of our common stock on January 21, 2011. This dividend reduced relatively high levels of cash on Wachovia Funding’s balance sheet resulting from loan pay-downs in order to maintain Qualifying Assets greater than 80% of total assets. Based on our current expectations of loan pay-downs and anticipated reinvestment in REIT Qualified Assets during 2011, management expects to request our board of directors to consider a return of up to an additional $3.0 billion of capital to our holders of common stock in 2011. In January 2011, our board of directors also declared dividends payable to holders of our preferred securities payable on March 31, 2011, in accordance with our certificate of incorporation.

Critical Accounting Policy

Our significant accounting policies (see Note 1 (Summary of Significant Accounting Policies) to Financial Statements in this Report) are fundamental to understanding our results of operations and financial condition because they require that we use estimates and assumptions that may affect the value of our assets or liabilities and financial results. We have identified the allowance for credit losses policy as being particularly sensitive in terms of judgments and the extent to which estimates are used.

Management has reviewed and approved this critical accounting policy and has discussed it with the board of directors.

Allowance for Credit Losses (ACL)

As a subsidiary of Wells Fargo, our loans are subject to the same analysis of the adequacy of the allowance for credit losses applied to loans maintained in Wells Fargo’s subsidiaries, including the Bank.

The allowance for credit losses, which consists of the allowance for loan losses and the allowance for unfunded credit commitments, is management’s estimate of credit losses inherent in the loan portfolio, including unfunded commitments at the balance sheet date. We develop and document our allowance methodology at the portfolio segment level. Our loan portfolio consists of a commercial loan portfolio segment and a consumer loan portfolio segment.

We employ a disciplined process and methodology to establish our allowance for credit losses. The total allowance for credit losses considers both impaired and unimpaired loans. While our methodology attributes portions of the allowance to specific portfolio segments, the entire allowance for credit losses is available to absorb credit losses inherent in the total loan portfolio, including unfunded commitments. No single statistic or measurement determines the adequacy of the allowance for credit losses.

Commercial Portfolio Segment

The allowance for credit losses for unimpaired commercial loans is estimated through the application of loss factors to loans based on credit risk rating for each loan. In addition, the allowance for credit losses for unfunded commitments is estimated by applying these loss factors to loan equivalent exposures. The loss factors reflect the estimated default probability and quality of the underlying collateral. The loss factors used are statistically derived through the observation of historical losses incurred for loans within each credit risk rating over a relevant specified period of time. As appropriate, we adjust or supplement these loss factors and estimates to reflect other risks that may be identified from current conditions and developments in selected portfolios.

The allowance also includes an amount for estimated credit losses on impaired loans such as nonaccrual loans and loans that have been modified in a TDR, whether on accrual or nonaccrual status.

Consumer Portfolio Segment

Loans are pooled generally by product type with similar risk characteristics. Losses are estimated using forecasted losses to represent our best estimate of inherent loss based on historical experience, quantitative and other mathematical techniques over the loss emergence period. Each business group exercises significant judgment in the determination of the credit loss estimation model type and/or segmentation method that fits the credit risk characteristics of its portfolio. We use both internally developed and vendor supplied models in this process. We often use roll rate or net flow models as well as econometric/statistical models for loss projections. Management must use judgment in establishing additional input metrics for the modeling processes, such as portfolio segmentation by sub-product. In addition, we establish an allowance for consumer loans that have been modified in a TDR, whether on accrual or nonaccrual status.

The models used to determine the allowance are validated by our internal model validation group operating in accordance with our policies.

Other ACL Matters

An allowance for impaired consumer and commercial loans is measured based on an estimate of cash flows, both principal and interest, expected to be collected or an assessment of the fair value of collateral underlying the impaired loan, if applicable. Management exercises significant judgment to develop these estimates.

The allowance for credit losses for both portfolio segments includes an amount for imprecision or uncertainty that may change from period to period. This amount represents management’s judgment of risks inherent in the processes and assumptions used in establishing the allowance. This imprecision considers economic environmental factors, modeling assumptions and performance, process risk, and other subjective factors, including industry trends.

Sensitivity to Changes

Changes in the allowance for credit losses and, therefore, in the related provision expense can materially affect net income. The establishment of the allowance for credit losses relies on a consistent quarterly process that requires significant management review and judgment. Management considers changes in economic conditions, customer behavior, and collateral value, among other influences. From time to time, economic factors or business decisions such as the addition or liquidation of a loan product or business unit, may affect the loan portfolio, causing management to provide or release amounts from the allowance for credit losses.

The allowance for credit losses for commercial loans, including unfunded credit commitments (individually risk weighted) is sensitive to credit risk ratings assigned to each credit exposure. Commercial loan risk ratings are evaluated based on each situation by experienced senior credit officers and are subject to periodic review by an independent internal team of credit specialists.

The allowance for credit losses for consumer loans (statistically modeled) is sensitive to economic assumptions and delinquency trends. Forecasted losses are modeled using a range of economic scenarios.

Assuming a one risk rating downgrade throughout our commercial portfolio segment and a stressed economic scenario for modeled losses on our consumer portfolio segment could imply an additional allowance requirement of approximately $81 million.

Assuming a one risk rating upgrade throughout our commercial portfolio segment and a strong recovery economic scenario for modeled losses on our consumer portfolio segment could imply a reduced allowance requirement of approximately $57 million.

The sensitivity analyses provided are hypothetical scenarios and are not considered probable. They do not represent management’s view of inherent losses in the portfolio as of the balance sheet date. Because significant judgment is used, it is possible that others performing similar analyses could reach different conclusions.

See the “Risk Management – Credit Risk Management” section and Note 2 (Loans and Allowance for Credit Losses) to Financial Statements in this Report for further discussion of our allowance.

Current Accounting Developments

The following accounting pronouncement has been issued by the Financial Accounting Standards Board (FASB):

—	Accounting Standards Update (ASU) 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20.

ASU 2011-01 defers the effective date for disclosures on TDRs. The deferral is intended to provide the FASB with additional time to complete a separate TDR project, with new disclosures expected to be effective for second quarter 2011. For more information on the disclosure requirements for TDRs, see the discussion on ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, in Note 1 (Summary of Significant Accounting Policies) to Financial Statements in this Report.

FORWARD-LOOKING STATEMENTS

This Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make about: future results of Wachovia Funding; expectations for consumer and commercial credit losses, life-of-loan losses, and the sufficiency of our credit loss allowance to cover future credit losses; the expected outcome and impact of legal, regulatory and legislative developments; and Wachovia Funding’s plans, objectives and strategies.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

—	the effect of political and economic conditions and geopolitical events;
—	economic conditions that affect the general economy, housing prices, the job market, consumer confidence and spending habits, including our borrowers repayment of our loan participations;
—	the level and volatility of the capital markets, interest rates, currency values and other market indices that affect the value of our assets and liabilities;
—	the availability and cost of both credit and capital as well as the credit ratings assigned to our debt instruments;
—	investor sentiment and confidence in the financial markets;
—	our reputation;
—	the impact of current, pending and future legislation, regulation and legal actions, including capital standards applicable to the Bank or Wells Fargo;
—	changes in accounting standards, rules and interpretations;
—	mergers and acquisitions, and our ability to integrate them;
—	various monetary and fiscal policies and regulations of the U.S. and foreign governments;
—

financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) and legislation; and

—	the other factors described in “Risk Factors” below.

Any forward-looking statement made by us in this Report speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

RISK FACTORS

An investment in Wachovia Funding involves risk, including the possibility that the value of the investment could fall substantially and that dividends or other distributions on the investment could be reduced or eliminated. The following are the most significant risks associated with that business:

Our financial results and condition may be adversely affected by difficult business and economic conditions, particularly if home prices continue to fall or unemployment does not improve or continues to increase.

Our financial performance is affected by general business and economic conditions in the United States and abroad, and a worsening of current business and economic conditions could adversely affect our business, results of operations and financial condition. For example, significant declines in home prices over the last several years and continued high unemployment have resulted in elevated credit costs and have adversely affected our credit performance and financial results. If home prices continue to fall or unemployment does not improve or rises we would expect to incur higher than normal charge-offs and provision expense from increases in our allowance for credit losses. These conditions may adversely affect not only consumer loan performance but also commercial and industrial and commercial real estate loans, especially those business borrowers that rely on the health of industries or properties that may experience deteriorating economic conditions.

We are effectively controlled by Wells Fargo and our relationship with Wells Fargo and/or the Bank may create potential conflicts of interest.

All of our officers and one of our directors are also officers of Wells Fargo or the Bank or their affiliates. Wells Fargo, the Bank and Wachovia Preferred Holding control a substantial majority of our outstanding voting shares and, in effect, have the right to elect all of our directors, including independent directors, except under limited circumstances if we fail to pay dividends.

The Bank may have interests that are not identical to our interests. Wells Fargo, the ultimate parent of the Bank may have investment goals and strategies that differ from those of the holders of the Series A preferred securities. Consequently, conflicts of interest between us, on one hand, and the Bank and/or Wells Fargo, on the other hand, may arise.

We are dependent on the officers and employees of Wells Fargo and the Bank for our business activities and our relationship with Wells Fargo and/or the Bank may create potential conflicts of interest.

Wells Fargo and the Bank are involved in virtually every aspect of our operations. The Bank administers our day-to-day activities under the terms of participation and servicing agreements between the Bank and us. We are dependent on the diligence and skill of the officers and employees of the Bank for the selection, structuring and monitoring of the loans in our portfolio and our other authorized investments and business opportunities. The Bank manages our cash collateral related to our interest rate swaps.

Despite our belief that the terms of the loan participation and servicing agreements between the Bank and us reflect terms consistent with those negotiated on an arms-length basis, our dependency on the Bank’s officers and employees and our close relationship with the Bank may create potential conflicts of interest. Specifically, such conflicts of interest may arise because the employees of the Bank have the power to set the amount of the service fees paid to the Bank, modify the loan participation and servicing agreements, and make business decisions with respect to servicing of the underlying loans, particularly the loans that are placed on nonaccrual status or are otherwise non-performing.

The loans in our portfolio are subject to economic conditions that could negatively affect the value of the collateral securing such loans and/or the results of our operations.

The value of the collateral underlying our loans and/or the results of our operations could be affected by various conditions in the economy, such as:

—	changes in interest rates;

—	local and other economic conditions affecting real estate and other collateral values;

—	sudden or unexpected changes in economic conditions, including changes that might result from terrorist attacks and the United States’ response to such attacks;

—

the continued financial stability of a borrower and the borrower’s ability to make loan principal and interest payments, which may be adversely affected by job loss, recession, divorce, illness or personal bankruptcy;

—	the ability of tenants to make lease payments;

—

the ability of a property to attract and retain tenants, which may be affected by conditions such as an oversupply of space or a reduction in demand for rental space in the area, the attractiveness of properties to tenants, competition from other available space, and the ability of the owner to pay leasing commissions, provide adequate maintenance and insurance, pay tenant improvement costs, and make other tenant concessions;

—	the availability of credit to refinance loans at or prior to maturity; and

—	increased operating costs, including energy costs, real estate taxes, and costs of compliance with environmental controls and regulations.

If we lose our exemption under the Investment Company Act it could have a material adverse effect on us.

We believe that we are not, and intend to conduct our operations so as not to become, regulated as an investment company under the Investment Company Act. Under the Investment Company Act, a non-exempt entity that is an investment company is required to register with the SEC and is subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. If a change in the laws or the interpretations of those laws were to occur, we could be required to either change the manner in which we conduct our operations to avoid being required to register as an investment company or register as an investment company, either of which could have a material adverse effect on us and the price of our securities. Further, in order to ensure that we at all times continue to qualify for the exemption, we may be required at times to adopt less efficient methods of financing certain of our assets than would otherwise be the case and may be precluded from acquiring certain types of assets whose yield is somewhat higher than the yield on assets that could be purchased in a manner consistent with the exemption. The net effect of these factors may lower at times our net interest income. Finally, if we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period we were determined to be an unregistered investment company.

Legislative and regulatory proposals may restrict or limit our ability to engage in our current businesses or in businesses that we desire to enter into.

We continue to evaluate the potential impact on liquidity management of regulatory proposals, including Basel III and those required under the Dodd-Frank Act, as they move closer to the final rule-making process.

Proposed capital standards, if adopted, may cause our Series A preferred securities to be redeemed early.

Except in certain circumstances, our Series A preferred securities may not be redeemed prior to December 31, 2022. Prior to that date, among other things, if regulators adopt capital standards that do not permit Wells Fargo or the Bank to treat our Series A preferred securities as Tier 1 capital, we may determine to redeem the Series A preferred securities, as provided in our certificate of incorporation. Although any such redemption must be in whole for a redemption price of $25.00 per Series A security, plus all authorized, declared but unpaid dividends to the date of redemption, such event may have an adverse effect on the trading price for the Series A preferred securities.

We may suffer adverse tax consequences if we fail to qualify as a REIT.

No assurance can be given that Wachovia Funding will be able to continue to operate in a manner so as to remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex tax law provisions for which there are limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. No assurance can be given that new legislation or new regulations, administrative interpretations, or court decisions will not significantly change the tax laws in the future with respect to qualification as a REIT or the federal income tax consequences of such qualification in a way that would materially and adversely affect Wachovia Funding’s ability to operate. Any such new legislation, regulation, interpretation or decision could be the basis of a tax event that would permit us to redeem all or any preferred securities, including the Series A preferred securities. If Wachovia Funding were to fail to qualify as a REIT, the dividends on preferred securities would not be deductible for federal income tax purposes. In that event, Wachovia Funding could face a tax liability that could consequently result in a reduction in our net income after taxes, which could also adversely affect our ability to pay dividends to common and preferred securities holders.

Although Wachovia Funding currently intends to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to determine that it is in its best interests and the best interests of holders of common and preferred securities to revoke the REIT election.

Changes in accounting policies or accounting standards, and changes in how accounting standards are interpreted or applied, could materially affect how we report our financial results and conditions.

Our accounting policies are fundamental to determining and understanding our financial results and condition. Some of these policies require use of estimates and assumptions that may affect the value of our assets or liabilities and financial results. Further, our policies related to the allowance for credit are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain and because it is likely that materially different amounts would be reported under different conditions or using different assumptions. For a description of these policies, refer to “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies.”

From time to time FASB and the SEC change the financial accounting and reporting standards that govern the preparation of our external financial statements. In addition, accounting standard setters and those who interpret the accounting standards (such as the FASB, SEC, banking regulators and our outside auditors) may change or even reverse their previous interpretations or positions on how these standards should be applied. Changes in financial accounting and reporting standards and changes in current interpretations may be beyond our control, can be hard to predict and could materially affect how we report our financial results and condition. We may be required to apply a new or revised standard retroactively or apply an existing standard differently, also retroactively, in each case resulting in our potentially restating prior period financial statements in material amounts.

CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

As required by SEC rules, Wachovia Funding’s management evaluated the effectiveness, as of December 31, 2010, of disclosure controls and procedures. Wachovia Funding’s chief executive officer and chief financial officer participated in the evaluation. Based on this evaluation, the chief executive officer and chief financial officer concluded that Wachovia Funding’s disclosure controls and procedures were effective as of December 31, 2010.

Internal Control Over Financial Reporting

Internal control over financial reporting is defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, Wachovia Funding’s principal executive and principal financial officers and effected by Wachovia Funding’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that:

—	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of assets of Wachovia Funding;
—

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Wachovia Funding are being made only in accordance with authorizations of management and directors of Wachovia Funding; and

—

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Wachovia Funding’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. No change occurred during any quarter in 2010 that has materially affected, or is reasonably likely to materially affect, Wachovia Funding’s internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

Management assessed the effectiveness of internal control over financial reporting as of December 31, 2010, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework. Based on this assessment, management concluded that as of December 31, 2010, Wachovia Funding’s internal control over financial reporting was effective.

Management is also responsible for the preparation and fair presentation of the consolidated financial statements and other financial information contained in this report. The accompanying consolidated financial statements were prepared in conformity with GAAP and include, as necessary, best estimates and judgments by management.

KPMG LLP, an independent, registered public accounting firm, has audited Wachovia Funding’s consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, as stated in their report which is included herein. Pursuant to an exemption for certain registrants under the Dodd-Frank Act, this Annual Report on Form 10-K does not include an attestation report of Wachovia Funding’s registered public accounting firm regarding internal control over financial reporting.

Item 7A.    Quantitative and Qualitative Disclosures About Market Risk.

Information required by this Item 7A is set forth in Item 7 under the caption “Risk Management.”

Item 8.     Financial Statements and Supplementary Data.

The following consolidated financial statements of Wachovia Funding and its subsidiaries at December 31, 2010, are included in this report at the pages indicated:

Quarterly Financial Data

Condensed Consolidated Statement of Income - Quarterly (Unaudited)

	2010 Quarter ended				2009 Quarter ended
(in thousands)	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
Interest income	$ 322,936	298,153	278,615	272,428	275,481	314,386	293,948	278,107
Interest expense	-	-	-	-	-	148	68	164
Net interest income	322,936	298,153	278,615	272,428	275,481	314,238	293,880	277,943
Provision for credit losses	39,570	98,105	92,211	124,139	76,031	48,321	79,337	13,884
Net interest income after
provision for credit losses	283,366	200,048	186,404	148,289	199,450	265,917	214,543	264,059
Noninterest income
Gain on interest rate swaps	57	749	500	1,148	554	1,853	328	1,349
Gain (loss) on loan sales to affiliate	-	17,974	(4)	(256)	-	-	-	-
Other income	186	152	158	198	407	321	258	180
Total other income	243	18,875	654	1,090	961	2,174	586	1,529
Noninterest expense
Loan servicing costs	13,777	14,483	15,215	15,625	16,218	15,750	16,591	17,411
Management fees	1,186	1,152	1,142	1,100	1,644	2,797	2,697	3,102
Other	2,060	1,127	1,018	750	999	1,754	569	442
Total noninterest expense	17,023	16,762	17,375	17,475	18,861	20,301	19,857	20,955
Income before income tax expense	266,586	202,161	169,683	131,904	181,550	247,790	195,272	244,633
Income tax expense (benefit)	(10)	323	168	437	(1,827)	856	1,430	1,136
Net income	266,596	201,838	169,515	131,467	183,377	246,934	193,842	243,497
Dividends on preferred stock	45,817	48,957	45,829	45,263	36,757	34,975	43,004	45,942
Net income available to common stockholders	$ 220,779	152,881	123,686	86,204	146,620	211,959	150,838	197,555
Per common share information
Basic earnings	2.21	1.53	1.24	0.86	1.47	2.12	1.51	1.98
Diluted earnings	2.21	1.53	1.24	0.86	1.47	2.12	1.51	1.98
Average common shares
Basic	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9
Diluted	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9	99,999.9

Item 9.     Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A.    Controls and Procedures.

Information in response to this item can be found under the “Controls and Procedures” section in this Report which information is incorporated by reference into this item.

Item 9B.    Other Information.

Not applicable.

PART III

Item 10.    Directors and Executive Officers and Corporate Governance.

Information required by this item is set forth under the captions “Nominees for Election at the 2011 Annual Meeting”, “Section 16(a) Beneficial Ownership Reporting Compliance”, “Attendance and Committees of the Board – Communications with Directors”, “Attendance and Committees of the Board – Code of Ethics”, and “Attendance and Committees of the Board – Audit Committee” of Wachovia Funding’s 2011 proxy statement to be filed with the SEC no later than April 30, 2011, and incorporated by reference herein.

Executive Officers of Wachovia Funding

Mark C. Oman (age 56). President, Chief Executive Officer and Director since February 2009. Also, Senior Executive Vice President (Home and Consumer Finance), Wells Fargo, since August 2005 and Group Executive Vice President (Home and Consumer Finance), Wells Fargo, from September 2002 to August 2005.

Timothy J. Sloan (age 50). Senior Executive Vice President and Chief Financial Officer since February 2011. Also, Senior Executive Vice President and Chief Financial Officer, Wells Fargo, since February 2011, Senior Executive Vice President and Chief Administrative Officer from September 2010 to February 2011 and Executive Vice President of Wells Fargo Bank, N.A. since August 2003.

Item 11.    Executive Compensation.

Information required by this item is set forth under the captions “Director Compensation” and “Executive Compensation” of Wachovia Funding’s 2011 proxy statement to be filed with the SEC no later than April  30, 2011, and incorporated by reference herein.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Information required by this item is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” of Wachovia Funding’s 2011 proxy statement to be filed with the SEC no later than April 30, 2011, and incorporated by reference herein.

Item 13.    Certain Relationships and Related Transactions, and Director Independence.

Information required by this item is set forth under the caption “Director Independence” of Wachovia Funding’s 2011 proxy statement to be filed with the SEC no later than April 30, 2011, and incorporated by reference herein.

Item 14.    Principal Accounting Fees and Services.

Information required by this item is set forth under the caption “Independent Registered Public Accounting Firm” of Wachovia Funding’s 2011 proxy statement to be filed with the SEC no later than April 30, 2011, and incorporated by reference herein.

PART IV

Item 15.    Exhibits, Financial Statement Schedules.

The following consolidated financial statements of Wachovia Funding and its subsidiaries at December 31, 2010, are included in this report at the pages indicated:

A list of the exhibits to this Form 10-K is set forth on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference. All financial statement schedules are omitted since the required information is either not applicable, is immaterial or is included in our consolidated financial statements and notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Wachovia Preferred Funding Corp.

We have audited the accompanying consolidated balance sheets of Wachovia Preferred Funding Corp. and subsidiaries, a subsidiary of Wells Fargo & Company, as of December 31, 2010 and 2009 (Successor), and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010 (Successor in 2010 and 2009 and Predecessor in 2008). These consolidated financial statements are the responsibility of Wachovia Preferred Funding Corp.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wachovia Preferred Funding Corp. and subsidiaries as of December 31, 2010 and 2009 (Successor), and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010 (Successor in 2010 and 2009 and Predecessor in 2008), in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective December 31, 2008, Wells Fargo & Company acquired all of the outstanding stock of Wachovia Corporation in a business combination accounted for as a purchase. Prior to the acquisition, Wachovia Preferred Funding Corp. was a subsidiary of Wachovia Corporation. As a result of the acquisition, the consolidated financial information of Wachovia Preferred Funding Corp. for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition, and therefore, is not comparable.

/s/    KPMG LLP

Charlotte, North Carolina

March 23, 2011

Financial Statements

Wachovia Preferred Funding Corp. and Subsidiaries

Consolidated Statement of Income

	Years ended December 31,
(in thousands, except per share amounts)	2010	2009	2008
	(Successor)	(Successor)	(Predecessor)
Interest income	$1,172,132	1,161,922	1,172,181
Interest expense	-	380	6,148
Net interest income	1,172,132	1,161,542	1,166,033
Provision for credit losses	354,025	217,573	321,605
Net interest income after provision for credit losses	818,107	943,969	844,428
Noninterest income
Gain on interest rate swaps	2,454	4,084	16,059
Gain on loan sales to affiliate	17,714	-	-
Other income	694	1,166	6,443
Total noninterest income	20,862	5,250	22,502
Noninterest expense
Loan servicing costs	59,100	65,970	65,287
Management fees	4,580	10,240	18,675
Other	4,955	3,764	2,531
Total noninterest expense	68,635	79,974	86,493
Income before income tax expense	770,334	869,245	780,437
Income tax expense	918	1,595	13,161
Net income	769,416	867,650	767,276
Dividends on preferred stock	185,866	160,678	293,229
Net income available to common stockholders	$ 583,550	706,972	474,047
Per common share information
Basic earnings	$ 5.84	7.07	4.74
Diluted earnings	$ 5.84	7.07	4.74
Average common shares
Basic	99,999.9	99,999.9	99,999.9
Diluted	99,999.9	99,999.9	99,999.9

The accompanying notes are an integral part of these statements.

Wachovia Preferred Funding Corp. and Subsidiaries

Consolidated Balance Sheet

	December 31,
(in thousands, except shares)	2010	2009
Assets
Cash and cash equivalents	$2,774,299	2,092,523
Loans, net of unearned income	15,506,564	16,401,604
Allowance for loan losses	(402,960)	(337,431)
Net loans	15,103,604	16,064,173
Interest rate swaps, net	1,013	976
Accounts receivable - affiliates, net	218,394	166,388
Other assets	80,807	86,068
Total assets	$18,178,117	18,410,128
Liabilities
Deferred income tax liabilities	$30,255	49,971
Other liabilities	25,989	24,834
Total liabilities	56,244	74,805
Stockholders’ Equity
Preferred stock
Series A preferred securities, $0.01 par value per share, $750 million liquidation preference, non-cumulative and conditionally exchangeable, 30,000,000 shares authorized, issued and outstanding in 2010 and 2009	300	300
Series B preferred securities, $0.01 par value per share, $1.0 billion liquidation preference, non-cumulative and conditionally exchangeable, 40,000,000 shares authorized, issued and outstanding in 2010 and 2009	400	400
Series C preferred securities, $0.01 par value per share, $4.2 billion liquidation preference, cumulative, 5,000,000 shares authorized, 4,233,754 shares issued and outstanding in 2010 and 2009	43	43
Series D preferred securities, $0.01 par value per share, $913,000 liquidation preference, non-cumulative, 913 shares authorized, issued and outstanding in 2010 and 2009	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 99,999,900 shares issued and outstanding in 2010 and 2009	1,000	1,000
Additional paid-in capital	18,526,608	18,526,608
Retained earnings (deficit)	(406,478)	(193,028)
Total stockholders’ equity	18,121,873	18,335,323
Total liabilities and stockholders’ equity	$18,178,117	18,410,128

The accompanying notes are an integral part of these statements.

Wachovia Preferred Funding Corp. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity

(in thousands, except per share data)	Preferred stock	Common stock	Additional paid-in capital	Retained earnings (deficit)	Total stockholders’ equity
Balance, December 31, 2007 (Predecessor)	$743	1,000	17,467,786	374,213	17,843,742
Net income	-	-	-	767,276	767,276
Cash dividends
Series A preferred securities at $1.81 per share	-	-	-	(54,375)	(54,375)
Series B preferred securities at $1.34 per share	-	-	-	(53,550)	(53,550)
Series C preferred securities at $43.75 per share	-	-	-	(185,226)	(185,226)
Series D preferred securities at $85.00 per share	-	-	-	(78)	(78)
Common stock at $6.95 per share	-	-	-	(695,000)	(695,000)
Changes incident to business combinations	-	-	1,116,499	(153,260)	963,239
Balance, December 31, 2008 (Successor)	$743	1,000	18,584,285	-	18,586,028
Net income	-	-	-	867,650	867,650
Cash dividends
Series A preferred securities at $1.81 per share	-	-	-	(54,375)	(54,375)
Series B preferred securities at $0.68 per share	-	-	-	(27,123)	(27,123)
Series C preferred securities at $18.68 per share	-	-	-	(79,102)	(79,102)
Series D preferred securities at $85.00 per share	-	-	-	(78)	(78)
Common stock at $9.00 per share	-	-	-	(900,000)	(900,000)
Changes incident to business combinations	-	-	(57,677)	-	(57,677)
Balance, December 31, 2009 (Successor)	$743	1,000	18,526,608	(193,028)	18,335,323
Net income	-	-	-	769,416	769,416
Cash dividends
Series A preferred securities at $1.81 per share	-	-	-	(54,375)	(54,375)
Series B preferred securities at $0.54 per share	-	-	-	(21,711)	(21,711)
Series C preferred securities at $25.91 per share	-	-	-	(109,702)	(109,702)
Series D preferred securities at $85.00 per share	-	-	-	(78)	(78)
Common stock at $ 7.97 per share	-	-	-	(797,000)	(797,000)
Balance, December 31, 2010 (Successor)	$743	1,000	18,526,608	(406,478)	18,121,873

The accompanying notes are an integral part of these statements.

Wachovia Preferred Funding Corp. and Subsidiaries

Consolidated Statement of Cash Flows

	Years ended December 31,
(in thousands)	2010	2009	2008
	(Successor)	(Successor)	(Predecessor)
Cash flows from operating activities:
Net income	$769,416	867,650	767,276
Adjustments to reconcile net income to net cash provided (used) by operating activities
(Accretion) amortization of discount and premium on loans	(236,895)	(126,903)	1,510
Gain on loan sales to affiliate	17,714	-	-
Provision for credit losses	354,025	217,573	321,605
Deferred income tax benefits	(19,716)	(12,158)	(8,236)
Interest rate swaps	(2,728)	(4,444)	(21,627)
Accounts receivable/payable - affiliates, net	(2,520)	1,874	-
Other assets and other liabilities, net	6,416	20,506	(4,128)
Net cash provided by operating activities	885,712	964,098	1,056,400
Cash flows from investing activities:
Increase (decrease) in cash realized from
Loans:
Purchases	(3,231,285)	(2,728,467)	(3,590,954)
Proceeds from payments and sales	4,007,524	3,724,785	3,594,155
Interest rate swaps	71,046	71,046	71,046
Net cash provided by investing activities	847,285	1,067,364	74,247
Cash flows from financing activities:
Decrease in cash realized from
Line of credit with affiliate	-	(170,000)	(130,000)
Collateral held on interest rate swaps	(68,355)	(66,305)	(49,103)
Cash dividends paid	(982,866)	(1,060,763)	(988,144)
Net cash used by financing activities	(1,051,221)	(1,297,068)	(1,167,247)
Net change in cash and cash equivalents	681,776	734,394	(36,600)
Cash and cash equivalents at beginning of period	2,092,523	1,358,129	1,394,729
Cash and cash equivalents at end of period	$2,774,299	2,092,523	1,358,129
Supplemental cash flow disclosures:
Cash paid for interest	$275	740	11,717
Cash paid for income taxes	19,000	13,278	25,838
Change in noncash items:
Dividends payable to affiliates	-	(85)	85
Loan payments, net, settled through affiliate	(49,486)	(1,258)	62,781
Transfers from loans to foreclosed assets	11,438	4,400 (1)	4,433	(1)

(1)	Revised to correct previously reported amounts.

The accompanying notes are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 1:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Wachovia Preferred Funding Corp. (Wachovia Funding) is a direct subsidiary of Wachovia Preferred Funding Holding Corp. (Wachovia Preferred Holding) and an indirect subsidiary of both Wells Fargo & Company (Wells Fargo) and Wells Fargo Bank, National Association (the Bank). Wells Fargo acquired Wachovia Corporation, a North Carolina corporation (Wachovia), effective December 31, 2008. On March 20, 2010, Wachovia Bank, National Association, a wholly-owned subsidiary of Wells Fargo, merged with and into the Bank, with the Bank as the surviving entity. Wachovia Funding is a real estate investment trust (REIT) for income tax purposes.

As a result of the Wachovia acquisition, each outstanding share of Wachovia common stock was converted into 0.1991 shares of Wells Fargo common stock and each share of Wachovia preferred stock outstanding or reserved for issuance was converted into a share of Wells Fargo preferred stock with substantially identical terms. Following the acquisition, all subsidiaries of Wachovia became subsidiaries of Wells Fargo. However, the Wachovia Funding Series A preferred securities are now conditionally exchangeable for shares of Wells Fargo preferred stock instead of Wachovia preferred stock.

As a result of the Wells Fargo acquisition of Wachovia, under purchase accounting, the assets and liabilities of Wachovia Funding were recorded at their respective fair values at December 31, 2008. The more significant fair value adjustments were recorded to the loan portfolio. Because the acquisition occurred on the last day of the reporting period, the Statement of Income for 2008 was not affected by purchase accounting. Where disclosures include 2008 and prior years’ data, information for periods not affected by purchase accounting are labeled herein as “predecessor” and those reflecting purchase accounting are labeled “successor.” As a result of the acquisition, the consolidated financial information of Wachovia Funding for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition, and therefore, is not comparable.

One of Wachovia Funding’s subsidiaries, Wachovia Real Estate Investment Corp. (WREIC), a Delaware corporation, has operated as a REIT since its formation in 1996. Of the 645 shares of WREIC common shares outstanding, Wachovia Funding owns 644 shares, or 99.84%, and the remaining one share is owned by Wells Fargo. Of the 667 shares of preferred stock outstanding, Wachovia Funding owns 533.3 shares, 127 shares are owned by employees of Wells Fargo or its affiliates and 6.7 shares are owned by Wells Fargo.

Wachovia Funding’s other subsidiary is Wachovia Preferred Realty, LLC (WPR), a Delaware limited liability company. Under the REIT Modernization Act, a REIT is permitted to own “taxable REIT subsidiaries,” which are subject to taxation similar to corporations that do not qualify as REITs or for other special tax rules. WPR is a taxable REIT subsidiary that holds assets that earn non-qualifying REIT income. WPR holds interest-rate swaps and related cash collateral. Wachovia Funding owns 98.20% of the outstanding member interests in WPR and the remaining 1.80% is owned by the Bank.

The accounting and reporting policies of Wachovia Funding are in accordance with U.S. generally accepted accounting principles (GAAP). The preparation of the financial statements in accordance with GAAP requires management to make estimates based on assumptions about future economic and market conditions that affect the reported amounts of assets and liabilities at the date of the financial statements and income and expenses during the reporting period and the related disclosures. Although our estimates contemplate current conditions and how we expect them to change in the future, it is reasonably possible that actual future conditions could be worse than anticipated in those estimates, which could materially affect our results of operations and financial condition. Management has made significant estimates related to the allowance for credit losses (Note 2) and valuing financial instruments (Note 5). Actual results could differ from those estimates.

CONSOLIDATION

The consolidated financial statements include the accounts of Wachovia Funding and its subsidiaries. In consolidation, all significant intercompany accounts and transactions are eliminated.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and due from banks and interest-bearing bank balances. Generally, cash and cash equivalents have maturities of three months or less, and accordingly, the carrying amount of these instruments is deemed to be a reasonable estimate of fair value.

LOANS

Wachovia Funding purchases certain loans from the Bank at fair value. While these transfers represent legal sales by the Bank, they are not treated as sales under GAAP because of the Bank’s direct and indirect ownership interest in Wachovia Funding. Accordingly, Wachovia Funding’s assets represent non-recourse receivables from the Bank which are fully collateralized by the underlying loans. The assets continue to be classified as loans in our financial statements because the returns on and recoverability of these non-recourse receivables are entirely dependent on the performance of the underlying loans. At December 31, 2010, the outstanding balance of these loans purchased from the Bank amounted to $13.4 billion. The remainder of Wachovia Funding’s outstanding loan balance was received through a contribution of assets in 2005 and prior years from Wachovia Preferred Holding, its parent corporation. Immediately prior to the contribution, Wachovia Preferred Holding received a contribution of the same assets from the Bank. These contributed assets were recorded as an increase to loans and to additional paid-in capital.

Loans are recorded at the principal balance outstanding, net of any cumulative charge-offs and unamortized premium or discount on purchased loans. Interest income is recognized on an accrual basis. Premiums and discounts are amortized as an adjustment to the yield over the contractual life of the loan using the interest method. If a prepayment occurs on a loan, any related premium or discount is recognized as an adjustment to yield in the results of operations in the period in which the prepayment occurs.

Loans acquired in a transfer, including business combinations where there is evidence of credit deterioration since origination and it is probable at the date of acquisition that we will not collect all contractually required principal and interest payments are accounted for as purchased credit-impaired (PCI) loans. PCI loans are initially recorded at fair value, which include estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the historical allowance for credit losses is not carried over. PCI loans were less than 1 percent of total loans at December 31, 2010 and 2009.

NONACCRUAL AND PAST DUE LOANS

We generally place loans on nonaccrual status when:

—	the full and timely collection of interest or principal becomes uncertain;
—	they are 90 days (120 days with respect to real estate 1-4 family first and junior lien mortgages) past due for interest or principal, unless both well-secured and in the process of collection; or
—	part of the principal balance has been charged off and no restructuring has occurred.

PCI loans are written down at acquisition to fair value using an estimate of cash flows deemed to be collectible. Accordingly, such loans are no longer classified as nonaccrual even though they may be contractually past due because we expect to fully collect the new carrying values of such loans (that is, the new cost basis arising out of purchase accounting).

When we place a loan on nonaccrual status, we reverse the accrued unpaid interest receivable against interest income and amortization of any net deferred fees is suspended. A loan will remain in accruing status provided it is both well-secured and in the process of collection. If the ultimate collectability of a loan is in doubt and the loan is on nonaccrual, the cost recovery method is used and cash collected is applied to first reduce the principal outstanding. Generally, we return a loan to accrual status when all delinquent interest and principal become current under the terms of the loan agreement and collectability of remaining principal and interest is no longer doubtful.

For modified loans, we underwrite at the time of a restructuring to determine if there is sufficient evidence of sustained repayment capacity based on the borrower’s financial strength, including documented income, debt to income ratios and other factors. If the borrower has demonstrated performance under the previous terms and the underwriting process shows the capacity to continue to perform under the restructured terms, the loan will remain in accruing status. When a loan classified as a troubled debt restructuring (TDR) performs in accordance with its modified terms, the loan either continues to accrue interest (for performing loans) or will return to accrual status after the borrower demonstrates a sustained period of performance (generally six consecutive months of payments, or equivalent, inclusive of consecutive payments made prior to the modification). Loans will be placed on nonaccrual status and a corresponding charge-off is recorded if we believe it is probable that principal and interest contractually due under the modified terms of the agreement will not be collectible.

Our loans are considered past due when contractually required principal or interest payments have not been made on the due dates.

LOAN CHARGE-OFF POLICIES

For commercial loans, we generally fully charge off or charge down to net realizable value for loans secured by collateral when:

—	management judges the loan to be uncollectible;
—	repayment is deemed to be protracted beyond reasonable time frames;
—	the loan has been classified as a loss by either our internal loan review process or our banking regulatory agencies;
—	the customer has filed bankruptcy and the loss becomes evident owing to a lack of assets; or
—	the loan is 180 days past due unless both well-secured and in the process of collection.

For consumer loans, our charge-off policies are as follows:

—	1-4 family first and junior lien mortgages – We generally charge down to net realizable value when the loan is 180 days past due.

IMPAIRED LOANS

We consider a loan to be impaired when, based on current information and events, we determine that we will not be able to collect all amounts due according to the loan contract, including scheduled interest payments. Our impaired loans include commercial and industrial and commercial real estate (CRE) on nonaccrual status for which we determine that we will not be able to collect all amounts due and consumer, commercial and industrial and CRE modified in a TDR, on both accrual and nonaccrual status.

When we identify a loan as impaired, we measure the impairment based on the present value of expected future cash flows, discounted at the loan’s effective interest rate. When collateral is the sole source of repayment for the loan, we may measure impairment based on the fair value of the collateral. If foreclosure is probable, we use the current fair value of the collateral less selling costs, instead of discounted cash flows.

If we determine that the value of an impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), we recognize impairment. When the value of an impaired loan is calculated by discounting expected cash flows, interest income is recognized using the loan’s effective interest rate over the remaining life of the loan.

TROUBLED DEBT RESTRUCTURINGS (TDRs)

In situations where, for economic or legal reasons related to a borrower’s financial difficulties, we grant a concession for other than an insignificant period of time to the borrower that we would not otherwise consider, the related loan is classified as a TDR. We strive to identify borrowers in financial difficulty early and work with them to modify their loan to more affordable terms before it reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, term extensions, payment forbearance and other actions intended to minimize our economic loss and to avoid foreclosure or repossession of the collateral. For modifications where we forgive principal, the entire amount of such principal forgiveness is immediately charged off. Loans classified as TDRs are considered impaired loans.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses, which consists of the allowance for loan losses and the allowance for unfunded credit commitments, is management’s estimate of credit losses inherent in the loan portfolio, including unfunded credit commitments, at the balance sheet date.

DERIVATIVES

All derivatives (primarily interest rate swaps) are recorded at fair value on the balance sheet. Realized and unrealized gains and losses are included as a gain (loss) on interest rate swaps in the results of operations. In connection with Wachovia Funding’s derivative activities, we may obtain collateral from, or deliver collateral to derivative counterparties. The amount of collateral required is based on the level of credit risk and on the strength of the individual counterparty. Generally, the form of the collateral required is cash. All of our derivatives are economic hedges and none are treated as accounting hedges.

Derivatives are reported net of cash collateral received and paid. Additionally, positions with the same counterparty are netted as a part of a legally enforceable master netting agreement between us and the derivative counterparty.

INCOME TAXES

Wachovia Funding and WREIC are taxed as REITs under relevant sections of the Internal Revenue Code (the Code). A REIT is generally not subject to federal income tax to the extent it complies with the relevant provisions of the Code, including distributing the majority of its taxable earnings to shareholders and as long as certain asset, income and stock ownership tests are met. For the tax year ended December 31, 2010, Wachovia Funding and WREIC complied with these provisions and, with the exception of WPR, are not subject to federal income tax. We expect to be taxed as a REIT. Wachovia Funding and WREIC file separate federal income tax returns for the tax years ended December 31, 2010, 2009 and 2008, and therefore are not included in the Wells Fargo (2010 and 2009) or Wachovia (2008) consolidated tax returns or subject to the allocation of federal income tax liability (benefit) resulting from these consolidated tax returns. In addition, Wachovia Funding and WREIC will file unitary state income tax returns along with other subsidiaries of Wells Fargo in 2010 and 2009 and filed with Wachovia in 2008.

The provisions for qualifying as a REIT for federal income tax purposes are complex, involving many requirements, including among others, distributing the majority of our earnings to shareholders and satisfying certain asset, income and stock ownership tests. To the extent we meet those provisions, with the exception of the income of our taxable REIT subsidiary, WPR, we will not be subject to federal income tax on net income. We currently believe that we continue to satisfy each of these requirements and therefore continue to qualify as a REIT. We continue to monitor each of these complex tests.

In the event we do not continue to qualify as a REIT, we believe there should be minimal adverse effect of that characterization to us or to our shareholders:

—

From a shareholder’s perspective, the dividends we pay as a REIT are ordinary income not eligible for the dividends received deduction for corporate shareholders or for the favorable maximum 15% rate applicable to qualified dividends received by non- corporate taxpayers. If we were not a REIT, dividends we pay generally would qualify for the dividends received deduction and the favorable tax rate applicable to non-corporate taxpayers.

—

In addition, we would no longer be eligible for the dividends paid deduction, thereby creating a tax liability for us. Wells Fargo agreed to make, or cause its subsidiaries to make, a capital contribution to us equal in amount to any income taxes payable by us. Therefore, we believe a failure to qualify as a REIT would not result in any net capital impact to us.

WPR has elected to be taxed as a corporation and a taxable REIT subsidiary. WPR files its own separate federal income tax return, and current federal income taxes, if any, for WPR are separately calculated and paid. In addition, WPR will file unitary state income tax returns along with other subsidiaries of Wells Fargo in 2010 and 2009 and has filed with Wachovia in 2008.

EARNINGS PER SHARE

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share is computed by dividing income available to common stockholders by the sum of the weighted average number of shares adjusted to include the effect of potentially dilutive shares. Income available to common stockholders is computed as net income less dividends on preferred stock. There were no potentially dilutive shares in any period presented and accordingly, basic and diluted earnings per share are the same.

NEW ACCOUNTING STANDARDS

In first quarter 2010, we adopted the following accounting updates to the Financial Accounting Standards Board (FASB) Accounting Standards Codification:

—	Accounting Standards Update (ASU or Update) 2010-6, Improving Disclosures about Fair Value Measurements;
—	ASU 2009-16, Accounting for Transfers of Financial Assets (FAS 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140);
—	ASU 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (FAS 167, Amendments to FASB Interpretation No. 46(R)); and
—	ASU 2010-10, Amendments for Certain Investment Funds.

In third quarter 2010, we adopted the following accounting updates to the FASB Accounting Standards Codification:

—	ASU 2010-18, Effect of a Loan Modification When the Loan is Part of a Pool That is Accounted for as a Single Asset.

In fourth quarter 2010, we adopted the following accounting updates to the FASB Accounting Standards Codification:

—	ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.

Information about these accounting updates is further described in more detail below.

ASU 2010-6 amends the disclosure requirements for fair value measurements. Companies are now required to disclose significant transfers in and out of Levels 1 and 2 of the fair value hierarchy, whereas the previous rules only required the disclosure of transfers in and out of Level 3. Additionally, in the rollforward of Level 3 activity, companies must present information on purchases, sales, issuances, and settlements on a gross basis rather than on a net basis. The Update also clarifies that fair value measurement disclosures should be presented for each class of assets and liabilities. A class is typically a subset of a line item in the statement of financial position. Companies should also provide information about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring instruments classified as either Level 2 or Level 3. We adopted this guidance in first quarter 2010 with prospective application, except for the new requirement related to the Level 3 rollforward. Gross presentation in the Level 3 rollforward is effective for us in first quarter 2011 with prospective application. Our adoption of the Update did not affect our consolidated financial results since it amends only the disclosure requirements for fair value measurements.

ASU 2009-16 (FAS 166) modifies certain guidance contained in ASC 860, Transfers and Servicing. This pronouncement eliminates the concept of qualifying special purpose entities (QSPEs) and provides additional criteria transferors must use to evaluate transfers of financial assets. The Update also requires that any assets or liabilities retained from a transfer accounted for as a sale must be initially recognized at fair value. We adopted this guidance in first quarter 2010 with prospective application for transfers that occurred on and after January 1, 2010. Our adoption of this standard did not have an impact on our financial statements.

ASU 2009-17 (FAS 167) amends several key consolidation provisions related to variable interest entities (VIEs), which are included in ASC 810, Consolidation. The scope of the new guidance includes entities that were previously designated as QSPEs. The Update also changes the approach companies must use to identify VIEs for which they are deemed to be the primary beneficiary and are required to consolidate. Under the new guidance, a VIE’s primary beneficiary is the entity that has the power to direct the VIE’s significant activities, and has an obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. The Update also requires companies to continually reassess whether they are the primary beneficiary of a VIE, whereas the previous rules only required reconsideration upon the occurrence of certain triggering events. Our adoption of FAS 167 did not have an impact on our financial statements.

ASU 2010-10 amends consolidation accounting guidance to defer indefinitely the application of ASU 2009-17 to certain investment funds. The amendment was effective for us in first quarter 2010. Our adoption of this standard did not have an impact on our financial statements.

ASU 2010-18 provides guidance for modified PCI loans that are accounted for within a pool. Under the new guidance, modified PCI loans should not be removed from a pool even if those loans would otherwise be deemed TDRs. The Update also clarifies that entities should consider the impact of modifications on a pool of PCI loans when evaluating that pool for impairment. These accounting changes were effective for us in third quarter 2010 with early adoption permitted. Our adoption of this Update did not affect our consolidated financial statement results, as the new guidance is consistent with our current accounting practice.

ASU 2010-20 requires enhanced disclosures for the allowance for credit losses and financing receivables, which include certain loans and long-term accounts receivable. Companies are required to disaggregate credit quality information, including receivables on nonaccrual status and aging of past due receivables by class of financing receivable, and roll forward the allowance for credit losses by portfolio segment. Portfolio segment is the level at which an entity develops and documents a systematic method to determine its allowance for credit losses. Class of financing receivable is generally a disaggregation of portfolio segment. This guidance was effective for us in fourth quarter 2010 with prospective application. Companies must also provide supplemental information on the nature and extent of TDRs and their effect on the allowance for credit losses. Under ASU 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, these TDR disclosures have been deferred to coincide with a separate FASB TDR project, with an expected effective date in second quarter 2011. Our adoption did not affect our consolidated financial statement results since it amends only the disclosure requirements for financing receivables and the allowance for credit losses.

RECLASSIFICATIONS

Certain amounts in 2009 and 2008 were reclassified to conform with the presentation in 2010. These reclassifications had no effect on Wachovia Funding’s previously reported consolidated financial position or results of operations.

SUBSEQUENT EVENTS

We have evaluated the effects of subsequent events that have occurred subsequent to period end December 31, 2010. During this period there have been no material events that would require recognition in our 2010 consolidated financial statements or disclosure in the Notes to Financial Statements.

In January 2011, Wachovia Funding’s board of directors declared a dividend in the amount of $2.5 billion payable to holders of its common stock on January 21, 2011. This dividend reduced relatively high levels of cash on Wachovia Funding’s balance sheet resulting from loan pay-downs in order to maintain Qualifying Assets greater than 80% of total assets. Wachovia Funding’s board of directors also declared dividends payable to holders of its preferred securities payable on March 31, 2011, in accordance with Wachovia Funding’s certificate of incorporation.

NOTE 2:    LOANS AND ALLOWANCE FOR CREDIT LOSSES

Wachovia Funding obtains participation interests in loans originated or purchased by the Bank. By the nature of Wachovia Funding’s status as a REIT, the composition of the loans underlying the participation interests are highly concentrated in real estate. Underlying loans are concentrated primarily in Florida, New Jersey, Pennsylvania, North Carolina and California. These markets include approximately 58% and 64% of Wachovia Funding’s total loan balance at December 31, 2010 and 2009, respectively.

The following table reflects the major categories of the loan portfolio at December 31, 2010 and 2009.

	December 31,
(in thousands)	2010	2009
Commercial:
Commercial and industrial	$209,818	287,578
Real estate mortgage	1,267,350	1,518,849	(1)
Real estate construction	76,033	185,306	(1)
Total commercial	1,553,201	1,991,733
Consumer:
Real estate 1-4 family first mortgage	9,886,833	9,133,283
Real estate 1-4 family junior lien mortgage	4,066,530	5,276,588
Total consumer	13,953,363	14,409,871
Total loans	$15,506,564	16,401,604

(1)	Balances have been revised to conform with the current presentation.

In third quarter 2010, the Bank restructured a commercial lending relationship, which affected a participation interest from the Bank to Wachovia Funding. As a result, the Bank was required to purchase the participation interest, a commercial PCI loan, from Wachovia Funding at the unpaid principal balance. That participation interest had been recorded on our balance sheet at a value that was less than the unpaid principal balance. As a result of this transaction, we recorded a gain on sale to affiliate of $18.0 million.

The following table summarizes the amounts paid (excluding accrued interest receivable of $13.4 million) or received for purchases and sales of loans, respectively. This activity relates to purchases of loans from the Bank, described above.

	December 31, 2010
(in thousands)	Commercial	Consumer	Total
Purchases	$-	3,217,894	3,217,894
Sales	(43,080)	(122,533)	(165,613)

The contract or notional amount of commercial loan commitments to extend credit at December 31, 2010 and 2009 was $538.4 million and $666.7 million, respectively. Loan commitments are discussed in more detail in Note 3 in this Report.

ALLOWANCE FOR CREDIT LOSSES (ACL)

The ACL is management’s estimate of credit losses inherent in the loan portfolio, including unfunded credit commitments, at the balance sheet date. We have an established process to determine the adequacy of the allowance for credit losses that assesses the losses inherent in our portfolio and related unfunded credit commitments. While we attribute portions of the allowance to specific portfolio segments, the entire allowance is available to absorb credit losses inherent in the total loan portfolio and unfunded credit commitments.

Our process involves procedures to appropriately consider the unique risk characteristics of our commercial and consumer loan portfolio segments. For each portfolio segment, impairment is measured collectively for groups of loans with similar characteristics or individually for impaired loans.

Our allowance levels are influenced by loan volumes, loan grade migration or delinquency status, historic loss experience influencing loss factors, and other conditions influencing loss expectations, such as economic conditions. We have had limited changes in our allowance methodology primarily associated with integration alignment of loss estimation processes between Wells Fargo and Wachovia. Those changes did not significantly impact the allowance for credit losses.

Commercial Portfolio Segment ACL Methodology

Generally, commercial loans are assessed for estimated losses by grading each loan using various risk factors as identified through periodic reviews. We apply historic grade-specific loss factors to the aggregation of each funded grade pool. These historic loss factors are also used to estimate losses for unfunded credit commitments. In the development of our statistically derived loan grade loss factors, we observe historical losses over a relevant period for each loan grade. These loss estimates are adjusted as appropriate based on additional analysis of long-term average loss experience compared to previously forecasted losses, external loss data or other risks identified from current economic conditions and credit quality trends.

The allowance also includes an amount for the estimated impairment on nonaccrual commercial loans and commercial loans modified in a TDR, whether on accrual or nonaccrual status.

Consumer Portfolio Segment ACL Methodology

For consumer loans, not identified as a TDR, we determine the allowance on a collective basis utilizing forecasted losses to represent our best estimate of inherent loss. We pool loans, generally by product types with similar risk characteristics. As appropriate, to achieve greater accuracy, we may further stratify selected portfolios by sub-product or other predictive characteristics. Models designed for each pool are utilized to develop the loss estimates. We use assumptions for these pools in our forecast models, such as historic delinquency and default, loss severity, home price trends, unemployment trends, and other key economic variables that may influence the frequency and severity of losses in the pool.

In addition, we establish an allowance for consumer loans modified in a TDR, whether on accrual or nonaccrual status.

Other ACL Matters

The allowance for credit losses for both portfolio segments includes an amount for imprecision or uncertainty that may change from period to period. This amount represents management’s judgment of risks inherent in the processes and assumptions used in establishing the allowance. This imprecision considers economic environmental factors, modeling assumptions and performance, process risk, and other subjective factors, including industry trends.

The allowance for credit losses consists of the allowance for loan losses and the allowance for unfunded credit commitments. Changes in the allowance for credit losses were:

(in thousands)	2010	2009		2008
	(Successor)	(Successor)		(Predecessor)
Balance, beginning of period	$337,871	269,913		93,583
Provision for credit losses	354,025	217,573		321,605
Interest income on certain impaired loans (1)	(3,437)	-		-
Loan charge-offs:
Commercial:
Commercial and industrial	-	(6)		826
Real estate mortgage	(2,935)	(198)		(1,073)
Real estate construction	(168)	(27)		-
Total commercial	(3,103)	(231)		(247)
Consumer:
Real estate 1-4 family first mortgage	(91,980)	(46,967	) (2)	(45,745)
Real estate 1-4 family junior lien mortgage	(197,282)	(105,855	) (2)	(43,868)
Total consumer	(289,262)	(152,822)		(89,613)
Total loan charge-offs	(292,365)	(153,053)		(89,860)
Loan recoveries:
Commercial:
Commercial and industrial	158	-		-
Real estate mortgage	-	4		135
Real estate construction	-	-		-
Total commercial	158	4		135
Consumer:
Real estate 1-4 family first mortgage	1,252	1,203	(2)	279
Real estate 1-4 family junior lien mortgage	6,051	2,066	(2)	270
Total consumer	7,303	3,269		549
Total loan recoveries	7,461	3,273		684
Net loan charge-offs	(284,904)	(149,780)		(89,176)
Allowances related to business combinations/other	-	165		(56,099)
Balance, end of period	$403,555	337,871		269,913
Components:
Allowance for loan losses	$402,960	337,431		269,343
Allowance for unfunded credit commitments	595	440		570
Allowance for credit losses	$403,555	337,871		269,913
Net loan charge-offs as a percentage of average total loans	1.80%	0.88		0.55
Allowance for loan losses as a percentage of total loans	2.60	2.06		1.54
Allowance for credit losses as a percentage of total loans	2.60	2.06		1.54

(1)	Effective 2010, certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Balances have been revised to correct previously reported amounts.

The following table summarizes the activity in the allowance for credit losses by our commercial and consumer portfolio segments.

	Year ended December 31, 2010
(in thousands)	Commercial	Consumer	Total
Balance, beginning of year	$18,973	318,898	337,871
Provision for credit losses	10,385	343,640	354,025
Interest income on certain impaired loans	-	(3,437)	(3,437)

Loan charge-offs	(3,103)	(289,262)	(292,365)
Loan recoveries	158	7,303	7,461
Net loan charge-offs	(2,945)	(281,959)	(284,904)
Balance, end of year	$26,413	377,142	403,555

The following table disaggregates our allowance for credit losses and recorded investment in loans by impairment methodology.

	December 31, 2010
	Allowance for credit losses			Recorded investment in loans
(in thousands)	Commercial	Consumer	Total	Commercial	Consumer	Total
Collectively evaluated (1)	$15,852	325,261	341,113	1,521,028	13,678,399	15,199,427
Individually evaluated (2)	10,561	51,881	62,442	23,263	209,346	232,609
PCI (3)	-	-	-	8,910	65,618	74,528
Total	$26,413	377,142	403,555	1,553,201	13,953,363	15,506,564

(1)	Represents loans collectively evaluated for impairment in accordance with ASC 450-20, Loss Contingencies (formerly FAS 5), and pursuant to amendments by ASU 2010-20 regarding allowance for unimpaired loans.

(2)	Represents loans individually evaluated for impairment in accordance with ASC 310-10, Receivables (formerly FAS 114), and pursuant to amendments by ASU 2010-20 regarding allowance for impaired loans.

(3)	Represents the allowance and related loan carrying value determined in accordance with ASC 310-30, Receivables – Loans and Debt Securities Acquired with Deteriorated Credit Quality (formerly SOP 03-3), and pursuant to amendments by ASU 2010-20 regarding allowance for PCI loans.

Credit Quality

We monitor credit quality as indicated by evaluating various attributes and utilize such information in our evaluation of the adequacy of the allowance for credit losses. The following sections provide the credit quality indicators we most closely monitor. The majority of credit quality indicators are based on December 31, 2010 information, with the exception of the credit quality indicators for updated Fair Isaac Corporation (credit rating) (FICO) and updated loan-to-value (LTV)/combined-loan-to-value (CLTV), which are updated quarterly. Generally, these indicators are updated in the last month of each quarter.

Commercial Credit Quality Indicators

In addition to monitoring commercial loan concentration risk, we manage a consistent process for assessing commercial loan credit quality. Commercial loans are subject to individual risk assessment using our internal borrower and collateral quality ratings. Our ratings are aligned to Pass and Criticized categories. The Criticized category includes Special Mention, Substandard, and Doubtful categories which are defined by banking regulatory agencies. The table below provides a breakdown of outstanding commercial loans by risk category.

	December 31, 2010
(in thousands)	Commercial and industrial	Real estate mortgage	Real estate construction	Total
By risk category:
Pass	$206,362	1,087,574	68,838	1,362,774
Criticized	3,456	179,776	7,195	190,427
Total commercial loans	$209,818	1,267,350	76,033	1,553,201

In addition, while we monitor past due status, we do not consider it a key driver of our credit risk management practices for commercial loans. The following table provides past due information for commercial loans.

	December 31, 2010
(in thousands)	Commercial and industrial	Real estate mortgage	Real estate construction	Total
By delinquency status:
Current or 1-29 days past due (DPD)	$207,363	1,238,311	74,440	1,520,114
30-89 DPD	-	4,129	1,227	5,356
90+ DPD and still accruing	1	3,419	-	3,420
Nonaccruing	2,454	21,491	366	24,311
Total commercial loans	$209,818	1,267,350	76,033	1,553,201

Consumer Credit Quality Indicators

We have various classes of consumer loans that present respective unique risks. Loan delinquency, FICO credit scores and LTV for loan types are common credit quality indicators that we monitor and utilize in our evaluation of the adequacy of the allowance for credit losses for the consumer portfolio segment.

The majority of our loss estimation techniques used for the allowance for credit losses rely on delinquency matrix models or delinquency roll rate models. Therefore, delinquency is an important indicator of credit quality and the establishment of our allowance for credit losses.

The following table provides the outstanding balances of our consumer portfolio by delinquency status.

	December 31, 2010
(in thousands)	Real estate 1-4 family first mortgage	Real estate 1-4 family junior lien mortgage	Total
By delinquency status:
Current	$9,329,130	3,653,515	12,982,645
1-29 DPD	240,362	227,877	468,239
30-59 DPD	90,734	57,608	148,342
60-89 DPD	49,688	34,843	84,531
90-119 DPD	35,593	21,674	57,267
120-179 DPD	54,874	41,498	96,372
180+ DPD	110,100	33,986	144,086
Remaining PCI accounting adjustments	(23,648)	(4,471)	(28,119)
Total consumer loans	$9,886,833	4,066,530	13,953,363

The following table provides a breakdown of our consumer portfolio by updated FICO. We obtain FICO scores at loan origination and the scores are updated at least quarterly. FICO is not available for certain loan types and may not be obtained if we deem it unnecessary due to strong collateral and other borrower attributes.

	December 31, 2010
(in thousands)	Real estate 1-4 family first mortgage	Real estate 1-4 family junior lien mortgage	Total
By FICO:
< 600	$592,306	478,837	1,071,143
600-639	308,528	219,499	528,027
640-679	594,252	363,377	957,629
680-719	1,240,345	583,981	1,824,326
720-759	1,882,147	811,697	2,693,844
760-799	3,136,616	932,872	4,069,488
800 +	1,608,139	492,220	2,100,359
No score/unknown	548,148	188,518	736,666
Remaining PCI accounting adjustments	(23,648)	(4,471)	(28,119)
Total consumer loans	$9,886,833	4,066,530	13,953,363

LTV refers to the ratio comparing the loan’s unpaid principal balance to the property’s collateral value. CLTV refers to the combination of first and junior lien ratios. We determine LTVs and CLTVs at loan origination by obtaining independent valuations. LTVs and CLTVs are updated quarterly using a cascade approach which first uses values provided by automated valuation models (AVMs) for the respective property. If an AVM is not available, then the value is estimated using the original appraised value adjusted by the change in Home Price Index (HPI) for the property location. If an HPI is not available, the original appraised value is used. The HPI value is normally the only method considered for high value properties as the AVM values have proven less accurate for these properties.

The table below shows the most current LTV and CLTV distribution of the real estate 1-4 family first and junior lien mortgage loan portfolios. In recent years, the residential real estate markets have experienced significant declines in property values and several markets, particularly California and Florida have experienced declines that turned out to be more significant than the national decline. These trends are considered in the way that we monitor credit risk and establish our allowance for credit losses. Certain loans do not have an LTV or CLTV primarily due to industry data availability and portfolios acquired or serviced by other institutions.

	December 31, 2010
(in thousands)	Real estate 1-4 family first mortgage by LTV	Real estate 1-4 family junior lien mortgage by CLTV	Total
By LTV/CLTV:
0-60%	$4,196,364	963,813	5,160,177
60.01-80%	3,276,565	799,961	4,076,526
80.01-100%	1,457,583	1,010,522	2,468,105
100.01-120% (1)	538,686	698,335	1,237,021
> 120% (1)	316,528	546,039	862,567
No LTV/CLTV available	124,755	52,331	177,086
Remaining PCI accounting adjustments	(23,648)	(4,471)	(28,119)
Total consumer loans	$9,886,833	4,066,530	13,953,363

(1)	Reflects total loan balances with LTV/CLTV amounts in excess of 100%. In the event of default, the loss content would generally be limited to only the amount in excess of 100% LTV/CLTV.

NONACCRUAL LOANS

The following table provides loans on nonaccrual status. PCI loans are excluded from this table due to the existence of the accretable yield.

	December 31,
(in thousands)	2010	2009
Commercial:
Commercial and industrial	$2,454	3,510
Real estate mortgage	21,491	4,869
Real estate construction	366	-
Total commercial	24,311	8,379
Consumer:
Real estate 1-4 family first mortgage	225,297	119,666
Real estate 1-4 family junior lien mortgage	117,218	79,495
Total consumer	342,515	199,161
Total nonaccrual loans	$366,826	207,540

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

Certain loans 90 days or more past due as to interest or principal are still accruing, because they are (1) well-secured and in the process of collection or (2) real estate 1-4 family mortgage loans exempt under regulatory rules from being classified as nonaccrual until later delinquency, usually 120 days. PCI loans of $10.9 million at December 31, 2010, and $47.6 million at December 31, 2009, are excluded from this disclosure even though they are 90 days or more contractually past due. These PCI loans are considered to be accruing due to the existence of the accretable yield and not based on consideration given to contractual interest payments.

Non-PCI loans 90 days or more past due and still accruing were $40.4 million at December 31, 2010, and $50.5 million at December 31, 2009. The following table shows non-PCI loans 90 days or more past due and still accruing.

	December 31,
(in thousands)	2010	2009
Commercial:
Commercial and industrial	$1	-
Real estate mortgage	3,419	9,445
Real estate construction	-	-
Total commercial	3,420	9,445
Consumer:
Real estate 1-4 family first mortgage	22,319	20,681
Real estate 1-4 family junior lien mortgage	14,645	20,406
Total consumer	36,964	41,087
Total past due	$40,384	50,532

IMPAIRED LOANS

The table below summarizes key information for impaired loans. Our impaired loans include loans on nonaccrual status in the commercial portfolio segment and loans modified in a TDR, whether on accrual or nonaccrual status. These impaired loans may have estimated impairment which is included in the allowance for credit losses. Impaired loans exclude PCI loans. See the “Loans” section in Note 1 for our policies on impaired loans and PCI loans.

	December 31, 2010
		Recorded investment
(in thousands)	Unpaid principal balance	Impaired loans	Impaired loans with related allowance for credit losses	Related allowance for credit losses
Commercial:
Commercial and industrial	$4,537	3,151	3,151	1,102
Real estate mortgage	22,506	19,746	19,746	9,337
Real estate construction	389	366	366	122
Total commercial	27,432	23,263	23,263	10,561
Consumer:
Real estate 1-4 family first mortgage	137,296	131,159	131,159	19,205
Real estate 1-4 family junior lien mortgage	82,335	78,187	78,187	32,676
Total consumer	219,631	209,346	209,346	51,881
Total	$247,063	232,609	232,609	62,442

The following table provides the average recorded investment in impaired loans and the amount of interest income recognized on impaired loans.

	Year ended December 31, 2010
(in thousands)	Average recorded investment	Recognized interest income
Commercial:
Commercial and industrial	$-	-
Real estate mortgage	14,489	236
Real estate construction	350	6
Total commercial	14,839	242
Consumer:
Real estate 1-4 family first mortgage	88,533	3,979
Real estate 1-4 family junior lien mortgage	67,065	3,352
Total consumer	155,598	7,331
Total impaired loans	$170,437	7,573

The following table presents interest income recognized on impaired loans by method.

(in thousands)	Year ended December 31, 2010
Cash basis of accounting	$ 874
Other (1)	6,699
Total interest income	$ 7,573

(1)	Includes interest recognized on accruing TDRs and interest recognized related to the passage of time on certain impaired loans. See footnote 1 to the table of changes in the allowance for credit losses.

NOTE 3:    COMMITMENTS, GUARANTEES AND OTHER MATTERS

Wachovia Funding does not have any consumer lines of credit. Wachovia Funding’s commercial loan portfolio includes unfunded loan commitments that are provided in the normal course of business. For commercial borrowers, loan commitments generally take the form of revolving credit arrangements to finance customers’ working capital requirements. These instruments are not recorded on the balance sheet until funds are advanced under the commitment. For lending commitments, the contractual amount of a commitment represents the maximum potential credit risk if the entire commitment is funded and the borrower does not perform according to the terms of the contract. Some of these commitments expire without being funded, and accordingly, total contractual amounts are not representative of actual future credit exposure or liquidity requirements.

Loan commitments create credit risk in the event that the counterparty draws on the commitment and subsequently fails to perform under the terms of the lending agreement. This risk is incorporated into our overall evaluation of credit risk, and to the extent necessary, an allowance for loan losses is recorded on these commitments. Uncertainties around the timing and amount of funding under these commitments may create liquidity risk for Wachovia Funding.

The contract or notional amount of commercial loan commitments to extend credit at December 31, 2010 and 2009 was $538.4 million and $666.7 million, respectively. The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the current creditworthiness of the counterparties. The estimated fair value of commitments to extend credit at December 31, 2010, was negative $595 thousand. The estimated fair value of lending commitments is negative due to the current economic environment, and represents the estimated amount that Wachovia Funding would need to pay a third party to assume our December 31, 2010, exposure on lending commitments.

As part of the loan participation agreements with the Bank, Wachovia Funding provides an indemnification to the Bank if certain events occur. These contingencies generally relate to claims or judgments arising out of participated loans that are not the result of gross negligence or intentional misconduct by the Bank. Wachovia Funding has not been required to make payments under the indemnification clauses in 2010, 2009 or 2008. Since there are no stated or notional amounts included in the indemnification clauses and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur, Wachovia Funding is not able to estimate the maximum amount of future payments under the indemnification clauses. There are no amounts reflected on the consolidated balance sheet at December 31, 2010, related to these indemnifications.

Wachovia Funding is not currently involved in nor, to our knowledge, currently threatened with any material litigation. From time to time we may become involved in routine litigation arising in the ordinary course of business. We do not believe that the eventual outcome of any such routine litigation will, in the aggregate, have a material adverse effect on our consolidated financial statements. However, in the event of unexpected future developments, it is possible that the ultimate resolution of those matters, if unfavorable, could be material to our consolidated financial statements for any particular period.

NOTE 4:    DERIVATIVES

We use derivative financial instruments as economic hedges and none are treated as accounting hedges. By using derivatives, we are exposed to credit risk if counterparties to the derivative contracts do not perform as expected. If a counterparty fails to perform, our counterparty credit risk is equal to the amount reported as a derivative asset in our balance sheet. The amounts reported as a derivative asset are derivative contracts in a gain position, and to the extent subject to master netting arrangements, net of derivatives in a loss position with the same counterparty and cash collateral received. We minimize counterparty credit risk through credit approvals, limits, monitoring procedures, and executing master netting arrangements and obtaining collateral, where appropriate. Derivative balances and related cash collateral amounts are shown net in the balance sheet as long as they are subject to master netting agreements and meet the criteria for net presentation. Counterparty credit risk related to derivatives is considered and, if material, accounted for separately.

At December 31, 2010, receive-fixed interest rate swaps with a notional amount of $4.1 billion had a weighted average maturity of 1.46 years, weighted average receive rate of 7.45% and weighted average pay rate of 0.30%. Pay-fixed interest rate swaps with a notional amount of $4.1 billion had a weighted average maturity of 1.46 years, weighted average receive rate of 0.30% and weighted average pay rate of 5.72% at December 31, 2010. All of the interest rate swaps have variable pay or receive rates based on three- or six-month LIBOR.

The total notional amounts and fair values for derivatives of which none of the derivatives are designated as hedging instruments were:

	December 31, 2010			December 31, 2009

		Fair value			Fair value
(in thousands)	Notional or contractual amount	Asset derivatives	Liability derivatives	Notional or contractual amount	Asset derivatives	Liability derivatives

Interest rate swaps	$8,200,000	422,597	316,327	8,200,000	578,790	404,203
Netting (1)		(421,584)	(316,327)		(577,814)	(404,203)

Total		$ 1,013	-		976	-

(1)	Derivatives are reported net of cash collateral received and paid. Additionally, positions with the same counterparty are netted as part of a legally enforceable master netting agreement between Wachovia Funding and the derivative counterparty.

At December 31, 2010, our position in interest rate swaps, which is recorded as a net amount on our consolidated balance sheet at fair value, was an asset of $422.6 million, a liability of $316.3 million, and a cash collateral payable of $105.3 million.

Gains recognized in the consolidated statement of income related to derivatives not designated as hedging instruments in 2010, 2009 and 2008 were $2.5 million, $4.1 million and $16.1 million, respectively.

NOTE 5:    FAIR VALUES OF ASSETS AND LIABILITIES

Under our fair value framework, fair value measurements must reflect assumptions market participants would use in pricing an asset or liability.

Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal market. If there is no principal market, an entity should use the most advantageous market for the specific asset or liability at the measurement date (referred to as an exit price). We group our assets and liabilities measured at fair value in three levels based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

•	Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets.

•

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•

Level 3 – Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability.

In the determination of the classification of financial instruments in Level 2 or Level 3 of the fair value hierarchy, we consider all available information, including observable market data, indications of market liquidity and orderliness, and our understanding of the valuation techniques and significant inputs used. For securities in inactive markets, we use a predetermined percentage to evaluate the impact of fair value adjustments derived from weighting both external and internal indications of value to determine if the instrument is classified as Level 2 or Level 3. Based upon the specific facts and circumstances of each instrument or instrument category, judgments are made regarding the significance of the Level 3 inputs to the instruments’ fair value measurement in its entirety. If Level 3 inputs are considered significant, the instrument is classified as Level 3.

DETERMINATION OF FAIR VALUE

In determining fair value, Wachovia Funding uses market prices of the same or similar instruments whenever such prices are available. A fair value measurement assumes that an asset or liability is exchanged in an orderly transaction between market participants, and accordingly, fair value is not determined based upon a forced liquidation or distressed sale. Where necessary, Wachovia Funding estimates fair value using other market observable data such as prices for synthetic or derivative instruments, market indices, and industry ratings of underlying collateral or models employing techniques such as discounted cash flow analyses. The assumptions used in the models, which typically include assumptions for interest rates, credit losses and prepayments, are verified against market observable data where possible. Market observable real estate data is used in valuing instruments where the underlying collateral is real estate or where the fair value of an instrument being valued highly correlates to real estate prices. Where appropriate, Wachovia Funding may use a combination of these valuation approaches.

Where the market price of the same or similar instruments is not available, the valuation of financial instruments becomes more subjective and involves a high degree of judgment. Where modeling techniques are used, the models are subject to validation procedures by our internal valuation model validation group in accordance with risk management policies and procedures. Further, pricing data is subject to verification.

DERIVATIVES

Wachovia Funding’s derivatives are executed over the counter (OTC). As no quoted market prices exist for such instruments, OTC derivatives are valued using internal valuation techniques. Valuation techniques and inputs to internally-developed models depend on the type of derivative and the nature of the underlying rate, price or index upon which the derivative’s value is based. Key inputs can include yield curves, credit curves, foreign-exchange rates, prepayment rates, volatility measurements and correlation of such inputs. Where model inputs can be observed in a liquid market and the model selection does not require significant judgment, such derivatives are typically classified within Level 2 of the fair value hierarchy. Examples of derivatives within Level 2 include generic interest rate swaps.

Wachovia Funding’s interest rate swaps are recorded at fair value. The fair value of interest rate swaps is estimated using discounted cash flow analyses based on observable market data.

LOANS

Wachovia Funding does not record loans at fair value on a recurring basis. As such, valuation techniques discussed herein for loans are primarily for disclosing estimated fair values. However, from time to time, we record nonrecurring fair value adjustments to loans to primarily reflect partial write-downs that are based on the current appraised value of the collateral.

The fair value estimates for disclosure purposes differentiate loans based on their financial characteristics, such as product classification, loan category, pricing features and remaining maturity. Prepayment and credit loss estimates are evaluated by product and loan rate.

The fair value of commercial and industrial and commercial real estate loans is calculated by discounting contractual cash flows, adjusted for credit loss estimates, using discount rates that reflect our current pricing for loans with similar characteristics and remaining maturity.

For real estate 1-4 family first and junior lien mortgages, fair value is calculated by discounting contractual cash flows, adjusted for prepayment and credit loss estimates, using discount rates based on current industry pricing (where readily available) or our own estimate of an appropriate risk-adjusted discount rate for loans of similar size, type, remaining maturity and repricing characteristics.

ITEMS MEASURED AT FAIR VALUE ON A RECURRING BASIS

The following table presents Wachovia Funding’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2010 and 2009, for each of the fair value hierarchy levels.

(in thousands)	Level 1	Level 2	Level 3	Netting (1)	Total

Balance at December 31, 2010
Assets
Interest rate swaps	$-	422,597	-	(421,584)	1,013

Total assets at fair value	$-	422,597	-	(421,584)	1,013

Liabilities
Interest rate swaps	$-	316,327	-	(316,327)	-

Total liabilities at fair value	$-	316,327	-	(316,327)	-

Balance at December 31, 2009
Assets
Interest rate swaps	$-	578,790	-	(577,814)	976

Total assets at fair value	$-	578,790	-	(577,814)	976

Liabilities
Interest rate swaps	$-	404,203	-	(404,203)	-

Total liabilities at fair value	$-	404,203	-	(404,203)	-

(1)	Derivatives are reported net of cash collateral received and paid. Additionally, positions with the same counterparty are netted as a part of a legally enforceable master netting agreement between Wachovia Funding and the derivative counterparty. See Note 4 for additional information on the treatment of master netting arrangements related to derivative contracts.

As of December 31, 2010, Wachovia Funding assets or liabilities measured at fair value on a nonrecurring basis were insignificant. Additionally, Wachovia Funding did not elect fair value option for any financial instruments as permitted in FASB ASC 825, Financial Instruments, which allows companies to elect to carry certain financial instruments at fair value with corresponding changes in fair value reported in the results of operations.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Information about the fair value of on-balance sheet financial instruments at December 31, 2010 and 2009 is presented below.

	December 31, 2010		December 31, 2009

(in thousands)	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value

Financial assets
Cash and cash equivalents	$ 2,774,299	2,774,299	2,092,523	2,092,523
Loans, net of unearned income and allowance for loan losses (1)	15,103,604	16,354,121	16,064,173	16,183,305
Interest rate swaps (2)	1,013	1,013	976	976
Accounts receivable - affiliates, net	218,394	218,394	166,388	166,388
Other financial assets	77,131	77,131	82,621	82,621
Financial liabilities
Other financial liabilities	19,389	19,389	19,259	19,259

(1)	Unearned income was $785.2 million and $732.0 million at December 31, 2010 and 2009, respectively. Allowance for loan losses was $403.0 million at December 31, 2010 and $337.4 million at December 31, 2009.

(2)	Interest rate swaps are reported net of cash collateral received of $105.3 million and $173.6 million at December 31, 2010 and December 31, 2009, respectively, pursuant to the accounting requirements for net presentation. See Note 4 for additional information on derivatives.

Substantially all the other financial assets and liabilities have maturities of three months or less, and accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

We have not included assets and liabilities that are not financial instruments in our disclosure, such as certain other assets, deferred income tax liabilities and certain other liabilities. The total of the fair value calculations presented does not represent, and should not be construed to represent, the underlying value of Wachovia Funding.

NOTE 6:    COMMON AND PREFERRED STOCK

Wachovia Funding has authorized preferred and common stock. In order to remain qualified as a REIT, Wachovia Funding must distribute annually at least 90% of taxable earnings. The following table provides detail of preferred stock.

	December 31,

					2010	2009

(in thousands, except shares and liquidation preference per share)	Liquidation preference per share	Shares authorized	Shares issued and outstanding	Par value	Carrying value	Carrying value

Series A
7.25% Non-Cumulative Exchangeable, Perpetual Series A Preferred Securities	$25	30,000,000	30,000,000	$300	300	300
Series B
Floating rate (three-month LIBOR plus 1.83%) Non-Cumulative Exchangeable, Perpetual Series B Preferred Securities	25	40,000,000	40,000,000	400	400	400
Series C
Floating rate (three-month LIBOR plus 2.25%) Cumulative, Perpetual Series C Preferred Securities (1)	1,000	5,000,000	4,233,754	43	43	43
Series D
8.50% Non-Cumulative, Perpetual Series D Preferred Securities	$1,000	913	913	-	-	-

Total		75,000,913	74,234,667	$743	743	743

(1) Prior to third quarter of 2009, interest rate was three-month LIBOR plus 0.85%.

In the event that Wachovia Funding is liquidated or dissolved, the holders of the preferred securities will be entitled to a liquidation preference for each security plus any authorized, declared and unpaid dividends that will be paid prior to any payments to common stockholders or general unsecured creditors. With respect to the payment of dividends and liquidation preference, the Series A preferred securities rank on parity with Series B and Series D preferred securities and senior to the common stock and Series C preferred securities. In the event that a supervisory event occurs in which the Bank is placed into conservatorship or receivership, the Series A and Series B preferred securities are convertible into certain preferred stock of Wells Fargo.

Except upon the occurrence of a Special Event (as defined below), the Series A preferred securities are not redeemable prior to December 31, 2022. On or after such date, we may redeem these securities for cash, in whole or in part, with the prior approval of the Office of the Comptroller of the Currency (OCC), at the redemption price of $25 per security, plus authorized, declared, but unpaid dividends to the date of redemption. The Series B and Series C preferred securities may be redeemed for cash, in whole or in part, with the prior approval of the OCC, at redemption prices of $25 and $1,000 per security, respectively, plus authorized, declared, but unpaid dividends to the date of redemption, including any accumulation of any unpaid dividends for the Series C preferred securities. We can redeem the Series D preferred securities in whole or in part at any time at $1,000 per security plus authorized, declared and unpaid dividends.

A Special Event means: a Tax Event; an Investment Company Act Event; or a Regulatory Capital Event.

Tax Event means our determination, based on the receipt by us of a legal opinion, that there is a significant risk that dividends paid or to be paid by us with respect to our capital stock are not or will not be fully deductible by us for United States Federal income tax purposes or that we are or will be subject to additional taxes, duties, or other governmental charges, in an amount we reasonably determine to be significant as a result of:

—

any amendment to, clarification of, or change in, the laws, treaties, or related regulations of the United States or any of its political subdivisions or their taxing authorities affecting taxation; or

—

any judicial decision, official administrative pronouncement, published or private ruling, technical advice memorandum, Chief Counsel Advice, as such term is defined in the Code, regulatory procedure, notice, or official announcement.

Investment Company Act Event means our determination, based on the receipt by us of a legal opinion, that there is a significant risk that we are or will be considered an “investment company” that is required to be registered under the Investment Company Act, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority.

Regulatory Capital Event means our determination, based on the receipt by us of a legal opinion, that there is a significant risk that the Series A preferred securities will no longer constitute Tier 1 capital of the Bank or Wells Fargo for purposes of the capital adequacy guidelines or policies of the OCC or the Federal Reserve Board, or their respective successor as the Bank’s and Wells Fargo’s, respectively, primary Federal banking regulator, as a result of any amendments to, clarification of, or change in applicable laws or related regulations or official interpretations or policies; or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations.

We continue to evaluate the potential impact on liquidity management of regulatory proposals, including Basel III and those required under the Dodd-Frank Act, as they move closer to the final rule-making process.

NOTE 7:    INCOME TAXES

The components of income tax expense were:

(in thousands)	2010	2009	2008

	(Successor)	(Successor)	(Predecessor)

Current income tax expense
Federal	$18,146	14,928	18,175
State	-	1,238	3,222

Total current income tax expense	18,146	16,166	21,397

Deferred income tax expense (benefit)
Federal	(17,228)	(13,455)	(8,245)
State	-	(1,116)	9

Total deferred income tax expense (benefit)	(17,228)	(14,571)	(8,236)

Total income tax expense	$918	1,595	13,161

The reconciliation of federal income tax rates and amounts to the effective income tax rates and amounts for each of the years in the three-year period ended December 31, 2010, is presented below.

	2010		2009		2008

(in thousands)	Amount	(Successor) % of pre-tax income	Amount	(Successor) % of pre-tax income	Amount	(Predecessor) % of pre-tax income

Income before income tax expense	$770,334		869,245		780,437

Tax at federal income tax rate	$269,617	35.0%	$304,235	35.0%	$273,153	35.0%
Reasons for differences in federal income tax rate and effective tax rate
REIT income not subject to federal taxation	(268,699)	(34.9)	(302,720)	(34.8)	(263,091)	(33.7)
State income taxes, net	-	-	80	-	3,099	0.4

Total	$918	0.1%	$1,595	0.2%	$13,161	1.7%

In 2010, 2009 and 2008, the income before income tax expense of $770.3 million, $869.2 million and $780.4 million, respectively, included $767.7 million, $864.9 million and $751.7 million, respectively, of REIT income not subject to federal taxation. The remaining income before income taxes of $2.6 million, $4.3 million and $28.7 million in 2010, 2009 and 2008, respectively, is income before income taxes of WPR. Income tax expense was $918 thousand, $1.6 million and $13.2 million, respectively, for 2010, 2009 and 2008. The decrease in income tax expense over the three year period was primarily related to the reduction in pre-tax income and the adoption of the Wells Fargo state tax settlement policy.

The sources of temporary differences that give rise to deferred income tax liabilities are interest rate swap contracts. The related tax effects at December 31, 2010, 2009 and 2008, were $30.3 million, $50.0 million and $62.1 million, respectively. The deferred income tax liability for 2010 reflects a $2.5 million reduction related to state tax settlement policy conformity and in 2009 included a $2.4 million increase related to purchase accounting adjustments recorded due to the acquisition of Wachovia by Wells Fargo.

Deferred income tax assets and liabilities are established for WPR to recognize the expected future tax consequences attributable to temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred income tax assets and liabilities is recognized in income during the period that includes the enactment date.

At December 31, 2010, WPR had no federal net operating loss carry forwards.

Wachovia Funding evaluates uncertain tax positions in accordance with FASB ASC 740, Income Taxes. Based upon its current evaluation, Wachovia Funding has concluded that there are no significant uncertain tax positions relevant to the jurisdictions where it is required to file income tax returns requiring recognition in the financial statements at December 31, 2010.

Wachovia Funding recognizes accrued interest and penalties, as appropriate, related to unrecognized income tax benefits in the effective tax rate. Wachovia Funding recognized no interest in 2010 and the balance of accrued interest was zero at December 31, 2010.

Management monitors proposed and issued tax law, regulations and cases to determine the potential impact to uncertain income tax positions. At December 31, 2010, management had not identified any potential subsequent events that would have a material impact on unrecognized income tax benefits within the next twelve months.

We are subject to U.S. federal income tax as well as income tax in certain state jurisdictions. We are not subject to federal income tax examinations for taxable years prior to 2007 or state income tax examinations for taxable years prior to 2006.

NOTE 8:    TRANSACTIONS WITH RELATED PARTIES

Wachovia Funding, as a subsidiary, is subject to certain income and expense allocations from affiliated parties for various services received. In addition, we enter into transactions with affiliated parties in the normal course of business. The principal items related to transactions with affiliated parties included in the accompanying consolidated balance sheets and consolidated statements of operations are described below. Due to the nature of common ownership of Wachovia Funding and the affiliated parties by Wells Fargo, the following transactions could differ from those conducted with unaffiliated parties.

As part of its investment activities, Wachovia Funding obtains loans and/or 100% interests in loan participations (which are both reflected as loans in the accompanying consolidated financial statements). As of December 31, 2010 and 2009, substantially all of our loans are in the form of loan participation interests. Although we may purchase loans from third parties, we have historically purchased loan participation interests from the Bank in loans it originated or purchased.

In 2010, we paid the Bank $3.2 billion in cash for a participation interest in consumer loans, which reflected fair value purchase prices.

In third quarter 2010, the Bank restructured a commercial lending relationship, which affected a participation interest from the Bank to Wachovia Funding. As a result, the Bank was required to purchase the participation interest, a commercial PCI loan, from Wachovia Funding at the unpaid principal balance. That participation interest had been recorded on our balance sheet at a value that was less than the unpaid principal balance. As a result of this transaction, we recorded a gain on sale to affiliate of $18.0 million.

The Bank services our loans on our behalf, which includes delegating servicing to third parties in the case of a portion of our residential mortgage products. We pay the Bank a percentage per annum fee for this service on commercial loans and on home equity loan products. For servicing fees related to residential mortgage products the monthly fee is equal to the outstanding principal of each loan multiplied by a percentage per annum or a flat fee per month. Included in loan servicing costs are fees paid to affiliates of $58.5 million in 2010, $63.0 million in 2009 and $64.6 million in 2008. Management fees represent reimbursements for general overhead expenses paid on our behalf. For 2010, management fees are calculated based on Wells Fargo’s total monthly allocated costs multiplied by a formula. The formula is based on our proportion of Wells Fargo’s consolidated: 1) full-time equivalent employees (FTEs), 2) total average assets and 3) total revenue. In 2009, Wachovia Funding was assessed monthly management fees based on its relative percentage of the Bank’s total consolidated assets and noninterest expense. For 2008, as an affiliate qualifying for an allocation with over $10 million in qualifying assets, we were assessed management fees based on our relative percentage of total consolidated assets and noninterest expense. These expenses amounted to $4.6 million in 2010, $10.2 million in 2009 and $18.7 million in 2008.

Eurodollar deposits with the Bank are our primary cash management vehicle. In each of the years in the three-year period ended 2010, we also entered into certain loan participations with affiliates and were allocated a portion of all income associated with those loans. At December 31, 2010 and 2009, eurodollar deposit investments due from the Bank included in cash and cash equivalents were $2.8 billion and $2.1 billion, respectively. Interest income earned on eurodollar deposit investments included in interest income was $1.3 million in 2010, $1.4 million in 2009 and $30.9 million in 2008.

Wachovia Funding has a swap servicing and fee agreement with the Bank whereby the Bank provides operational, back office, book entry, record keeping and valuation services related to our interest rate swaps. In consideration of these services, we pay the Bank 0.015% multiplied by the net amount actually paid under the interest rate swaps on the swaps’ payment date. Amounts paid under this agreement were $11 thousand in 2010, $13 thousand in 2009 and $11 thousand in 2008, and were included in loan servicing costs.

The Bank acts as our collateral custodian in connection with collateral pledged to us related to our interest rate swaps. For this service, we pay the Bank a fee equal to the sum of 0.05% multiplied by the fair value of noncash collateral and 0.05% multiplied by the amount of cash collateral. Amounts paid under this agreement were $79 thousand in 2010, $113 thousand in 2009 and $155 thousand in 2008. In addition, the Bank is permitted to rehypothecate and use as its own the collateral held by the Bank as our custodian. The Bank pays us a fee equal to the sum of 0.05% multiplied by the fair value of the noncash collateral it holds as custodian and the amount of cash collateral held multiplied by a market rate of interest. The collateral agreement with the counterparty allows us to repledge the collateral free of any right of redemption or other right of the counterparty in such collateral without any obligation on our part to maintain possession or control of equivalent collateral. Pursuant to the rehypothecation agreement, we had invested $105.3 million, $173.6 million and $239.9 million of cash collateral in interest-bearing investments with the Bank or other Wells Fargo subsidiaries at December 31, 2010, 2009 and 2008, respectively. Amounts received under this agreement were $345 thousand in 2010, $595 thousand in 2009 and $13.4 million in 2008, and were included in interest income on eurodollar investments noted above.

The Bank also provides a guaranty of our obligations under the interest rate swaps when the swaps are in a net payable position. In consideration, we pay the Bank a monthly fee in arrears equal to 0.03% multiplied by the absolute value of the net notional amount of the interest rate swaps. No amount was paid under this agreement in 2010, 2009 and 2008.

Wachovia Funding has a line of credit with the Bank. Under the terms of that facility, we can borrow up to $2.2 billion under revolving demand notes at a rate of interest equal to the average federal funds rate. At December 31, 2010 and 2009, we had no outstandings under this facility.

NOTE 9:    WACHOVIA PREFERRED FUNDING CORP. (PARENT)

The Parent, under the terms of a revolving credit agreement, can borrow from the Bank up to $1.0 billion at a rate of interest equal to the federal funds rate. At December 31, 2010, there were no borrowings outstanding between the Parent and the Bank. The Parent’s condensed financial statements follow.

Condensed Statement of Income

	Years ended December 31,

(in thousands)	2010	2009	2008

	(Successor)	(Successor)	(Predecessor)
Interest income	$903,056	924,400	872,958
Interest expense	-	346	3,171

Net interest income	903,056	924,054	869,787
Provision for credit losses	274,096	165,912	248,459

Net interest income after provision for credit losses	628,960	758,142	621,328

Noninterest income
Other income	173	422	5,976

Total noninterest income	173	422	5,976

Noninterest expense
Loan servicing costs	43,988	49,669	50,267
Management fees	3,442	7,461	13,328
Other	3,975	2,814	1,697

Total noninterest expense	51,405	59,944	65,292

Income before income tax expense and equity in undistributed net income of subsidiaries	577,728	698,620	562,012
Income tax expense	-	-	2,102

Income before equity in undistributed net income of subsidiaries	577,728	698,620	559,910
Equity in undistributed net income of subsidiaries	191,688	169,030	207,366

Net income	769,416	867,650	767,276
Dividends on preferred stock	185,866	160,678	293,229

Net income available to common stockholders	$583,550	706,972	474,047

Condensed Balance Sheet

	December 31,

(in thousands, except shares)	2010	2009

Assets
Cash and cash equivalents	$ 1,615,493	521,947
Loans, net of unearned income	11,393,119	12,635,555
Allowance for loan losses	(322,921)	(267,969)

Net loans	11,070,198	12,367,586

Investment in wholly owned subsidiaries	5,219,940	5,248,461
Accounts receivable - affiliates, net	158,128	127,248
Other assets	64,201	73,803

Total assets	$18,127,960	18,339,045

Liabilities
Other liabilities	$ 6,087	3,722

Total liabilities	6,087	3,722

Stockholders’ Equity
Preferred stock
Series A preferred securities, $0.01 par value per share, $750 million liquidation preference, non-cumulative and conditionally exchangeable, 30,000,000 shares authorized, issued and outstanding in 2010 and 2009	300	300
Series B preferred securities, $0.01 par value per share, $1.0 billion liquidation preference, non-cumulative and conditionally exchangeable, 40,000,000 shares authorized, issued and outstanding in 2010 and 2009	400	400
Series C preferred securities, $0.01 par value per share, $4.2 billion liquidation preference, cumulative, 5,000,000 shares authorized, 4,233,754 shares issued and outstanding in 2010 and 2009	43	43
Series D preferred securities, $0.01 par value per share, $913,000 liquidation preference, non-cumulative, 913 shares authorized, issued and outstanding in 2010 and 2009	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 99,999,900 shares issued and outstanding in 2010 and 2009	1,000	1,000
Additional paid-in capital	18,526,608	18,526,608
Retained earnings (deficit)	(406,478)	(193,028)

Total stockholders’ equity	18,121,873	18,335,323

Total liabilities and stockholders’ equity	$18,127,960	18,339,045

Condensed Statement of Cash Flows

	Years ended December 31,

(in thousands)	2010	2009		2008

	(Successor)	(Successor)		(Predecessor)
Cash flows from operating activities:
Net income	$ 769,416	867,650		767,276
Adjustments to reconcile net income to net cash provided (used) by operating activities
(Accretion) amortization of discount and premium on loans	(187,990)	(126,903)		1,510
Equity in undistributed net income of subsidiaries	(191,688)	(169,030)		(207,366)
Provision for credit losses	274,096	165,912		248,459
Accounts receivable/payable - affiliates, net	(25,264)	2,235		(195)
Other assets and other liabilities, net	11,967	(818)		(2,611)

Net cash provided by operating activities	650,537	739,046		807,073

Cash flows from investing activities:
Increase (decrease) in cash realized from
Investment in subsidiaries, net	220,209	234,619		234,682
Loans:
Purchases	(1,801,826)	(2,728,467)		(2,802,333)
Proceeds from payments and sales	3,007,492	2,808,484		2,616,639

Net cash provided by investing activities	1,425,875	314,636		48,988

Cash flows from financing activities:
Decrease in cash realized from
Cash dividends paid	(982,866)	(1,060,678)		(988,229)

Net cash used by financing activities	(982,866)	(1,060,678)		(988,229)

Net change in cash and cash equivalents	1,093,546	(6,996)		(132,168)
Cash and cash equivalents at beginning of period	521,947	528,943		661,111

Cash and cash equivalents at end of period	$ 1,615,493	521,947		528,943

Supplemental cash flow disclosures:
Cash paid for interest	$ -	346		3,171
Cash paid for income taxes	-	3,033		1,985
Change in noncash items:
Loan payments, net, settled through affiliate	(5,616)	(4,031)		44,742
Transfers from loans to foreclosed assets	10,536	3,455	(1)	3,607	(1)

(1) Revised to correct previously reported amounts.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

By:	/s/ RICHARD D. LEVY
Richard D. Levy Executive Vice President and Controller (Principal Accounting Officer)

Date: March 23, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated and on the date indicated.

Signature	Capacity

MARK C. OMAN*	President, Chief Executive Officer and Director, Wachovia Preferred Funding Corp. (Principal Executive Officer)
Mark C. Oman

TIMOTHY J. SLOAN*	Senior Executive Vice President and Chief Financial Officer, Wachovia Preferred Funding Corp. (Principal Financial Officer)
Timothy J. Sloan

RICHARD D. LEVY*	Executive Vice President and Controller, Wachovia Preferred Funding Corp. (Principal Accounting Officer)
Richard D. Levy

JAMES E. ALWARD*	Director
James E. Alward

HOWARD T. HOOVER*	Director
Howard T. Hoover

CHARLES F. JONES*	Director
Charles F. Jones

* By Ross E. Jeffries, Jr., Attorney-in-Fact

/S/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.

Date: March 23, 2011

EXHIBIT INDEX

Exhibit No.	Description	Location

(3)(a)	Certificate of Incorporation.	Incorporated by reference to Exhibit (3)(a) to Wachovia Funding’s Registration Statement on Form S-11 No. 333-99847.

(3)(b)	Form of Certificates of Designations for Series A, B, C and D preferred securities.	Incorporated by reference to Exhibit (3)(b) to Wachovia Funding’s Registration Statement on Form S-11 No. 333-99847.

(3)(c)	Form of Bylaws.	Incorporated by reference to Exhibit (3)(c) to Wachovia Funding’s Registration Statement on Form S-11 No. 333-99847.

(10)(a)	Form of Loan Participation Agreement and Agreement for Contribution between the Bank and Wachovia Preferred Holding.	Incorporated by reference to Exhibit (10)(a) to Wachovia Funding’s Registration Statement on Form S-11 No. 333-99847.

(10)(b)	Form of Loan Participation Assignment Agreement between Wachovia Preferred Holding and Wachovia Funding.	Incorporated by reference to Exhibit (10)(b) to Wachovia Funding’s Registration Statement on Form S-11 No. 333-99847.

(10)(c)	Form of Exchange Agreement among Wachovia, Wachovia Funding, and the Bank.	Incorporated by reference to Exhibit (10)(c) to Wachovia Funding’s Registration Statement on Form S-11 No. 333-99847.

(10)(d)	Promissory Note, dated as of September 1, 2002, between the Bank and Wachovia Funding.	Incorporated by reference to Exhibit (10)(d) to Wachovia Funding’s Registration Statement on Form S-11 No. 333-99847.

(12)(a)	Computations of Consolidated Ratios of Earnings to Fixed Charges.	Filed herewith.

(12)(b)	Computations of Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.	Filed herewith.

(21)	List of Subsidiaries.	Filed herewith.

(24)	Power of Attorney.	Filed herewith.

(31)(a)	Certification of principal executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	Filed herewith.

(31)(b)	Certification of principal financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	Filed herewith.

(32)(a)	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Filed herewith.

(32)(b)	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Filed herewith.

(99)	Wells Fargo & Company Supplementary Consolidating Financial Information.	Filed herewith.

Exhibit (31)(a)

WACHOVIA PREFERRED FUNDING CORP.

CERTIFICATIONS PURSUANT TO

SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

I, Mark C. Oman, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2010 of Wachovia Preferred Funding Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s third fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ MARK C. OMAN
Mark C. Oman
President, Chief Executive Officer and Director

Date: March 23, 2011

Exhibit (31)(b)

WACHOVIA PREFERRED FUNDING CORP.

CERTIFICATIONS PURSUANT TO

SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

I, Timothy J. Sloan, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2010 of Wachovia Preferred Funding Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s third fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ TIMOTHY J. SLOAN
Timothy J. Sloan
Senior Executive Vice President and Chief Financial Officer

Date: March 23, 2011

Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

As of December 31, 2010 and

For the Year Ended December 31, 2010

The “Bank” as noted herein refers to Wells Fargo Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON

SUPPLEMENTARY CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wells Fargo & Company

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2010, and the related consolidated statement of income, change in equity and comprehensive income and cash flows for the year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, and have issued our unqualified reports dated February 25, 2011.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wells Fargo & Company and Subsidiaries taken as a whole. The accompanying supplementary consolidating balance sheet information as of December 31, 2010, and related supplementary consolidating statement of income and change in stockholders’ equity for the year ended December 31, 2010, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as whole.

As discussed in Note 1 to the consolidated financial statements, Wells Fargo & Company adopted a new accounting standard related to its involvement with variable interest entities effective January 1, 2010.

/s/    KPMG LLP

San Francisco, CA

February 25, 2011

Wells Fargo & Company

Supplementary Consolidating Income Statement Information

	Year ended December 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$268	830	1,098
Securities available for sale	8,639	1,027	9,666
Mortgages held for sale	1,013	723	1,736
Loans held for sale	100	1	101
Loans	33,813	5,947	39,760
Other interest income	1,504	(1,069)	435
Total interest income	45,337	7,459	52,796
Interest expense
Deposits	2,871	(39)	2,832
Short-term borrowings	84	8	92
Long-term debt	1,741	3,147	4,888
Other interest expense	34	193	227
Total interest expense	4,730	3,309	8,039
Net interest income	40,607	4,150	44,757
Provision for credit losses	13,766	1,987	15,753
Net interest income after provision for credit losses	26,841	2,163	29,004
Noninterest income
Service charges on deposit accounts	4,924	(8)	4,916
Trust and investment fees	2,138	8,796	10,934
Card fees	3,541	111	3,652
Other fees	3,470	520	3,990
Mortgage banking	9,658	79	9,737
Insurance	97	2,029	2,126
Net gains from trading activities	173	1,475	1,648
Net gains (losses) on debt securities available for sale	(346)	22	(324)
Net gains from equity investments	7	772	779
Operating leases	811	4	815
Other	3,924	(1,744)	2,180
Total noninterest income	28,397	12,056	40,453
Noninterest expense
Salaries	12,155	1,714	13,869
Commission and incentive compensation	3,888	4,804	8,692
Employee benefits	3,580	1,071	4,651
Equipment	2,483	153	2,636
Net occupancy	2,551	479	3,030
Core deposit and other intangibles	2,094	105	2,199
FDIC and other deposit assessments	1,130	67	1,197
Other	10,828	3,354	14,182
Total noninterest expense	38,709	11,747	50,456
Income before income tax expense	16,529	2,472	19,001
Income tax expense	5,544	794	6,338
Net income before noncontrolling interests	10,985	1,678	12,663
Less: Net income from noncontrolling interests	273	28	301
Net income	$10,712	1,650	12,362
Net income applicable to common stock	$10,712	920	11,632

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information

	December 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Assets
Cash and due from banks	$17,518	(1,474)	16,044
Federal funds sold, securities purchased under resale agreements and other short-term investments	76,699	3,938	80,637
Trading assets	30,824	20,590	51,414
Securities available for sale	150,439	22,215	172,654
Mortgages held for sale	36,843	14,920	51,763
Loans held for sale	1,252	38	1,290

Loans	691,483	65,784	757,267
Allowance for loan losses	(19,637)	(3,385)	(23,022)
Net loans	671,846	62,399	734,245
Mortgage servicing rights:
Measured at fair value	14,748	(281)	14,467
Amortized	1,420	(1)	1,419
Premises and equipment, net	8,129	1,515	9,644
Goodwill	20,931	3,839	24,770
Other assets	71,629	28,152	99,781
Total assets	$1,102,278	155,850	1,258,128
Liabilities
Noninterest-bearing deposits	$167,588	23,668	191,256
Interest-bearing deposits	679,389	(22,703)	656,686
Total deposits	846,977	965	847,942
Short-term borrowings	30,206	25,195	55,401
Accrued expenses and other liabilities	55,421	14,492	69,913
Long-term debt	46,112	110,871	156,983
Total liabilities	978,716	151,523	1,130,239
Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	8,689	8,689
Common stock	519	8,268	8,787
Additional paid-in capital	98,971	(45,545)	53,426
Retained earnings	17,489	34,429	51,918
Cumulative other comprehensive income (loss)	5,280	(542)	4,738
Treasury stock	-	(487)	(487)
Unearned ESOP shares	-	(663)	(663)
Total stockholders’ equity	122,259	4,149	126,408
Noncontrolling interests	1,303	178	1,481
Total equity	123,562	4,327	127,889
Total liabilities and equity	$1,102,278	155,850	1,258,128

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year ended December 31, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Preferred stock
Balance, December 31, 2009	$-	8,485	8,485
Preferred stock issued to ESOP	-	1,000	1,000
Preferred stock converted to common shares	-	(796)	(796)
Balance, December 31, 2010	-	8,689	8,689
Common stock
Balance, December 31, 2009	520	8,223	8,743
Issued/converted	(1)	45	44
Balance, December 31, 2010	519	8,268	8,787
Additional paid-in capital
Balance, December 31, 2009	38,209	14,669	52,878
Business combinations	60,797	(60,797)	-
Capital infusion	262	(262)	-
Capital stock	(287)	287	-
Common stock issued	-	375	375
Preferred stock issued to ESOP	-	80	80
Preferred stock released by ESOP	-	(63)	(63)
Preferred stock converted to common shares	-	212	212
Common stock warrants repurchased	-	(545)	(545)
Common stock dividends	-	4	4
Tax benefit upon exercise of stock options	-	97	97
Stock option compensation expense	-	436	436
Purchase accounting adjustment	(10)	10	-
Net change in deferred compensation and related plans	-	(48)	(48)
Balance, December 31, 2010	98,971	(45,545)	53,426
Retained earnings
Balance, December 31, 2009	17,234	24,329	41,563
Cumulative effect from changes in accounting	168	(13)	155
Net income	10,712	1,650	12,362
Business combinations	1,925	(1,925)	-
Common stock issued	-	(376)	(376)
Common stock dividends	(12,550)	11,501	(1,049)
Preferred stock dividends	-	(737)	(737)
Balance, December 31, 2010	17,489	34,429	51,918
Cumulative other comprehensive income
Balance, December 31, 2009	452	2,557	3,009
Other comprehensive income	4,828	(4,828)	-
Unrealized losses related to factors other than credit	-	45	45
Net unrealized gains on securities available for sale	-	1,525	1,525
Net unrealized gains on derivatives and hedging activities	-	89	89
Unamortized gains under defined benefit plans, net of amortization	-	70	70
Balance, December 31, 2010	5,280	(542)	4,738
Treasury stock
Balance, December 31, 2009	-	(2,450)	(2,450)
Common stock issued	-	1,349	1,349
Common stock repurchased	-	(91)	(91)
Preferred stock converted to common shares	-	567	567
Net change in deferred compensation and related plans	-	138	138
Balance, December 31, 2010	-	(487)	(487)
Unearned ESOP shares
Balance, December 31, 2009	-	(442)	(442)
Preferred stock issued to ESOP	-	(1,080)	(1,080)
Preferred stock released by ESOP	-	859	859
Balance, December 31, 2010	-	(663)	(663)
Total Wells Fargo stockholders’ equity
Balance, December 31, 2009	56,415	55,371	111,786
Balance, December 31, 2010	122,259	4,149	126,408
Noncontrolling interests
Balance, December 31, 2009	178	2,395	2,573
Business combinations	1,425	(1,425)	-
Net income	273	28	301
Translation adjustments	-	12	12
All other net unrealized gains, net of reclassification of net gains included in net income	-	13	13
Noncontrolling interests	(573)	(845)	(1,418)
Balance, December 31, 2010	1,303	178	1,481
Total stockholders’ equity, December 31, 2010	$123,562	4,327	127,889

PROXY

WACHOVIA PREFERRED FUNDING CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

MAY 10, 2011

The undersigned holder of the Series A preferred securities of Wachovia Preferred Funding Corp. (the “Corporation”) hereby constitutes and appoints Mark C. Oman and Ross E. Jeffries, Jr., or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the Series A preferred securities of the Corporation held of record by the undersigned on April 1, 2011, at the Annual Meeting of Stockholders of the Corporation to be held on May 10, 2011, at 1:00 PM, local time, at the Westin Hotel Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

IMPORTANT: The proxy statement and annual report on Form 10-K are also available at www.wellsfargo.com (About Us>Investor Relations>More>SEC and Other Regulatory Filings>Other Regulatory Filings>Wachovia Preferred Funding Corp. Filings).

For information about how to obtain directions to be able to attend the meeting and vote in person, please contact 1-866-697-9377.

SEE REVERSE SIDE

Wachovia Preferred Funding Corp.

Instructions for Voting Your Proxy

Simply sign and date your proxy card and return it in the postage-paid envelope.

COMPANY NUMBER	CONTROL NUMBER

☒    PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. A Wachovia Preferred Funding Corp. proposal to elect directors: James E. Alward, Howard T. Hoover, Charles F. Jones and Mark C. Oman.

☐	FOR all nominees listed (except as indicated to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided.

I will attend the Annual Meeting of Stockholders    ☐

Signature

Signature (if held jointly)

Date

NOTE: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.